      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 17, 2000


                                                      REGISTRATION NO. 333-92191
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3
                                       TO


                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              COLORSMART.COM, INC.

                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)
                         ------------------------------

                 NEVADA                                     2750                                  62-17217446
               (State or                             (Primary Standard                          (I.R.S. Employer
     Jurisdiction of Incorporation               Industrial Classification                       Identification
            or Organization)                            Code Number                                 Number)

                            ------------------------

                                537 MYATT DRIVE
                            MADISON, TENNESSEE 37115
                                  615-612-4002

         (Address and Telephone Number of Principal Executive Offices)
                         ------------------------------

                             ROGER D. FINCHUM, SR.
                            CHIEF EXECUTIVE OFFICER
                              COLORSMART.COM, INC.
                                537 MYATT DRIVE
                            MADISON, TENNESSEE 37115
                            615-612-4002 (TELEPHONE)
                            615-612-4005 (FACSIMILE)
           (Name, Address, And Telephone Number Of Agent For Service)
                         ------------------------------

                                   COPIES TO:

      EDWARD H. BURNBAUM, ESQ.           GREGORY BARTKO, ESQ.          JAY M. KAPLOWITZ, ESQ.
   LYNCH ROWIN NOVACK BURNBAUM &            3475 LENOX ROAD            ARTHUR S. MARCUS, ESQ.
           CRYSTAL, P.C.                       SUITE 400          GERSTEN, SAVAGE & KAPLOWITZ, LLP
       300 EAST 42(ND) STREET           ATLANTA, GEORGIA 30326         101 EAST 52(ND) STREET
      NEW YORK, NEW YORK 10017         404-238-0550 (TELEPHONE)       NEW YORK, NEW YORK 10022
     (212) 682-4002 (TELEPHONE)        404-238-0551 (FACSIMILE)      (212) 752-9700 (TELEPHONE)
     (212) 986-2907 (FACSIMILE)                                      (212) 980-5192 (FACSIMILE)

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering: [    ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering: [    ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering: [    ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434,
check the following box: [    ]
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

             TITLE OF EACH CLASS                                     PROPOSED MAXIMUM         PROPOSED
              OF SECURITIES TO                    AMOUNT TO BE        OFFERING PRICE           MAXIMUM
                BE REGISTERED                      REGISTERED          PER SHARE(1)       OFFERING PRICE(1)           FEE
Shares of common stock, par value $.001 per
  share (2)..................................       2,300,000             $12.00             $27,600,000            $7,673
Representative's warrants (4)................        200,000              $ .001             $      200               --
Common stock issuable upon exercise of the
  representative's warrants (3)..............        200,000              $19.80             $ 3,960,000            $1,101
Total........................................       2,700,000               --               31,560,200             $8,774

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

(2) Includes 300,000 shares that the underwriters have the option to purchase to cover over-allotments, if any.

(3) Pursuant to Rule 416, we are registering additional securities as may become issuable pursuant to the anti-dilution provisions of the representative's warrants.

(4) No registration fee is required pursuant to Rule 457 of the Securities Act.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED MAY 17, 2000

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                     [LOGO]

                              COLORSMART.COM, INC.

                                2,000,000 SHARES
                                  COMMON STOCK

    This is an initial public offering of 2,000,000 shares of ColorSmart.com, Inc. Before this offering, there has been no public market for any of our securities. We anticipate that the initial public offering price range will be $10.00 to $12.00 per share.


    These are speculative securities and investors will experience significant dilution. Investing in the shares involves certain risks. See "Risk Factors" beginning on page 6.


    NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                              PER SHARE      TOTAL
                                                              ---------   -----------
-  Price to the public......................................   $12.00     $24,000,000
-  Underwriting discounts and commissions...................   $ 1.08     $ 2,640,000
-  Proceeds, before expenses, to ColorSmart.................   $10.92     $21,360,000


    The underwriters may, under certain circumstances, purchase an additional 300,000 shares from us at the initial public offering price less the underwriting discount to cover any over-allotments.

    Delivery of the securities offered hereby will be made on or about
            , 2000, in New York, New York. The underwriters are offering the shares on a firm commitment basis.

    The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state where the offer and sale is not permitted.

                            NUTMEG SECURITIES, LTD.


                         Prospectus Dated May   , 2000.

                               TABLE OF CONTENTS


                                                              PAGE NO.
                                                              --------
Prospectus Summary..........................................       1
The Offering................................................       3
Summary Financial Data......................................       4
Risk Factors................................................       6
Cautionary Note Regarding Forward-Looking Statements........       9
Use Of Proceeds.............................................       9
Dividend Policy.............................................      10
Capitalization..............................................      11
Dilution....................................................      12
Selected Consolidated Financial Data........................      13
Management's Discussion And Analysis Of Financial Condition
  And Results Of
  Operations................................................      15
Business....................................................      21
Management..................................................      29
Certain Transactions........................................      34
Principal Stockholders......................................      35
Description Of Securities...................................      35
Shares Eligible For Future Sale.............................      38
Underwriting................................................      39
Legal Matters...............................................      41
Experts.....................................................      41
ColorSmart.com, Inc. Financial Statements...................     F-1
1199 MAC, Inc., d/b/a Magnum Digital Services Financial
  Statements................................................    F-17
Display Arts, Inc. Financial Statements.....................    F-29
Advertising That Works, Inc. Financial Statements...........    F-41
Virtual Support CC..........................................    F-50
Virtual Colour Printing CC..................................    F-62
Virtual Colour Properties CC................................    F-74
Virtual Colour CC...........................................    F-85
Stonehouse Graphics (Pty) Limited Financial Statements......    F-99
Top Copy CC Financial Statements............................   F-109
ColorSmart.com, Inc. Consolidated Pro Forma Financial
  Statements................................................   F-119

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THE FOLLOWING IS NOT COMPLETE AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT INVESTORS SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES. INVESTORS SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE FINANCIAL STATEMENTS THAT ARE A PART OF THIS PROSPECTUS.

OUR BUSINESS


    We are positioning ourselves through a series of acquisitions to become a leading consolidator in the digital graphics industry and we believe we will be one of the largest digital graphics companies in the Southeastern United States and in the Republic of South Africa. Our comprehensive electronic commerce applications allow businesses to privately access their own virtual portfolio of digitally created printed graphics and multimedia applications through our fully secure web site. We believe our applications of leading edge Internet and digital technology enables us to be price-competitive while providing customers with the highest level of security, selection, speed and support.



    Commercial digital graphics involves the production of a wide range of marketing, advertising and media imaging and digital printing using cutting-edge software and digital printing equipment. It is the digitizing of the input that reduces production time, costs and errors and provides the flexibility to handle small, specialized jobs as easily as producing simple, mass-produced jobs. Digital printing and imaging customers include companies of all sizes and in all industries where full-color imaging and production are required. Our digital printing technologies enable us to receive and deliver customer services most effectively through our Internet applications.



    Key elements of our business strategy include:



    - Focusing primarily on the Internet business-to-business market for digital printing services;



    - Utilizing the most current digital and multimedia technology available to maintain a technological edge over our competition;



    - Expanding beyond traditional printing products and services into multimedia video and audio business-to-business applications primarily tailored for the Internet and CD-ROM;



ACQUISITIONS



    We have entered into agreements to purchase the stock or assets of companies that have operating histories of up to 11 years, with strong, experienced management teams, solid customer bases and reputations of providing the highest levels of quality service and products. These companies further our goal of providing a full range of digital graphic products and services to other geographic areas and increasing our market share in the Southeastern United States and the Republic of South Africa. We will continue to analyze future acquisitions in the United States, Europe and South Africa. We have entered into agreements with the following companies:



    - Magnum Digital Services specializes in a process known as dye sublimation, in which digital images are applied to a variety of mediums ranging from paper to stone and just about any medium in between. The delicate sublimation process heats the ink until it becomes a gas, at which time the images are transferred in to, rather than on to, the medium. The company is located in Coconut Creek, Florida and has been operating for five years.



    - Advertising That Works is a wholesaler, fabricator, and finisher of banners and screen printed posters. This company expects to be 100% digital by the third quarter of 2000. The company is located in Atlanta, Georgia and has been operating for 10 years.

    - Stonehouse Graphics is one of two billboard and backlit fabricators in the Republic of South Africa. The company accounts for 40% of the billboard printing done in southern Africa. The company, which is 100% digital, is located in Johannesburg, South Africa and has been operating for 11 years.



    - Display Arts specializes in trade show graphics and trade show display booths. They are the exclusive regional distributor for Nimlock products, a leading display manufacturing company. The company has locations in Nashville, Memphis, and Knoxville, Tennessee and has been operating for 10 years.



    - Top Copy specializes in copying services and offset print services. They cater to small business as well as the retail trade. The company is located in Cape Town, South Africa and has been operating for three years. We will be acquiring substantially all of the assets of Top Copy.



    - Virtual Colour Group is one of the leaders in digital services technology in South Africa. They are a fully digital shop offering both design and print services for brochures, catalogs, and magazines on an international basis. The company is located in Cape Town, South Africa and has been operating for four years. The Virtual Colour Group consists of six companies that are operated as a single entity. Throughout this prospectus, we refer to the four companies whose assets we are acquiring as a single group called Virtual Colour Group.



    In addition to the acquisitions described above, we have acquired over 21% of the outstanding common stock of Jamberry Lake Digital Media, Inc. Jamberry specializes in producing digital products and services for use on the Internet, as well as traditional marketing and promotional campaigns, revolving around CD and mini CD-Rom. Jamberry is located in Summit, New Jersey and has been operating since August 1999.


    A partial list of the clients of the companies listed above include: ABSA South Africa, Allstate, Autozone, Bank of America, Bell South, Carnival Cruise Lines, Coca-Cola, Columbia Healthcare, Federal Express, First Union Bank, Fruit of the Loom, Hewlett Packard, IBM, Ingram Book, McDonalds, MCI WorldCom, Motorola, Nations Bank, Nissan Motor Corporation, Phillip Morris, RCA Music, Saturn Corporation, Siemens, South African Breweries, Standard Bank, United Parcel Service, U.S. Post Office, Visa, Wachovia, and Willis Corroon.

CORPORATE BACKGROUND

    We were incorporated on July 18, 1997, as ColorSmart, Inc., in Nevada. On December 29, 1998, we amended our certificate of incorporation to change our name to ColorSmart.com, Inc. We have conducted our business under that name since the amendment. Our executive office is located at 537 Myatt Drive, Madison, Tennessee. Our telephone number is (615) 612-4002. Our facsimile number is (615) 612-4005. Our web site address is www.colorsmart.com. In this prospectus, "ColorSmart," "we", "us" and "our" refer to ColorSmart.com, Inc.

                                  THE OFFERING

Securities that we are offering....................  2,000,000 shares of our common stock.
Common stock outstanding before this offering......  4,257,112 shares.
Common stock to be outstanding after this
  offering.........................................  6,257,112 shares.
Preferred stock outstanding before this offering...  33,610 shares.
Preferred stock outstanding after the offering.....  33,610 shares.
Use of proceeds....................................  Towards the cash portion of the purchase price for the acquisitions described above; new
                                                     equipment purchases; implementation of a
                                                     marketing program; expansion of our business
                                                     through the hiring of additional personnel; and,
                                                     general corporate purposes.
Proposed NASDAQ National Market System symbol
  Common stock.....................................  "COLR"

    Unless stated otherwise, all information in this prospectus assumes:

       - an initial public offering price of $12.00 per share; and excludes

           - the exercise of the underwriter's over-allotment option to purchase 300,000 shares; and


           - the exercise of the 200,000 common stock purchase warrants granted to Nutmeg Securities, Ltd., the representative of the underwriters, to purchase 200,000 shares of our common stock exercisable at 165% of the initial public offering price, or $19.80 per share.


WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US


    We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions.


    The registration statement, including all amendments, exhibits and schedules thereto, may be inspected without charge at the offices of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street NW, Washington, D.C. 20549 and the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street NW, Washington, DC. 20549. The Securities and Exchange Commission also maintains a Web site (http://www.sec.gov) through which the registration statement and other information can be retrieved.

    We intend to apply for listing of our securities on the Nasdaq National Market System, and upon listing, investors can obtain information about us on its Web site, (http://www.Nasdaqamex.com.)

    Upon effectiveness of the registration statement, we will be subject to the reporting and other requirements of the Securities Exchange Act of 1934 and intend to furnish our stockholders annual reports containing financial statements audited by our independent accountants and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.

                             SUMMARY FINANCIAL DATA


    The following table summarizes the financial data of our business for the years ended November 30, 1998 and 1999. The financial data summarized below on a proforma basis assumes the consummation of all nine of the acquisitions we have pending at the date of this prospectus on the terms included in the acquisition agreements.



    The following information is qualified by reference to, and should be read together with, the historical financial data for the years ended November 30, 1998 and 1999 and should be read in conjunction with our audited financial statements included elsewhere in this prospectus. The data presented below should also be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and accompanying notes appearing elsewhere in this prospectus.



                                                         FISCAL YEAR ENDED
                                                      ------------------------
                                                       NOVEMBER     NOVEMBER
                                                       30, 1998     30, 1999
                                                      ----------   -----------
Statement of Operations Data:
Revenues............................................  $ 127,191    $    57,617
Cost of revenues....................................     63,886         40,469
Operating costs and expenses........................    757,059      1,081,177
                                                      ----------   -----------
(Loss) income from operations.......................   (693,754)    (1,064,029)
Interest expense (net of interest income)...........       (920)       (20,706)
                                                      ----------   -----------
Net loss............................................  $(694,674)   $(1,084,735)
                                                      ----------   -----------
Basic and diluted earnings (loss) per share.........  $    (.22)   $      (.27)
Shares used in computing basic and diluted earnings
  per share.........................................  3,110,229      4,051,971



    The following table includes a summary of our balance sheet at November   ,
1999:


       - on an actual basis;


       - on a pro forma basis giving effect to the consummation of the nine acquisitions we have pending at the date of this prospectus on the terms included in the acquisition agreements; the issuance of 33,610 shares of our preferred stock and 33,610 common stock purchase warrants exercisable to purchase 33,610 shares of our common stock at $5.00 per share, which were combined and sold as units pursuant to Rule 506 of Regulation D at $15.00 per unit in connection with our private placement conducted from July 10, 1999 through November 15, 1999, which resulted in our receipt of $252,075 in aggregate offering proceeds;



       - as adjusted to give affect to the issuance of 2,000,000 shares of common stock offered by us at an offering price of $12.00 per share; the consummation of all nine of the acquisitions we have pending at the date of this prospectus on the terms included in the acquisition agreements; the issuance of 33,610 shares of our preferred stock and 33,610 common stock purchase warrants exercisable to purchase 33,610 shares of our common stock at $5.00 per share, which were combined and sold as units pursuant to Rule 506 of Regulation D at $15.00 per unit in connection with our private placement conducted from July 10, 1999 to November 15, 1999, resulting in our receipt of $252,075 in aggregate offering proceeds.



                                                     NOVEMBER 30, 1999                     AS
                                                          ACTUAL          PRO FORMA     ADJUSTED
                                                     -----------------   -----------   -----------
Balance Sheet Data:
Cash and cash equivalents..........................      $      --       $   132,414   $13,692,414
Total working capital (deficit)....................       (207,326)         (272,716)   13,287,284
Total assets.......................................        958,650         9,880,198    23,439,064
Short term debt, current portion of long term
  liabilities and current related party
  obligations......................................        138,845           163,587       163,587
Long term debt.....................................         75,035               -0-           -0-
Total liabilities..................................        313,361         1,541,148     1,541,148
Stockholders' equity...............................        645,289         8,339,050    21,897,916
                                                         ---------       -----------   -----------
      Total liabilities and stockholders' equity...      $ 958,650         9,880,198    23,439,064
                                                         =========       ===========   ===========

                                  RISK FACTORS

    AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE INVESTING IN OUR SECURITIES.


    WE HAVE A LIMITED OPERATING HISTORY AND MAY FACE DIFFICULTIES ENCOUNTERED BY EARLY STAGE COMPANIES IN NEW AND RAPIDLY EVOLVING MARKETS. Although some of our targeted acquisitions have historical operating histories, we have a limited operating history and have only been providing our services and digital graphics products since July 1997. Our prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently experienced by early stage companies.



    WE HAVE INCURRED NET LOSSES SINCE COMMENCING OUR BUSINESS AND EXPECT LOSSES FROM OPERATIONS IN THE FUTURE. We have not achieved profitability and expect to continue to incur operating losses for the foreseeable future. We expect to continue to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future and we will need to generate significant revenues to achieve and maintain profitability.



    WE MAY BE UNABLE TO MEET OUR FUTURE CAPITAL REQUIREMENTS. We may require additional funding. We currently do not have a credit facility or any commitments for additional financing from either our management or from other third party sources. If adequate funds are not available on a timely basis or on acceptable terms, we may be unable to fund our expansion, develop or enhance our services or respond to competitive pressures.



    THE FUTURE SALE OF OUR SECURITIES WILL DILUTE THE PERCENTAGE OWNERSHIP OF STOCKHOLDERS. If we raise additional capital through the sale of equity, including preferred stock, or convertible debt securities, the percentage of ownership of our stockholders will be diluted.


    SINCE THE E-COMMERCE DIGITAL GRAPHICS MARKET IS RELATIVELY NEW, WE DO NOT KNOW IF OUR SERVICES WILL GENERATE MARKET ACCEPTANCE. The commercial market for e-commerce digital graphics services and products is relatively new and we do not know if our products and services will generate widespread market acceptance. Several factors may contribute to our products and services not achieving broad market acceptance, which include:

    - Failure to build brand recognition of ColorSmart.com;

    - Increased competition among other consolidators; and

    - Failure of clientele to use our electronic commerce site.


    SINCE WE UTILIZE E-COMMERCE APPLICATIONS OVER THE INTERNET, THERE ARE RISKS TO OUR BUSINESS THAT ARE ASSOCIATED WITH ONLINE COMMERCE. We rely on encryption and authentication technology licensed from third parties to effect secure transmission of confidential information. If any compromise of our security occurs, it would injure our reputation and could impact the success of our business.



    THE TECHNOLOGIES WE USE IN OUR DIGITAL GRAPHICS BUSINESS ARE SUBJECT TO RAPID TECHNOLOGICAL CHANGE AND COULD CAUSE US TO MAKE SIGNIFICANT CAPITAL INVESTMENT IN NEW EQUIPMENT. Newer technologies, techniques or products for the delivery of digital graphics, and the other ancillary services we offer, could be developed with better performance than the technologies that we use. The availability of new and better technologies could require us to make significant investments in technology, render our current technology obsolete and have a significant negative impact on our business and results of operations.



    OUR BUSINESS FACES RISKS ASSOCIATED WITH UNCERTAINTIES ASSOCIATED WITH THE INTERNET AND ELECTRONIC COMMERCE. A number of legislative and regulatory proposals under consideration by federal, state, local and foreign governmental organizations may lead to laws or regulations concerning various aspects of the Internet, including: online content; user privacy; taxation; access charges; liability for third-party activities; and jurisdiction. The adoption of new laws is uncertain. The adoption of new laws or the application of existing laws may decrease the use of the Internet, which would decrease the demand for our services, increase our cost of doing business or otherwise have an adverse effect on our business.



    INCREASED INTERNET ACCESS FEES COULD LESSEN DEMAND FOR OUR
SERVICES. Certain telephone carriers claim that the increasing popularity of the Internet has burdened the existing telecommunications infrastructure. These carriers have petitioned the Federal Communications Commission to impose access fees on Internet service providers. If these access fees are imposed, the costs of using the Internet could increase, which could decrease demand for our services and increase our cost of doing business.



    THE NATURE OF OUR PRINTING AND GRAPHICS BUSINESS IS SUCH THAT OPERATING RESULTS MAY FLUCTUATE DUE TO A NUMBER OF FACTORS, SUCH AS THE SUCCESS OF OUR ACQUISITIONS, OUR CUSTOMER BUYING PATTERNS AND OVERALL TRENDS IN THE
ECONOMY. Our operating results have fluctuated as a result of a number of factors, including overall trends in the economy, acquisitions of the new businesses that we have under contract and customer buying patterns, which are characterized by individual orders from customers rather than long-term contracts. As such, we are not able to forecast, for more than a few months in advance, the number, size and profitability of printing jobs in a given period. Consequently, the timing of projects in any quarter could have a significant impact on financial results in that quarter.



    WE HAVE ENTERED INTO AGREEMENTS TO ACQUIRE THE STOCK OR ASSETS OF NINE SEPARATE BUSINESSES PERFORMING DIGITAL PRINTING AND MULTIMEDIA SERVICES. THESE ACQUISITIONS MAY HAVE ADVERSE EFFECTS ON OUR OPERATING RESULTS. A significant element of our growth strategy is to expand by acquiring digital printing companies. Initially, our strategy has been focused on targets located in the Southeastern United States, due to our location, and in the Republic of South Africa, due to our familiarity with business operations there. There can be no assurance that we will be able to identify and acquire such companies, nor that we will be able to finance significant acquisitions in the future. Any acquisition may initially have an adverse effect upon our operating results while the acquired businesses are adopting our management's practices. In addition, there can be no assurance that we will be able to establish, maintain or increase profitability of a business we acquire.



    IF WE ARE UNABLE TO IMPLEMENT OUR ACQUISITION STRATEGY, WE MAY NOT SUCCEED OR MAY BE LESS SUCCESSFUL IN THE FUTURE. Financing needed to complete significant acquisitions may not always be available to us on satisfactory terms. Further, our acquisition strategy presents a number of special risks to us that we would not otherwise experience, including possible adverse effects on our earnings, diversion of management's attention from our core business due to special attention to the businesses acquired, our failure to retain key acquired personnel and risks associated with unanticipated events or liabilities arising after our acquisitions have been completed, some or all of which could have a material adverse effect on our business, financial condition and results of operations.



    WE MAY EXPERIENCE DIFFICULTY IN INTEGRATING THE ACQUIRED BUSINESSES AND ASSETS INTO OUR OPERATIONS. If we are unable to manage and integrate our pending acquisitions after we consummate the purchases, we may at some point in the future experience difficulty in profitably managing all of the acquired businesses or successfully integrating the acquired businesses as a whole without substantial costs, delays or other operational or financial problems that we had not previously experienced. We may not in all circumstances be able to establish, maintain or increase profitability of an acquired entity.



    WE MAY NOT COMPETE EFFECTIVELY WITH OTHER DIGITAL GRAPHICS COMPANIES THAT HAVE MORE RESOURCES AND EXPERIENCE THAN US. Many of our competitors have substantially greater financial, technical, managerial, marketing and other resources than we do and they may compete more effectively than we can. We also have competition from small fragmented print shops that operate in the same geographic areas as we do. If our competitors offer digital graphics services at lower prices than we do, we may have to lower the prices we charge, which will adversely affect our results of operations.

    SIGNIFICANT DECREASES IN DIGITAL GRAPHICS PRICES COULD HARM OUR BUSINESS BY MAKING IT MORE ATTRACTIVE FOR SMALLER PRINT SHOPS AND DIGITAL GRAPHICS BUSINESSES TO BUY THEIR OWN DIGITAL GRAPHICS EQUIPMENT AND TECHNOLOGIES AND FORCE US TO LOWER PRICES. A significant reduction in the price of our digital graphics equipment could reduce the demand for our products and services by making it economically more attractive for other small businesses to buy their own digital graphics equipment instead of utilizing our services. Also, equipment price decreases could force us to reduce our fees in response to this reduction in demand or as a means to remain competitive with digital graphics service providers.


    OUR MANAGEMENT WILL CONTROL 62.7% OF OUR COMMON STOCK AFTER THIS OFFERING AND THEIR INTERESTS MAY BE DIFFERENT FROM AND CONFLICT WITH YOURS. Following this offering, our executive officers and directors will beneficially own a total of approximately 62.7% of our outstanding common stock assuming that there is no exercise of the underwriter's over-allotment option, and approximately 54% if the underwriter's over-allotment option is exercised in full. Accordingly, if our management acts together, they have the power to control the election of all of our directors and the approval of significant corporate transactions for which the approval of our stockholders is required. If you purchase our securities, you may have no effective voice in our management.


    THE MANNER IN WHICH WE OBTAIN OUR DIGITAL GRAPHICS EQUIPMENT INCREASES OUR LEVERAGE AND FINANCE COSTS. We may finance the purchases of our digital graphics equipment. The use of leverage to finance our equipment increases our risk of loss as opposed to if we borrowed a smaller portion or none of the purchase price of this equipment. Our risk is increased because we must satisfy these obligations on specific dates, regardless of our revenues. If we do not meet our debt service payments when due, we may be forced to forfeit the equipment securing the debt.

    OUR SUCCESS DEPENDS UPON THE EFFORTS OF, AND OUR ABILITY TO RETAIN, KEY PERSONNEL, INCLUDING OUR CHIEF EXECUTIVE OFFICER. We believe that the efforts of our senior management and key employees, particularly that of our chief executive officer, Roger D. Finchum Sr., are essential to our operations and growth. We have entered into a two-year employment agreement with Mr. Finchum, and we intend to obtain key man life insurance on the life of Mr. Finchum in the amount of $1,000,000 prior to the completion of this public offering. If we do not succeed in retaining or motivating our current personnel or in hiring additional qualified employees, our business will be materially adversely affected. In addition, competition for personnel in our industry, including the people that perform our services, is intense and there can be no assurance that we will be able to attract and retain the necessary personnel.


    THE REPRESENTATIVE OF THE UNDERWRITERS WILL CONTINUE TO HAVE INFLUENCE OVER US FOLLOWING THE COMPLETION OF THIS PUBLIC OFFERING. We have given Nutmeg Securities, Ltd., the representative of the underwriters, the right, for a period of two years from the completion of this offering, to designate an observer to our board of directors. Although this designated observer will have no voting privileges as a director, he will have the right to receive notices of our directors' meetings and may have some influence over decisions made by our board of directors during the two-year period. Upon completion of this offering, the representative will also receive, for nominal consideration, warrants to purchase 300,000 shares of our common stock.


    THERE ARE INHERENT RISKS WITH REGARD TO THE COMPANIES' OPERATIONS IN SOUTH AFRICA. After consolidation, we will be operating three businesses in South Africa. As with any overseas operations the presiding political and economic climate may have an impact on our overseas operating subsidiaries. Currently, the South African economy suffers from both high unemployment and high inflation. Should the South African economy become severely unstable, this could have a significant negative impact on our business and results of operations.


    THERE ARE CURRENCY AND EXCHANGE RATE RISKS WITH OPERATING OUR BUSINESS IN THE REPUBLIC OF SOUTH AFRICA. Some of the revenues we may generate in South Africa after we consummate the purchase agreements with our South African acquisitions will be in South African Rands, not in U.S. dollars. The value of the currency in South Africa fluctuates as compared to the U.S. dollar, and as a result, revenues that may be generated from our prospective operations in South Africa may have more or less value from time to time as compared to the U.S. dollar. These currency and exchange rate risks associated with our pending South African acquisitions may have a negative effect on our overall financial condition and results of operations.


              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates, and projections about our industry, our beliefs and assumptions. Words including "may," "could," "would," "will," "anticipates," "expects," "intends," "plans," "projects," "beliefs," "seeks," "estimates," and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties are described in "Risk Factors" and elsewhere in this prospectus. We caution you not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus. We are not obligated to update these statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                USE OF PROCEEDS


    We estimate that we will receive net proceeds of approximately $21,360,000 from our sale of the 2,000,000 shares offered hereby, assuming an initial public offering price of $12.00 per share and excluding expenses of the offering which are estimated to be approximately $2,640,000. If the underwriters exercise their over-allotment option in full, we will receive net proceeds of approximately $25,116,000. These amounts are after deducting estimated underwriting discounts and commissions, and after fees and expenses of approximately $500,000, payable by us. We intend to use the net proceeds as follows:



                                                                        PERCENT
                                                              NET          OF
                                                           PROCEEDS      TOTAL
                                                          -----------   --------
Acquisitions............................................  $ 7,800,000     40.3%
Equipment and Software Purchases and Upgrades...........    4,000,000     18.3%
Sales and Marketing.....................................    3,500,000     16.0%
Repayment of Debt.......................................      920,000      4.2%
Hiring executive personnel and technicians..............    1,000,000      4.6%
General corporate and working capital purposes..........    4,140,000     16.6%
                                                          -----------    -----
      Total.............................................  $21,360,000    100.0%
                                                          ===========    =====



    We intend to use approximately 40.3% of the net proceeds of this offering as the cash portion of the purchase prices for completion of the nine pending acquisitions we have under agreements, all of which should be consummated concurrently with the completion of this offering. This public offering is not contingent on the closing of any of our pending acquisitions. To the extent that we do not actually close on one or more of our pending acquisitions, funds received from this offering for targeted acquisitions that do not close will be added to general corporate and working capital and used primarily to make one or more acquisitions in substitute for any pending acquisition that does not ultimately close.


    Of our total net proceeds, we have allocated 18.3% of the net proceeds for the purchase or upgrading of digital printing equipment for the companies we intend to acquire pursuant to our pending acquisition agreements, as well as for facilities costs associated with building improvements to be made in several locations where we will operate the newly acquired companies and their assets.

    16.0% of the net proceeds of our offering are allocated to sales and marketing expenditures that will include advertising and banner costs associated with our advertising programs on the Internet, expansion and re-design of our web-site to include descriptions of our newly acquired acquisitions, and a marketing program intended to inform our prospective customer base of our products and services.

    A small portion of our net proceeds will be utilized for expansion of our internal corporate operations, which include expanding our computer networks, equipment for our corporate office facilities, software and new web-site development costs. Approximately 4.6% of the net proceeds will be allocated for costs associated with hiring additional personnel.


    Approximately 4.2% of the net proceeds will be used to repay existing debt. Most of these proceeds, or approximately $650,000, will be used to repay promissory notes we have issued to our chief executive officer, Mr. Finchum, Sr. for capital he has advanced to us during the public offering process.



    The proposed allocation of the net proceeds represents our best estimate of the allocation of the net proceeds of the offering based upon the current status of our operations, our current plans and current economic conditions. We may reallocate the net proceeds among the categories listed above. We also may, when the opportunity arises, acquire or invest in complementary businesses, products or technologies. However, we have no present understandings, commitments or agreements with respect to any acquisition or investment other than our nine pending acquisitions. Any net proceeds received from the sale of the underwriter's over-allotment option will be allocated to working capital and general corporate purposes.



    We anticipate that the net proceeds of this offering along with cash provided by operations, will be sufficient to fund our operations and capital requirements for at least the 12 months following the date of this prospectus. However, there can be no assurance that the net proceeds of this offering and cash provided by operations will satisfy our requirements for any particular period of time. To the extent capital resources are insufficient to meet future capital requirements, we may have to raise additional funds to satisfy our requirements. No arrangements or agreements have been made with our management or existing stockholders to provide any additional capital for future needs. There can be no assurance that such funds will be available on acceptable terms, if at all.


    Pending application of the net proceeds in the manner described above, we intend to invest the net proceeds in short-term, interest bearing investment grade securities.

                                DIVIDEND POLICY

    We have never declared or paid any cash or stock dividends on our capital stock. We intend to reinvest earnings, if any, to fund the growth and expansion of our business and, therefore, we do not anticipate paying cash dividends on our common stock in the foreseeable future. The declaration of dividends will be at the discretion of our board of directors and will depend upon our earnings, capital requirements, financial position, general economic conditions, and other pertinent factors.

                                 CAPITALIZATION

    The following table sets forth our:

    - actual capitalization as of November 30, 1999;


    - pro forma as adjusted capitalization giving effect to the sale of the 2,000,000 shares offered hereby at an assumed offering price of $12.00 per share, after deducting underwriting commissions and estimated offering expenses, and the application of the estimated net proceeds from this offering.


    The following table should be read in conjunction with our financial statements, related notes and other financial information included elsewhere in this prospectus.


                                                                   NOVEMBER 30, 1999
                                                         --------------------------------------
                                                                                     PROFORMA
                                                           ACTUAL      PROFORMA     AS ADJUSTED
                                                         ----------   -----------   -----------
Short term debt, current portion of long term
  liabilities and current related party obligations....  $  138,845   $   163,587   $   163,587
                                                         ==========   ===========   ===========
Long term debt.........................................  $   75,035   $       -0-   $       -0-
                                                         ==========   ===========   ===========
Stockholders' (deficit) equity:
  Preferred Stock, $.001 par value; $7.50 liquidation
    preference value, 1,000,000 shares authorized;
    33,610 issued and outstanding, actual; 33,610
    issued and outstanding, pro forma 33,610 issued and
    outstanding as adjusted............................          34            34            34
  Common stock, $.001 par value; 24,000,000 shares
    authorized; 4,257,112 issued and outstanding,
    actual; 4,257,112 issued and outstanding, pro
    forma: 6,257,112 issued and outstanding, as
    adjusted...........................................       4,257         5,391         6,257
  Additional paid in capital...........................   2,507,051    10,200,615    23,758,615
  Accumulated deficit..................................  (1,866,053)   (1,866,990)   (1,866,990)
                                                         ----------   -----------   -----------
    Total stockholders' (deficit) equity...............     645,289     8,339,050    21,897,916
                                                         ----------   -----------   -----------
    Total capitalization...............................  $  958,650   $ 8,502,637   $22,061,503
                                                         ==========   ===========   ===========


    The preceding table does not include the exercise of:

       - the underwriter's over-allotment option to purchase 300,000 additional shares of our common stock;

       - 200,000 representative's warrants; and

       - 33,610 common stock purchase warrants exercisable at $5.00 per share.

                                    DILUTION


    As of November 30, 1999, our net tangible book value (deficit) was $645,289, or approximately $.15 per share of common stock. Net tangible book value (deficit) per share represents the amount of our total tangible assets less total liabilities divided by the number of shares of common stock.



    After giving effect to the sale of the 2,000,000 shares offered hereby and after deducting the underwriting discount and estimated offering expenses, net tangible book value at November 30, 1999, would have been $21,897,916 or approximately $3.50 per share of our common stock. This represents an immediate increase in net tangible book value of $3.35 per share of common stock to our existing stockholders and an immediate dilution in net tangible book value of $8.50 per share of common stock, or approximately 72%, to new investors. The following table illustrates this per share dilution:



Assumed initial public offering price.......................   $12.00
Net tangible book value per share prior to the offering.....   $  .15
Increase in net tangible book value per share attributable
  to this offering..........................................   $ 3.35
                                                               ------
Net tangible book value per share after the offering........   $ 3.50
                                                               ------
Dilution of net tangible book value per share to new
  investors.................................................   $ 8.50
                                                               ======



    If the over-allotment is exercised in full, our pro forma as adjusted net tangible book value at November 30, 1999 would have been $23,957,000 or $3.82 per share of common stock. This represents an immediate increase in net tangible book value of $3.67 per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $8.33 per share of common stock, or approximately 69% to new investors.


    The following table summarizes, as of November 30, 1999, on a pro forma basis, the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by existing stockholders and investors in this offering, and after giving effect to the sale of the 2,000,000 shares offered by this prospectus, assuming an initial offering price of $12.00 per share. The calculations are based upon total consideration given by new investors and existing stockholders before any deduction of underwriting discounts, offering expenses payable by us, and does not include the purchase of or any exercise of the redeemable common stock purchase warrants offered hereby.

                                        SHARES PURCHASED              TOTAL CONSIDERATION         AVERAGE PRICE
                                    -------------------------      -------------------------          SHARE
                                     NUMBER         PERCENT          AMOUNT         PERCENT            PER
                                    ---------      ----------      -----------      --------      -------------
Existing stockholders.............  4,257,211              68%     $   645,288            3%         $  .15
New investors.....................  2,000,000              32%      24,000,000           97%         $12.00
                                    ---------      ----------      -----------       ------          ------
  Total...........................  6,257,211             100%     $24,645,288          100%         $ 3.94
                                    =========      ==========      ===========       ======          ======

                            SELECTED FINANCIAL DATA

    The following selected financial data should be read in conjunction with our audited financial statements for the years ended November 30, 1998 and 1999 included elsewhere in the prospectus and Management's Discussion and Analysis of Financial Condition and Results of Operations.


                                                      YEAR ENDED NOVEMBER 30
                                                    ---------------------------
                                                       1998            1999
                                                    ----------      -----------
STATEMENT OF OPERATIONS DATA:
Revenues..........................................  $  127,191           57,617
Cost of Revenues..................................      63,886           40,469
                                                    ----------      -----------
Gross profit......................................      63,305           17,148
Operating costs and expenses:
  Sales and marketing.............................       5,776           10,035
  General and administrative......................     695,916          980,601
  Depreciation....................................      55,367           90,541
                                                    ----------      -----------
  Total operating costs and expenses..............     757,059        1,081,177
                                                    ----------      -----------
(Loss) income from operations.....................    (693,754)      (1,064,029)
Interest expense..................................         920           20,706
                                                    ----------      -----------
Net loss..........................................  $ (694,674)     $(1,084,735)
                                                    ==========      ===========
Basic and diluted net loss per share..............  $     (.22)     $      (.27)
                                                    ==========      ===========
Shares used in computing basic and diluted
  earnings per share..............................   3,110,229        4,051,971
                                                    ==========      ===========


    The following table includes a summary of our balance sheet at November 30, 1999:

       - on an actual basis;


       - on a pro forma basis giving effect to the consummation of all nine of the acquisitions we have pending at the date of this prospectus on the terms included in the acquisition agreements; the issuance of 33,610 shares of our preferred stock and 33,610 common stock purchase warrants exercisable to purchase 33,610 shares of our common stock at $5.00 per share, which were combined and sold as units in a Rule 506 Regulation D private placement at $15.00 per unit conducted from July 10, 1999 to November 15, 1999, which resulted in our receipt of $252,075 in aggregate offering proceeds;



       - as adjusted to give affect to the issuance of 2,000,000 shares of common stock offered by us at an offering price of $12.00 per share; the consummation of all nine of the acquisitions we have pending at the date of this prospectus on the terms included in the acquisition agreements; the issuance of 33,610 shares of our preferred stock and 33,610 common stock purchase warrants exercisable to purchase 33,610 shares of our common stock at $5.00 per share, which were combined and sold as units in a Rule 506 Regulation D private placement at $15.00 per unit conducted from July 10, 1999 to November 15, 1999, which resulted in our receipt of $252,075 in aggregate offering proceeds.

BALANCE SHEET DATA:


                                                     AS OF NOVEMBER 30, 1999
                                              -------------------------------------    YEAR ENDED
                                                                            AS        NOVEMBER 30,
                                               ACTUAL      PRO FORMA     ADJUSTED         1998
                                              ---------   -----------   -----------   ------------
Cash and cash equivalents...................  $      --   $   132,414   $13,692,414     $    408
Total working capital (deficit).............   (207,327)     (272,716)   13,287,284      (86,882)
Total assets................................    958,650     9,880,198    23,439,064      299,422
Short term debt, current portion of long
  term liabilities and current related party
  obligations...............................    138,845       163,587       163,587       89,060
Long term debt..............................     75,035           -0-           -0-       45,604
Total liabilities...........................    313,361     1,541,148     1,541,148      158,704
Total shareholders' (deficit) equity........    645,289     8,339,050    21,897,916      140,718
                                              ---------   -----------   -----------     --------
  Total liabilities and stockholders'
    equity..................................  $ 958,650   $ 9,880,198   $23,439,064     $299,422
                                              =========   ===========   ===========     ========

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

    THE FOLLOWING MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH OUR FINANCIAL STATEMENTS AND NOTES THERETO AND THE OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

    We were formed to engage in the consolidation of the digital imaging reproduction industry, with additional emphasis on large format printing and multimedia applications for the Internet and CD-ROM applications.

    We were incorporated in Nevada on July 18, 1997 as ColorSmart, Inc. On December 29, 1998 we changed our name to ColorSmart.com, Inc. primarily to reflect our growing emphasis on marketing our products and services over the Internet and the development of our fully-integrated electronic commerce applications that allows businesses to privately access their own virtual portfolio of digitally created printed graphics and multimedia applications through our fully secure web site.


    We have entered into agreements to purchase nine companies, three of which are located in the United States and six of which are located in the Republic of South Africa. All nine of these potential acquisitions significantly expand our ability to offer digital imaging and color graphics reproduction to our customers and to increase our market share in the digital imaging business. Although our acquisition agreement with Jamberry Lakes Digital Media, Inc. has since been terminated, at the time we entered into the acquisition agreement, our then director-nominee Gregory E. Dukoff was a principal shareholder, officer and director of Jamberry Lakes LLC, the sole shareholder of Jamberry Lakes Digital Media, Inc.



    This public offering is not conditioned on the closing of any of our acquisitions under contract. However, the closing of all nine of our acquisitions under contract is conditioned on the consummation of this public offering. We believe that all nine of our pending acquisitions will close shortly after the consummation of this public offering. Contract extensions on all of our original acquisition agreements have been obtained from the companies we plan to acquire. To the extent that we do not actually close on one or more of our pending acquisitions, funds received from this offering for acquisitions that do not close will be added to general corporate and working capital and used primarily to make one or more acquisitions in substitute for any pending acquisition that does not ultimately close.


    Our corporate offices are currently located at 537 Myatt Drive, Madison, Tennessee, 37115. Each of our acquisitions operates out of facilities that contain a variety of digital imaging, color graphics equipment used in the reproduction of artwork, transparencies and scanned images.

    The following table sets forth, for the periods indicated, certain operating information expressed as a percentage of revenue.


                                                                 FISCAL         FISCAL
                                                               YEAR ENDED     YEAR ENDED
                                                              NOVEMBER 30,   NOVEMBER 30,
                                                                  1998           1999
                                                              ------------   ------------
Net revenues................................................          100%         100%
Cost of revenues............................................           50           70
Gross margin................................................           50           30
Sales and advertising expense...............................            4           17
General and administrative expense..........................          547        1,702
Depreciation expense........................................           44          157
Total operating expenses....................................          595       (1,876)
Income (loss) from operations...............................         (545)      (1,846)
Interest income or expense..................................           --           36
                                                                ---------       ------
Net income (loss)...........................................         (545)%     (1,882)%
                                                                =========       ======



RESULTS OF OPERATIONS



THREE MONTHS ENDED FEBRUARY 29, 2000 COMPARED TO THE THREE MONTHS ENDED
  FEBRUARY 28, 1999



REVENUES



    Revenues decreased to $0 for the three months ended February 29, 2000 from $17,321 for the three months ended February 28, 1999. This decrease in revenue is a result of the fact that in 1999, we began focusing on the completion of this public offering and, as a result, our efforts were focused more on our acquisitions than our printing operations.



COST OF REVENUES



    Cost of revenues decreased to $0 for the three months ended February 29, 2000 from $1,600 the three months ended February 28, 1999. As a percentage of revenues, cost of revenues decreased 10% to 0% for the same periods. This decrease of $1,600 is primarily due to the fact that in fiscal year 1999, we began to spend considerable time towards the completion of our public offering and the negotiations of our acquisitions and less time on generating revenues from print operations.



GENERAL AND ADMINISTRATIVE EXPENSES



    General and administrative expenses increased to $654,200 for the three months ended February 29, 2000 from $140,138 for the three months ended
February 28, 1999. As a percentage of revenue, general and administrative expenses increased from 809% to 654,200%. This, as a percentage of revenue, is a result of the earlier year being our first full year of operations and we generated less revenue in year 2000 over the prior year.



DEPRECIATION AND AMORTIZATION



    Depreciation and amortization expense decreased $15,000 for the three months ended February 29, 2000 from $22,635 for the three months ended February 28, 1999. This decrease of $7,635 or 51% is a result of equipment becoming fully depreciated.

INTEREST EXPENSE



    Interest expense increased to $5,521 for the three months ended
February 29, 2000 from $2,820. This increase of $2,701 or 196% is a result of increased borrowings during the period ended February 29, 2000.



NET INCOME/LOSS



    Our net loss for the three months ended February 29, 2000 increased $532,484, or 418% from $127,237 for the three months ended February 28, 1999 to $659,721 for the same period in 1999. This decrease in our net loss is due to higher operating costs in all departments and slow revenue growth due to re-focusing our business plan, and is due to the write-down on the value of our investment in Jamberry Lakes Digital Media, Inc.



YEAR ENDED NOVEMBER 30, 1999 COMPARED TO THE YEAR ENDED NOVEMBER 30, 1998



REVENUES



    Revenues decreased to $57,617 for the fiscal year ended November 30, 1999 from 127,191 for the fiscal year ended November 30, 1998. This decrease in revenue is a result of the fact that in 1999, we began focusing on the completion of this public offering and, as a result, our efforts were focused more on our acquisitions than our printing operations.



COST OF REVENUES



    Cost of revenues decreased to $40,469 for the fiscal year ended November 30, 1999 from $63,886 for the fiscal year ended November 30, 1998. As a percentage of revenues, cost of revenues increased from 50% to 70% for the same periods. This decrease of $23,417 is primarily due to the fact that in fiscal year 1999, we began to spend considerable time towards the completion of our public offering and the negotiations of our acquisitions and less time on generating revenues from print operations.



GENERAL AND ADMINISTRATIVE EXPENSES



    General and administrative expenses increased to $1,081,177 for the fiscal year ended November 30, 1999 from $757,059 for the fiscal year ended November 30, 1998. As a percentage of revenue, general and administrative expenses increased from 595% to 1,876%. This, as a percentage of revenue, is a result of the earlier year being our first full year of operations and we generated less revenue in 1999 over the prior year.



SALES AND MARKETING EXPENSES



    Sales and marketing expenses increased to $10,035 for the year ended November 30, 1999 from $5,776 for the fiscal year ended November 30, 1998. This increase of $4,259, or 73% is due to the fact that in the prior year we had fewer marketing expenses during our shortened fiscal year.



DEPRECIATION AND AMORTIZATION



    Depreciation and amortization expense increased to $90,541 for the fiscal year ended November 30, 1999 from $55,367 for the fiscal year ended November 30, 1998. This increase of $35,174, or 64% is a result of purchasing additional equipment in 1999.



INTEREST EXPENSE



    Interest expense increased to $20,706 for the year ended November 30, 1999 from $920 for the fiscal year ended November 30, 1998. This increase of $19,786, or 2,150% is a result of increased borrowings during the period ended November 30, 1999.

NET INCOME/LOSS



    Our net loss for the fiscal year ended November 30, 1999 increased $390,061, or 56% from $(694,674) for the fiscal year ended November 30, 1998 to $(1,084,735) for the same period in 1999. This decrease in our net loss is due to higher operating costs in all departments, and slow revenue growth due to re-focusing our business plan.



PRO FORMA FINANCIAL STATEMENTS



    Although actual financial results may differ from the pro forma financial information contained elsewhere in this prospectus, we believe that the following pro forma management's discussion and analysis of financial condition and our pro forma results of our planned operations reflects the anticipated financial condition of our business after the consummation of all nine of our pending acquisitions, and upon completion of our initial public offering. The following discussion should be read in conjunction with our pro forma financial statements and notes thereof included elsewhere in this prospectus. The following discussion includes forward looking statements, which are not historical facts, but rather are based on our current expectations, estimates and projections about our targeted acquisitions, our industry, our beliefs and assumptions on a post-acquisition basis.



YEAR ENDED NOVEMBER 30, 1999



REVENUES



    Had we completed our acquisitions on December 1, 1999, total revenues would have been $7,921,334. We expect revenues to increase substantially due to the integration of our customer base, addition of new equipment to serve new customers, and increased efficiencies and economies of scale.



COST OF REVENUES



    Had the acquisitions occurred on December 1, 1999, the cost of revenues would have been $4,014,329. We expect the cost of revenues to decrease on a percentage of sales basis due to economies of scale by updating equipment and software, decreased cost of media and supplies due to greater purchasing power, and the decreased cost of sales and marketing.



GENERAL AND ADMINISTRATIVE



    On a pro forma basis, as of December 1, 1999, our general and administrative expenses would have been $4,951,962. Part of this would have been additional compensation paid to officers in the amount of $418,000 in the form of shares. We expect to reduce some of the administrative expenses by cutting some of the work force, consolidate accounting functions and updating our accounting software.



DEPRECIATION AND AMORTIZATION



    Depreciation for the effective date of December 1, 1999, on a pro-forma basis, would have been $89,637. We do not expect any dramatic changes in depreciation. On a pro-forma basis, good will would have been $372,000 and we expect this amount to remain the same for the near term.



INTEREST EXPENSE



    As of December 1, 1999, interest expense would have been $249,000 due to the payment of various loans and leases associated with the acquisitions and we expect interest expense to decrease for the near term.

NET LOSS



    Had the acquisitions occurred on December 1, 1999, we would have stated a loss of $1,875,769 due to increased in General and Administrative expenses, depreciation and amortization, interest, cost associated with the acquisitions, and extraordinary costs of accounting and legal fees associated with the initial public offering process. We expect to be profitable in the year 2000 as these expenses are eliminated.



FIRST QUARTER ENDED FEBRUARY 29, 2000



REVENUE



    Had the acquisitions occurred on December 1, 1999, our or revenues for first quarter ending February 29, 2000 would have been $1,788,761. New equipment would have been installed during this period of time and updating software, but not yet operational on a full scale. We expect revenues to increase when new equipment is fully operational and the customer base is integrated.



COST OF REVENUES



    On a pro-forma basis, as of December 1, 1999, our cost of revenues for February 29, 2000 would have been $942,610. We expect these costs to decrease as our material and supply costs are reduced and new efficiencies come in to being.



GENERAL AND ADMINISTRATIVE



    On a pro-forma basis, our quarter ending February 29, 2000, general and administrative expense would have been $1,515,479, had the acquisitions occurred on December 1, 1999.



INTEREST EXPENSE



    On a pro-forma basis, our February 29, 2000 interest expense would have been $41,618. this represents a decrease due to the elimination of certain loans and lease expense associated with the acquisitions.



NET LOSS



    Had the acquisitions occurred on December 1, 1999, our quarter ending February 29, 2000 losses would have been $1,136,874 due to the reductions in revenues, the down time required for installing new equipment, computer software and systems, and integration of all operations.


LIQUIDITY AND CAPITAL RESOURCES


    Since our inception, we have financed our operations through revenues and capital raised in two private placements of our common stock and our preferred stock with common stock purchase warrants attached. As of November 30, 1999, we had $0 in cash. Cash flows used for operating activities was $531,882 for the year ended November 30, 1999. Net cash used for investing activities was $646,619 during the same period including $113,716 used in the purchase of equipment as a result of our expanded operations, and $532,903 used in the nine acquisitions we now have under contract and in anticipation of our acquisition of Jamberry Lakes Digital Media, Inc.



    In April 1999, we completed a private placement whereby we sold 198,050 shares of our common stock, resulting in gross proceeds of $1,000,000 and net proceeds of approximately $924,727, after deducting offering, legal, accounting and finders' fee expenses. From July 1999 to November 1999, we completed another private placement whereby we sold 33,610 shares of preferred stock and 33,610 common stock purchase warrants, which were offered and sold as units, resulting in our receipt of $214,575 in net proceeds. Net proceeds of our private placements were used primarily for legal and accounting expenses incurred during the process of negotiating and documenting our nine targeted acquisitions, an investment in Jamberry Lakes Digital Media, Inc., partial payments towards the purchase prices on some of our acquisitions that we now have under definitive agreements, payment of the costs and expenses associated with our initial public offering and general corporate expenses in our Madison, Tennessee facility.



    We anticipate that the net proceeds of this offering, together with the cash flow from operations, will be sufficient to fund our anticipated working capital and capital expenditures for the 12 months following completion of this offering. Our capital requirements have grown since our inception and we expect our capital requirements to continue to grow.


RECENTLY ISSUED ACCOUNTING STANDARDS

    We believe that recently issued financial standards will not have a significant impact on our results of operations, financial position, or cash flows.

                                    BUSINESS

OUR BUSINESS


    We are positioning ourselves to become a leading consolidator in the digital graphics industry and we believe we will be one of the largest digital graphics companies in the Southeastern United States. Our fully integrated electronic commerce applications allow businesses to privately access their own virtual portfolio of digitally created printed graphics and multimedia applications through our fully secure Web site.



    Our products range from graphic design, fleet graphics, 100-foot printed billboards, trade show graphics and retail displays. Each business can receive updated price quotes, make modifications, authorize production, and generally manage their printing and multimedia requirements, from any Windows-based, Internet-enabled computer. Our customers generally realize a decrease in the entire production cycle from price quote to the delivery of their order. We believe our applications of leading edge Internet and digital technology enables us to be price-competitive while providing customers with the highest level of security, selection, speed and support.



    We have entered into agreements to acquire the stock or assets of nine digital printing companies in the United States and the Republic of South Africa. We have also purchased a 21.65% ownership interest in a United States-based company that specializes in the design and production of multimedia advertising, marketing and presentation applications for delivery over the Internet and CD-ROM.


    Commercial digital graphics involves the production of a wide range of marketing, advertising and media imaging and digital printing produced by using cutting-edge software and digital printing equipment. It is the digitizing of the input that reduces production time, costs and errors and provides the flexibility to handle small, specialized jobs as easily as producing simple, mass-produced jobs. Digital printing and imaging customers include companies of all sizes and in all industries where full-color imaging and production are required. Our digital printing technologies enable us to receive and deliver customer services most effectively through our Internet applications.

OUR INDUSTRY

THE GROWTH OF BUSINESS-TO-BUSINESS ELECTRONIC COMMERCE

    The Internet has emerged as a revolutionary force in the way businesses operate, having evolved from a research medium to a venue for consumer-oriented commerce. Estimates are that Internet business-to-business commerce reached a record $43 billion in 1998. Furthermore, they predict that business-to-business electronic commerce will grow to a staggering $1.3 trillion by 2003 and will represent more than 90% of the total e-commerce market.

    Advances in computer technology and telecommunications have enabled businesses to link directly to their suppliers, providing shortened lead times for purchases and better decision-making controls. The advent of the Internet and its commercial applications has accelerated the trend of increased efficiency related to business purchases with a number of additional benefits, including:

    - Global reach for broader selection of products and services;

    - Reduced costs and greater economies of scale;

    - Ability to access suppliers from any computer with Internet access; and

    - The technology to customize customer interfaces, creating greater convenience and ease of use.


    To augment our business to business strategy we have implemented an online ordering system that will consolidate all products and services produced at all of our newly acquired locations. This is a full e-commerce site that is entirely secure. With our online ordering system customers will be provided with a one-stop solution. In addition to the easy on-line ordering process, we will provide an individual secure folder for each client where they make, place, and check the progress of their orders. The diagram that follows depicts graphically how our on-line e-commerce applications works:


                                   [GRAPHIC]

THE PRINTING INDUSTRY

    According to industry statistics, United States commercial printing revenues exceeded $55 billion in 1998. While the market is large, the industry remains fragmented with over 40,000 local and regional printers in the United States.

    Digital technology in the printing industry is being utilized in the market place worldwide, but we believe this technology is fragmented in the digital printing services sector. Most digital print and media operations are small and limited to certain equipment because of the capital required and lack of technical expertise. Most digital shops operating today are mom and pop and are very limited. We believe a large portion of the industry has not effectively grasped the digital opportunity. Projections are that by the year 2001, over $18 billion in total annual revenue from all digital printing services and products, is possible on a worldwide basis. This growth is possible because of consolidation involving digital specialist firms such as ours, continuing innovations in technology, along with end users' education of digital printing technologies that provide services and products on demand.

    E-commerce, also provides a tremendous opportunity for digital pringing and multimedia companies. The Internet is uniquely suited as a medium for the delivery of a wide variety of print, media communications, and digital graphics. Digital printing and the Internet have synergies that will replace a large portion of conventional marketing of digital print services and products. We recognized the synergies between digital printing and the delivery of our products and services on the Internet and we plan to continue to expand our digital image library of over 10,000 images for our e-commerce customers, and expand our technological capabilities in delivering our products and services through the e-commerce side of our business.

DIGITAL PRINTING

    We believe digital technology in the printing and graphic design industries is being under-utilized. Most digital print and media operations are small and lack the requisite capital, equipment, and technical expertise to deliver the full range of benefits offered by digital technology. We believe this growth will be demand driven, predicated upon continued advancements in digital technology. As a leader in the digital graphics industry, ColorSmart expects to be well positioned to satisfy this demand

    E-commerce over the Internet offers us a tremendous opportunity and provides us with a competitive advantage. The Internet is an exceptional medium for the delivery of digital graphics in a wide variety of formats. The synergy of digital technology and the Internet will continue to transform, and we believe, replace, an ever-increasing portion of conventional printing services and products.

    We believe the industry suffers from the following inefficiencies:

    - Excess capacity hinders profitability;

    - Production inefficiencies resulting in high error rates and increased costs;

    - Despite the technological advances in the industry, there is a serious lack of integration through all stages of production;

    - Local printers typically offer a limited range of products requiring businesses to use several different printers to satisfy their needs;

    - Many printers lack the technological resources to provide customized products in a cost-effective manner.

OUR STRATEGY

    Our objective is to be the leading Internet-based business-to-business digital graphics and multimedia company in the world. The key elements of our business strategy include:

    - Focusing primarily on the Internet business-to-business market for digital printing services, expected to grow to approximately $18 billion by 2001, up from approximately $5 billion in 1998;

    - Continuing to upgrade and enhance the front-end of our e-commerce applications, while acquiring carefully targeted commercial printing companies in this highly fragmented industry to support the back-end;


    - Utilizing the most current digital graphics technology available to maintain a technological edge over our competition;


    - Expanding beyond traditional printing products and services into multimedia video and audio business-to-business applications primarily tailored for the Internet and CD-ROM;

    - Making the process of creating, approving, ordering and fulfilling printing jobs more efficient by allowing customers to handle much of this process from there desktops; and

    - Tailoring end-to-end business applications to our customer's needs by integrating creative, production, and distribution services into customer-specific solutions.

    As a means of implementing our strategies, we have developed a print partner program in which printers located throughout the United States can interact with us and with each other. Our print partner program is designed to allow other printers to take part in larger print jobs that they would otherwise not have the capabilities to handle.


    By networking our print jobs, each printer involved in our print partnership program can bid on jobs in which other print partners in the network are capable of fulfilling. As the hub partner in this program, we also have the opportunity to fulfill these networked print jobs. We are now serving and will continue to serve as the hub partner in this print partner program. This program currently includes Kelley's Place, Buglosa, Louisiana, Post Option, Inc., Oak Park, Illinois, and Sharpe Images, Winston Salem, North Carolina.


    We plan to partner with at least one print partner in each state, and to incorporate our print partners into our web site design.


OUR STRATEGY AND RECENT ACQUISITIONS



    A key component of our growth strategy is accomplished by acquiring digital printing companies located throughout the United States and overseas that have the ability to fulfill product demand on large scale. We have concentrated on acquisitions in the Southeastern United States and South Africa.



    In addition to being the site of our headquarters, Nashville, Tennessee, in the Southeastern United States is a desirable distribution hub since 65% of the United States population resides within a 500 mile radius of Nashville. The Southeast is the fastest growing part of the United States economy. Nashville also has more printing companies per capita than any other city in the United States. It also serves as one of the top five markets for advertising agencies for test marketing of new products, which creates a large printing opportunity.



    South Africa is one of the emerging markets for digital printing and graphics. The target companies there have established themselves as leaders in South Africa. These companies also have established business and strong ties to the United Kingdom and continental Europe. There is an advantage of acquiring businesses in South Africa. The United States dollar is strong against the South African rand, making acquisitions there very attractive. Products manufactured and sold in South Africa are done so on a dollar equivalent while labor and other related costs are relatively less because they are paid in Rands.



    Having facilities in both the Southeastern United States and South Africa is also very attractive for doing business in South America. Distribution is easily accomplished from either location. Additionally, some South American companies are currently buying digital print products from both the United States and South Africa. Being able to address emerging markets in Africa and South America positions the company to be a potential leaders in these markets.



    During fiscal year 1999, we entered into agreements to acquire ten targeted companies for acquisition. They are described as follows:



    - Jamberry Lake Digital Media, Inc., of Summit, New Jersey is an early stage company focused on producing digital multimedia products and services for use on the Internet, as well as traditional marketing and promotional campaigns. Utilizing streaming video and audio, Jamberry can produce high quality multi-media presentations for Internet advertising and instructional purposes for e-commerce companies, as well as short, high impact advertisements, similar to television commercials. These same technologies also have wide applications for the consumer side of e-commerce.



      We signed an agreement on December 3, 1999 to purchase all of the outstanding shares of Jamberry from Jamberry Lake, L.L.C., its sole shareholder, for $1,000,000. We elected to terminate the Jamberry acquisition on March 29, 2000 under the termination provisions in the agreement. As a result of our termination of the Jamberry agreement, we now own 21.65% of the outstanding shares of Jamberry Lake Digital Media, Inc. as consideration for approximately $433,000 paid by us to Jamberry. Under the terms of the terminated agreement, our chairman, Roger D. Finchum, Sr., has a right to be a director of Jamberry.


    - Magnum Digital Services, Inc. located in Coconut Creek, Florida. Magnum Digital specializes in dye sublimation, which is applying digital images in full color on fabrics, textiles and specialized substrates. This area of digital printing is the fastest growing segment of the industry overall. We signed an agreement on September 3, 1998 to purchase of all of the outstanding shares of Magnum Digital with Robert McDowell, Magnum Digital's sole shareholder and president. We agreed to pay $500,000 in cash and deliver 63,333 shares of our stock to Mr. McDowell and to pay up to $275,000 for balances due on Magnum Digital's equipment leases. By letter agreement dated September 8, 1999, the amount of our stock to be delivered to Mr. McDowell was adjusted to 66,667 shares. By letter agreement dated September 7, 1999 the closing of this acquisition was extended until we complete this public offering. The cash purchase price will be paid from a portion of this public offering.


    - Advertising That Works, Inc. located in East Point, Georgia. We acquired a wholesaler, fabricator, and finisher of banners and screen-printed posters. This company enjoys several national accounts and a high profile customer base. After many years as a screen printer, this company has begun the process of changing over to a 100% digital operation. We signed an agreement on September 23, 1998 for the purchase of all shares of Advertising That Works with Chris England, its sole shareholder and president. We agreed to pay $1,000,000 in cash for the stock and $500,000 for the real estate in East Point, Georgia where the company is located. The purchase agreement states that $300,000 of the purchase price will be used to pay off debt of Advertising That Works, Inc. By subsequent agreement, the closing of this acquisition has been extended until March 31, 2000. The purchase price will be paid from a portion of this public offering.



    - Stonehouse Graphics, (Pty) Ltd., located in Johannesburg, South Africa, is Africa's second largest producer of large format digital printing. With
      12 years in the industry, Stonehouse has gone from a small screen printer to a fully integrated digital fabricator. It accounts for almost 40% of all billboard printing and backlit signage in Southern Africa. Stonehouse Graphics has a full compliment of sales, design and production staff utilizing only the latest in digital technology. We signed an agreement on October 12, 1998 to purchase all of the outstanding shares of Stonehouse from its sole shareholder, Nolan Weight. We agreed to pay 15,000,000 South African Rands (presently convertible into approximately $2,450,980 U.S. dollars) less all of the outstanding loans (including loans to shareholders) and liabilities of Stonehouse (about 8,500,000 Rands or approximately $1,384,522 U.S. dollars). By subsequent agreement, the consummation of this agreement has been extended until March 31, 2000. The purchase price will be paid from a portion of this public offering.



    - Display Arts, Inc., located in Nashville, Tennessee, is a 12-year old company specializing in trade show graphics and trade show display booths. Display Arts is an exclusive regional distributor for Nimlok, a premier manufacturer of these products. With locations in Nashville, Memphis, and Knoxville, Tennessee, Display Arts brings a new dimension to the integration of customer products and services for our entire group and our existing customer base.


     We signed an agreement on June 23, 1999 to purchase all of the outstanding shares of Display Arts, Inc. from its sole shareholders Donovan J.
     McNamee, Jr., and Pamela M. McNamee. We agreed to pay $1,300,000 at the closing that will be used first to pay off Display Arts' debt and the balance for the stock of the selling shareholders. The agreement called for a closing on October 1, 1999 that was extended to December 15, 1999 in an extension agreement dated October 1, 1999, and was further extended until January 31, 2000 in a second extension agreement dated December 15, 1999. By subsequent agreement, the consummation of this agreement has been extended to March 31, 2000. The closing is contingent upon the completion of this public offering. The purchase price will be paid from a portion of this public offering.

    - Top Copy, (Pty), Ltd., located in Cape Town, South Africa, is a small but highly efficient digital, color copy shop that offers full offset printing. Catering to smaller businesses as well as the retail trade, Top Copy, which is similar to Kinko's in the U.S., provides an ideal platform to spearhead expansion in this segment of the digital copy and printing industry in South Africa. We signed an agreement on May 20, 1999 to purchase all of the assets of Top Copy. We agreed to pay 2,560,000 South African Rands (presently convertible into approximately $418,300 U.S. dollars). Under the agreement, the closing was scheduled for August 25, 1999. By subsequent agreement, the date for closing of this acquisition has been extended to March 31, 2000. At the closing, we will also have to pay interest on the purchase price at the rate of 6.5% per annum from August 25, 1999. The purchase price will be paid from a portion of this public offering.

    - Virtual Colour Group, (Pty), Ltd. of Cape Town, South Africa was originally formed in 1996 and currently consists of six companies. Virtual Colour has become the leader in digital printing technology in South Africa. Designers work with both PC and Mac files and produce high end, full color brochures, catalogues, and magazines. A fully integreated, 100% digital, full color operation, Virtual Colour's forty-plus employees rely mainly on it's Heidelberg Digital Press. This company garners approximately 65% of its business over the Internet and has built a strong customer base even in Western and Central Europe, as well as Africa. We have agreed to purchase the assets of four of the Virtual Colour Group companies, which are operated as a single entity. For purposes of this prospectus, the assets of the four companies we are acquiring are treated as a single entity called Virtual Colour Group.

     We signed an agreement on September 11, 1999 to purchase the assets of Virtual Colour Property and agreed to pay 920,996 South African Rands (presently convertible into approximately $150,489 U.S. dollars). At the closing, certain liabilities will be paid from the closing proceeds of this public offering. We also signed an agreement to purchase the assets of Virtual Colour Printing cc and agreed to pay 836,178 South African Rands (presently convertible into $136,630 U.S. dollars). At the closing, certain liabilities will be paid from the closing proceeds of this public offering.

     We also signed an agreement on September 11, 1999 to purchase the assets of Virtual Support cc and agreed to pay 200,000 South African Rands (presently convertible into $32,679 U.S. dollars). At the closing, certain liabilities will be paid from the closing proceeds of this public offering. We also signed an agreement to purchase the assets of Virtual Colour cc and agreed to pay 473,418 South African Rands (presently convertible into $77,355 U.S. dollars). At the closing, certain liabilities will be paid from the closing proceeds of this public offering.


     The agreements with Virtual Colour Property, Virtual Colour Printing, Virtual Support and Virtual Colour require that we enter into management agreements with Keith Redman, Herbert Trischler and Alois Koch prior to the closing. The agreement with Virtual Support requires us to enter into a management agreement with Messrs. Redman, Trischler, Koch and Aardt Davidtz prior to the closing. It is also a condition precedent to the closing of each agreement that we become listed on the Nasdaq National Market System. The closing date of each agreement has been extended to May 15, 2000 where applicable. The purchase prices for all of the assets of the Virtual Color Group being purchased, as well as the liabilities to be satisfied at the closings, will be paid from a portion of this public offering.


    We intend to pursue an acquisition strategy that seeks to consolidate the highly fragmented digital printing industry. We believe these acquisitions will be comprised of two types of potential target businesses: larger companies with existing management that is well versed in the digital printing industry; and smaller businesses that can easily be consolidated with our existing infrastructure. Our approach in the past has been to stay in those geographical areas that our management is familiar with, such as the Southeastern and Eastern United States and the Republic of South Africa.

    Our approach to acquiring companies in new markets will be to identify at least one larger acquisition in that new market and then compliment it with smaller acquisitions in areas that are in close proximity to the first acquisition. We will be generally unwilling to enter a new market through an acquisition unless the target company being acquired is one of the market share leaders and provides the critical mass necessary to act as a platform for us to build within that new market.

    We believe that there are attractively priced target acquisitions in the Southeastern United States and abroad, and that for the foreseeable future, our growth by acquisition strategy will be concentrated within that geographic area as well as additional acquisitions in the Republic of South Africa.

    We believe that acquisitions and consolidation of other digital printing businesses will offer the following cost savings and synergies associated with our business:

    - Decreased operating costs through elimination of duplicative administrative costs;

    - Decreased production and distribution costs through integration with a larger, geographically adjacent entity;

    - Decreased purchasing costs through realization of economies of scale;

    - Improved management control through centralized accounting and reporting systems;

    - Improved marketing and advertising efficiencies.

    We are not currently negotiating any additional acquisitions, and there can be no assurance that we can successfully negotiate any additional acquisitions in the future.

OUR SALES AND MARKETING STRATEGY

    We intend to focus our sales and marketing strategy as follows:

    - We will utilize both traditional and Internet marketing approaches to selling our digital products. Our primary means of marketing will be focused on the Internet. We take orders on-line. While a few printers do offer on-line ordering, they are limited to traditional business printing. We offer a wide range of digital services not confined to printing alone. We believe this gives us a unique marketing edge and the ability to build a strong brand name.

    - Internet and traditional marketing means will be implemented by us with an aggressive sales staff coupled with a targeted corporate, regional, and national marketing campaign. Our immediate focus will be primarily on advertising agencies, large retailers, mass merchandisers, truck fleet operators, trade show and convention organizations, municipalities, political organizations, and large corporate customers, all of which have many digital needs besides printing.

COMPETITION

    We compete with numerous commercial digital printers, some of which are larger, more established and have greater financial and other resources. Our competitors include MasterGraphics, Inc., Consolidated Graphics, Inc., Integrated Graphics, Inc., Omni Graphics and Imagex, Inc. Our main competition is the small to medium sized digital print shop.

    We believe we can be competitive in the digital printing market by differentiating ourselves in the areas of quality, the versatility of our products, turnaround time, technology, full-service capability, flexibility, service and price.

EMPLOYEES


    As of May 9, 2000, we had approximately eight full-time employees, of whom one was in sales, services and distribution, four were in our technical and graphics design areas, and three in administration. Our employees are non-unionized and we believe that we enjoy good relations with them. As of the date of this prospectus, we have hired a systems administrator for our in-house server and Internet operations. We have also hired two new designers and are currently interviewing additional hires, including a position for a national sales manager.

FACILITIES

    Our main executive office facility is located in Madison, Tennessee, where we lease approximately 5,500 square feet of office space for $3,500 per month under a lease agreement entered into in March, 1997, which lease expires in March, 2001. We have 15 months remaining on the term of our current lease with an option to renew the lease for an additional three-year term. We believe this facility is satisfactory for our uses for the foreseeable future.

    FACILITIES ASSOCIATED WITH OUR ACQUISITIONS

    Stonehouse Graphics, one of our target acquisitions in Johannesburg, South Africa, leases a brand new, all brick, modern business facility, which is the subject of a lease agreement entered into by Stonehouse Graphics on October, 1999, providing for a five-year lease at R35,000 (South African Rands) per month (US$5,800), with an option to renew the lease for an additional five-year term. This facility consists of approximately 2,700 square feet of office space, 20,000 square feet of production area, 2,000 square feet of design area, and 5,000 square feet of covered area for vehicle and bus installations, and billboard applications. The Stonehouse facility is adequate for current and prospective operations.

    Magnum Digital Services, Inc., located in Coconut Creek, Florida, also leases its office and manufacturing facility under a three-year lease agreement entered into in October 1997, which provides for a monthly rental payment of $2,480 per month. The Magnum Digital facility is 3,000 square feet, 2,400 square feet of which is used as a production area. The remaining 600 square feet is used as office space. The lease agreement has two years remaining in the original term of the lease. The facilities are adequate for current and future operations.

    Advertising That Works, Inc., located in East Point, Georgia has its business facility located on 1.125 acres of prime commercial real estate located near Atlanta, Georgia. The facility includes four concrete block buildings totaling approximately 16,000 square feet of which 10,500 square feet are used for production, with the balance used as office and design space. This entire facility includes a one-story metal building with 6,000 square feet of space also available. These premises are financed through a promissory note and deed of trust with approximately 13 years remaining on the term. Monthly payments of $2,600 per month are current.

    Virtual Colour Group currently has three locations. There are two locations in Cape Town, South Africa and one in Paarl, South Africa. The main office for Virtual Color is owned by that company. This home office consists of approximately 8,000 square feet of usable space. The remaining locations are approximately 4,000 square feet each and are leased at approximately R12,000 ($US 2,000) per month with approximately two years remaining on each lease. This facility is adequate for current and prospective operations.


    Top Copy is located in Cape Town, South Africa in a retail center. The lease is for approximately 3,000 square feet with an additional 3,000 square feet currently undergoing leasehold improvements, under a lease agreement entered into in September 1999. There is currently three years remaining on the lease at approximately R20,000 per month (US$3,267). This facility is adequate for current and prospective operations.


LEGAL PROCEEDINGS


    Neither we, nor the companies we intend to acquire are involved in any material pending, or to our knowledge threatened, legal proceedings. From time to time, we may become a party to various legal proceedings arising in the ordinary course of business. On February 1, 2000, we received written notice from Hewlett Packard Corporation contending that our use of the tradename ColorSmart infringes on its trademark and tradename rights claiming that same name. We intend to dispute Hewlett Packard's contention, although no further claims or threats have been made.

                                   MANAGEMENT

DIRECTORS AND OFFICERS


    Our executive officers, directors, key employees and our nominees for directors, and their ages as of May 9, 2000 are as follows:



NAME                                     AGE                              POSITION
----                                   --------   --------------------------------------------------------
Roger D. Finchum, Sr. ...............     52      Chairman of the Board, Chief Executive Officer,
                                                  President and Director;

Roger D. Finchum, Jr. ...............     31      Vice-President of U.S. Operations, and Director;

Lee Watson...........................     47      Chief Financial Officer;

Reginald W.H. Burrows................     53      Vice-President of Foreign Operations; and Director;

William P. Jones.....................     53      Director-Nominee;

Richard W. Weachter..................     59      Director-Nominee.



    ROGER D. FINCHUM, SR., is our founder and has served as our chief executive officer, president and chairman of our board of directors since our formation in July 1997. From June 1996 to July 1997, Mr. Finchum was president of Express Signs and Graphics, Inc., a small digital printing company located in Madison, Tennessee, and also served as a director of Media Arts & Graphics Pty, Ltd., of Cape Town, South Africa. Between September 1994 and June 1995, Mr. Finchum served as vice president of The Poster Factory, Inc. and Digital Arts & Graphics, Inc., both of Hendersonville, Tennessee. Mr. Finchum has served in several corporate positions over the years in sales, marketing and advertising for various printing and graphic arts companies. For several years prior to that, Mr. Finchum was involved in various management capacities with Naturskin AG, a mineral extraction concern headquartered in Frankfurt Germany and South Africa with hard rock mining extractions in South Africa and neighboring countries.



    ROGER D. FINCHUM, JR., has been our vice-president and a director since we were formed in July 1997. Mr. Finchum has worked as a digital print specialist for various companies in the Nashville, Tennessee area during the five years prior to joining us. From January 1992 to June 1994, Mr. Finchum was a print specialist with ColorQuick, Inc. From February 1994 to September 1995,
Mr. Finchum was a print specialist with Fast Signs, Inc., and from October 1995 to January 1996, Mr. Finchum was a print specialist with Signs Now, Inc.
Mr. Finchum served in the Marine Corps from 1987 to 1991. During which time he served as a special operations team leader. He is also a Gulf War Veteran.
Mr. Finchum has been a part-time student at Belmont University in Nashville, Tennessee and expects to graduate in December 2000 with Bachelor of Arts degrees in both History and Philosophy.


    LEE WATSON, is a certified public accountant and has been our chief financial officer since joining us in January 1999. Since June 1989, Mr. Watson has served as an independent consultant performing financial consulting services to Tennessee-based companies with annual revenues between $5,000,000 and $20,000,000. Prior to 1989, Mr. Watson served as the controller for Northern Lumber, a large hardwood lumber manufacturer and exporter. From June 1973 until September 1975, Mr. Watson was employed as an accountant with Coopers & Lybrand. In 1973, Mr. Watson received his bachelor of science degree from Manchester College, Detroit, Michigan, in 1973


    REGINALD W. H. BORROWS, has been one of our directors since July 1999.
Mr. Burrows graduated from the South African Institute of Industrial Engineering. After having held several positions with some of South Africa's leading industrial companies, he founded Sigma Graphics Ltd. in 1979. After many years of successful operations, he sold the business to the Walton Group, South Africa's largest stationer. After selling his business Mr. Burrows was retained as a senior manager within the group. He served on their board and held responsibility for operating 19 locations in the Western Cape Region, including Namibia, where he was a major part of Walton's acquisitions in that country. From 1993-1998 Mr. Burrows served as a senior manager for Walton Group in South Africa.


    WILLIAM P. JONES, will become a director upon completion of the public offering. Mr. Jones has been engaged in the private practice of law in Hendersonville, Tennessee since 1974. Mr. Jones received a bachelor of arts degree from The Citadel in Charleston, South Carolina, in 1968 and attended Tulane University School of Law in New Orleans, Louisiana, from 1971 through 1974 and received a doctor of jurisprudence degree in 1974. Since 1983, Mr. Jones has owned and operated several Bonanza Restaurants in the states of Kentucky, Georgia and Tennessee and two mortgage companies dealing in commercial and residential lending.

    RICHARD W. WEACHTER, will become a director upon completion of the public offering. From March 1997 to December 1999, Mr. Weachter served as the chief financial officer and a director of Northstar Environmental Group, Inc. From January 1995 to March 1997, Mr. Weachter was the president of Nationwide Studios, Inc. Mr. Weachter received his bachelor of science in business administration from Youngstown University in 1963 and attended graduate school in business administration at the University of Detroit in Detroit, Michigan.

DIRECTORS' COMPENSATION

    Any non-employee directors will receive $1,000 for attendance at each meeting of the board of directors or any committee thereof and will be reimbursed for their out-of-pocket expenses in connection with their attendance at any such meeting. We anticipate that our board will meet at least twice each year. No directors' fees have been paid to date.

BOARD COMPOSITION

    Our board of directors presently consists of three members who serve as directors for one-year terms or until their successors are duly elected by our shareholders and then qualify as directors. We anticipate expanding the board of directors to six members at the time that we complete our initial public offering. We have three nominees that we intend to elect as directors at the time our public offering is completed and our pending acquisitions consummated. Two of our board members are related as father and son. Vacancies in the office of any director may be filled by a majority of the directors then in office.

    Our board appoints our chief executive officer, and all other executive officers, including our president, are appointed by our chief executive officer.

    We have agreed that for two years from the completion of this offering, that Nutmeg Securities, Ltd. may appoint Daniel T. Guilfoile as an observer to our board of directors, without any voting rights or privileges that our directors have. If the representative chooses to designate Mr. Guilfoile to attend our directors' meetings as an observer, we have agreed to reimburse him for out-of-pocket expenses in connection with his attendance.

COMMITTEES OF THE BOARD

    Upon completion of this offering, the board of directors will establish two standing committees; an audit committee and a compensation committee. Our audit committee will recommend to our entire board of directors the independent public accountants to be engaged by us, review the plan and scope of our annual audit, review our internal controls and financial management policies with our independent public accountants and review all related party transactions. The compensation committee will review and recommend to our board, the compensation and benefits to be paid to our officers and directors, administer the stock option plan we intend to put in place, approve the grant of options under the stock option plan and establish and review general policies relating to compensation and benefits of our employees.

EXECUTIVE COMPENSATION

    The following table sets forth the total compensation paid during our two most recent fiscal years ended November 30, 1999 to our chief executive officer, Roger D. Finchum, Sr. No other executive officer received a salary and bonus in excess of $100,000 during either fiscal year.

                           SUMMARY COMPENSATION TABLE


                                                          ANNUAL                     OTHER COMPENSATION
                                                       COMPENSATION       -----------------------------------------
                                                    -------------------      OTHER ANNUAL            ALL OTHER
                                   SALARY($)             BONUS($)            COMPENSATION          COMPENSATION
                              -------------------   -------------------   -------------------   -------------------
NAME AND POSITION               1998       1999       1998       1999       1998       1999       1998       1999
-----------------               ----       ----       ----       ----       ----       ----       ----       ----
Roger D. Finchum, Sr.,
  chief executive
  officer..................     -0-        -0-        -0-        -0-      $150,000   $416,670     -0-        -0-



    The aggregate compensation paid to all persons who served in the capacity of a director or executive officer during the fiscal years that ended November 30, 1999 (5 persons) and 1998, (3 persons), was $669,202 in 1999, and $287,700 in
1998.


                         OPTION GRANTS DURING THE YEARS
                        ENDED NOVEMBER 30, 1999 AND 1998

                                                              PERCENT OF TOTAL OPTIONS
                                    ----------------------------------------------------------------------------
                                     NUMBER OF SECURITIES           GRANTED TO
                                      UNDERLYING OPTIONS        EMPLOYEES IN FISCAL
                                            GRANTED                    YEAR
                                    -----------------------   -----------------------    EXERCISE     EXPIRATION
NAME                                  1998           1999       1998           1999     PRICE($/SH)      DATE
----                                --------       --------   --------       --------   -----------   ----------
Roger D. Finchum, Sr., chief
  executive officer...............  300,000          -0-       -0-            -0-          $1.00        May 2008

    In fiscal year 1998, a total of 400,000 options exercisable at $1.00 per share were granted to all officers and directors in the aggregate (3 persons). In fiscal year 1999 no options were granted to any officers or directors.

EMPLOYMENT AGREEMENTS

    On September 16, 1999, we entered into a series of employment agreements with the following people:


    Roger D. Finchum, Sr. was employed as our chief executive officer and president for a term of two years. Mr. Finchum's employment will automatically be extended for additional two year periods unless he is terminated according to the terms of his employment agreement. Mr. Finchum will have a base salary in 2000 of $160,000 per year. The following year his salary shall increase by 10%. Subsequent increases in Mr. Finchum's salary are subject to review by our compensation committee which will be established after we receive the full proceeds of this public offering. Mr. Finchum is eligible for both cash and stock bonuses within the discretion of our board of directors. The agreement also has provisions that, for a period of one year after the termination of his employment, Mr. Finchum will not compete with us, nor solicit our employees or customers.



    Roger D. Finchum, Jr. was employed as the vice president for our U.S. operations for a term of two years. Mr. Finchum's employment will automatically be extended for additional two year periods unless he is terminated according to the terms of his employment agreement. Mr. Finchum will have a base salary in

2000 of $78,000 per year. The following year his salary shall increase by 10%. Subsequent increases in Mr. Finchum's salary are subject to review by our compensation committee which will be established after we receive the full proceeds of this public offering. Mr. Finchum is eligible for both cash and stock bonuses within the discretion of our board of directors. The agreement also has provisions that, for a period of one year after the termination of his employment, Mr. Finchum will not compete with us, nor solicit our employees or customers.



    Lee Watson was employed as our chief financial officer for a term of two years. Mr. Watson's employment will automatically be extended for additional two year periods unless he is terminated according to the terms of his employment agreement. Mr. Watson will have a base salary in 2000 of $72,000 per year. The following year his salary shall increase by 10%. Subsequent increases in Mr. Watson's salary are subject to review by our compensation committee which will be established after we receive the full proceeds of this offering.
Mr. Watson is eligible for both cash and stock bonuses within the discretion of our board of directors. The agreement also has provisions that, for a period of one year after the termination of his employment, Mr. Watson will not compete with us, nor solicit our employees or customers.


    The following employment agreements are to become effective on the completion of this public offering and the closing of the stock and assets acquisitions described in this prospectus:

    Chris England is to be employed as president of Advertising That Works, Inc. for a term of two years. Mr. England's employment will automatically be extended for additional two year periods unless he is terminated according to the terms of his employment agreement. Mr. England will be paid $100,000 per year commencing from the closing of the purchase of the outstanding stock of the company. The $100,000 is divided into $80,000 for salary and $20,000 as advance compensation for not competing with us should Mr. England's agreement not be renewed or extended, or should his agreement be terminated according to its provisions. Mr. England is eligible for both cash and stock bonuses within the discretion of our board of directors. The agreement also has provisions that, for a period of two years after the termination of his employment, Mr. England will not compete with us, nor solicit our employees or customers.

    Stonehouse Graphics (Pty) Limited entered into an agreement to employ Nolan Weight as its general manager for a term of two years. Mr. Weight's employment will automatically be extended for additional two year periods unless he is terminated according to the terms of his employment agreement. Mr. Weight will be paid a base salary of South African Rands 200,000 per year, commencing from the closing of the purchase of the outstanding stock of Stonehouse.
Mr. Weight's base salary will be reviewed after one year. Additionally, Mr. Weight will be paid South African Rands 100,000 per year, for not competing with us should Mr. Weight's agreement not be renewed or extended, or should his agreement be terminated according to its provisions. Mr. Weight is eligible for cash bonuses within the discretion of our board of directors. The agreement also has provisions that, for a period of two years after the termination of his employment, Mr. Weight will not compete with us, nor solicit our employees or customers.


    Reginald Burrows is to be employed as our vice-president of foreign operations for a term of two years. Mr. Burrows's employment will automatically be extended for additional two year periods unless he is terminated according to the terms of his employment agreement. Mr. Burrows will have a base salary in 2000 of $96,000 per year. The following year his salary shall increase by 10%. Subsequent increases in Mr. Burrows's salary are subject to review by our compensation committee which will be established after we receive the full proceeds of this offering. Mr. Burrows is eligible for both cash and stock bonuses within the discretion of our board of directors. The agreement also has provisions that, for a period of one year after the termination of his employment, Mr. Burrows will not compete with us, nor solicit our employees or customers.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Our certificate of incorporation and our by-laws contain provisions that eliminate the personal liability of our directors to us or our stockholders for monetary damages for breach of their fiduciary duty as a director to the fullest extent permitted by the Nevada General Statutes, except for liability for:

    - any breach of their duty of loyalty to us or our stockholders;

    - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

    - unlawful payments of dividends or unlawful stock repurchases or redemptions;

    - any act or omission occurring prior to the date of our incorporation; and

    - any transaction from which the director derived an improper personal benefit.

    Our certificate of incorporation and by-laws also contain provisions that require us to indemnify our directors and permits us to indemnify our incorporators, directors and officers to the fullest extent permitted by Nevada law, including circumstances where indemnification would be discretionary. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

                              CERTAIN TRANSACTIONS

    Since inception, we have borrowed working capital from time to time from our founding shareholder, Roger D. Finchum, Sr. During our fiscal year ended November 30, 1997, Mr. Finchum advanced the sum of $7,500 for working capital. During our fiscal year ended November 30, 1998, Mr. Finchum advanced a total of $580,975 in working capital. During that same fiscal year, we repaid a total of $510,470 of the advances made for that year to Mr. Finchum from the proceeds of our private placements and from our revenues during that period.

    These advances to us for working capital by Mr. Finchum were unsecured borrowings by us. At the end of each of the fiscal years we borrowed money, we entered into a form of promissory note in the amount of the advances outstanding at the end of each year. We entered into a promissory note dated November 30, 1997 in the amount of the advances due to Mr. Finchum at that date. We also entered into a promissory note dated November 30, 1998 in the amount of the cumulative advances due to Mr. Finchum at that date. Each note accrued interest at the rate of 7% per annum and are due on demand by the note holder.


    Beginning in October 1999, we issued three promissory notes to Roger D. Finchum, Sr., our chief executive officer, representing our agreement to repay a total of $820,000 to Mr. Finchum, Sr. for capital advances
Mr. Finchum has made to us during our initial public offering process. These three promissory notes are dated October 26, 1999 in the amount $170,000, December 28, 1999 in the amount of $350,000 and February 29, 2000 in the amount of $350,000. All of these promissory notes are unsecured, accrue interest at the rate of 10% per annum, and are due on July 1, 2000.



    We believe these promissory notes are on terms no less favorable to us than we could have obtained from third party sources other than our management. It is our intention to use net proceeds from our initial public offering for the repayment of these three promissory notes.


    In May 1998, Roger D. Finchum, Sr. was granted common stock options to purchase 300,000 shares of our common stock, at that time valued at $1.00 per share, exercisable at $1.00 per share. These options are now outstanding. In addition, Roger D. Finchum, Sr. was issued 150,000 shares of our common stock at that same time.

    In May 1998, Roger D. Finchum, Jr. was granted common stock options to purchase 100,000 shares of our common stock, at that time valued at $1.00 per share, exercisable at $1.00 per share. These options are now outstanding. In addition, Roger D. Finchum, Jr. was issued 100,000 shares of our common stock at that same time.

    The options and shares granted to Messrs. Finchum, Sr. and Finchum, Jr. were granted as additional compensation in exchange for their efforts to locate a suitable securities underwriter for this public offering.


    On December 3, 1999 we entered into an agreement for our acquisition of Jamberry Lakes Digital Media, Inc. with its sole shareholder, Jamberry Lakes, LLC., Gregory E. Dukoff, one of our director-nominees at the time of our agreement, is an officer and director of Jamberry Lakes Digital Media, Inc. and is the managing member of Jamberry Lake, LLC, the sole shareholder of Jamberry Lakes Digital Media, Inc.



    In our agreement to acquire Jamberry Lakes Digital Media, Inc., we agreed to pay $1,000,000 as follows: 125,000 of our shares of common stock at the completion of this public offering and an additional number of our shares having a value equal to 10% of the amount by which the average equity market capitalization exceeds $75,000,000 on each of the 30th, 60th and 90th day after the completion of this public offering. We also agreed to make a monthly capital contribution to Jamberry Lakes Digital Media, Inc. of $100,000 from August 15, 1999 until we close this public offering. At the date of this prospectus we have paid approximately $433,000 to Jamberry under this agreement. On March 29, 2000, we elected to terminate the agreement with Jamberry under the termination provisions of the agreement. As of the date of termination, we have no further obligation to Jamberry.


                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus. The information in this table provides the beneficial ownership for:

    - each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

    - each of our directors and director-nominees and executive officers; and

    - our executive officers and directors as a group.

    Unless otherwise indicated, the address of each beneficial owner is the same as our principal office location at 537 Myatt Drive, Madison, Tennessee 37115. Unless otherwise indicated, the individuals in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission.

    The number of shares beneficially owned by a person and the percentage ownership of that person includes shares of our common stock issuable upon exercise of warrants held by that person, but not those held by any other person, that are currently exercisable or exercisable within 60 days from the date of this prospectus.


                                                                            PERCENT BENEFICIALLY OWNED
NAMES AND ADDRESS OF                                 NUMBER OF SHARES    ---------------------------------
BENEFICIAL OWNER                                    BENEFICIALLY OWNED   BEFORE OFFERING   AFTER OFFERING*
--------------------                                ------------------   ---------------   ---------------
Roger D. Finchum, Sr..............................        2,961,668            69.6%             47.3%
Roger D. Finchum, Jr..............................          303,334             7.1%              4.9%
Lee Watson........................................           33,333            0.78%              .54%
William P. Jones..................................          166,667             3.9%              2.7%
Richard W. Weachter...............................        -0-                   -0-               -0-
Reginald W.H. Burrows.............................           50,000             1.0%              .79%
Max Herzog........................................          408,000             9.6%              6.5%
SchlobPlatz 1
  D-83684
  Tegerrsee, Germany
All directors and executive officers as a group
  (6) persons)....................................        3,515,002            82.4%            62.75%


    - Roger D. Finchum, Sr.'s beneficial ownership includes 300,000 immediately exercisable options to purchase 300,000 shares of our common stock at $1.00 per share. This option expires May, 2008.

    - Roger D. Finchum, Jr.'s beneficial ownership includes 100,000 immediately exercisable options to purchase 100,000 shares of our common stock at $1.00 per share. This option expires May, 2008.

------------------------

*   After Offering Assumes 6,257,112 shares.

                           DESCRIPTION OF SECURITIES

GENERAL


    Our authorized capital stock consists of 24,000,000 shares of common stock, $.001 par value per share and 1,000,000 shares of preferred stock, $.001 par value per share, the rights and preferences of which may be established from time to time by our board of directors. As of May 9, 2000, there were 4,257,112 shares of our common stock issued and outstanding, and 33,610 shares of our preferred stock outstanding.


    The description of our securities are summaries and do not contain all the information that may be important to you. For more complete information, you should read our certificate of incorporation and all amendments, which are all filed as exhibits to the registration statement of which this prospectus forms a part.

    COMMON STOCK

    Holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders and there are no cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefore, subject to any preferential dividend rights of any outstanding shares of preferred stock. Upon the liquidation, dissolution or winding up of us, holders of our common stock are entitled to share in our assets remaining after the payment of all liabilities and liquidation preferences on any outstanding shares of preferred stock.

    Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, duly authorized, validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

    PREFERRED STOCK

    We have 33,610 shares of preferred stock outstanding. Our board of directors has the authority, without stockholder approval, to issue up to an aggregate of 1,000,000 shares of preferred stock, in one or more series. The board may fix the rights, preferences, privileges and restrictions of the shares of each series, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares may have rights senior to our common stock.

    The issuance of preferred stock may have the effect of delaying or preventing a change of control of us. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of our common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. We have no present plans to issue any shares of preferred stock.

    The holders of the issued and outstanding shares of preferred stock are entitled to receive dividends only as declared on a discretionary basis by the board of directors. Dividends, if any, payable on the preferred stock are in preference to dividends payable on the common stock and are non-cumulative. The holders of the outstanding preferred stock have a liquidation preference to holders of our common stock, which is an amount equal to $7.50 per share plus any declared but unpaid dividends.

    Two years after the date we issued our preferred stock, we may elect to redeem the outstanding preferred stock by paying the amount of the liquidation preference. Our outstanding preferred stock is automatically converted, on a one-for-one basis, in the event that we conduct and underwritten public offering of our common stock equal to or greater than $11.25 per share and the amount of the public offering exceeds $7,500,000. Holders of our outstanding preferred stock have voting rights in parity with our common stockholders.

    The holders of our outstanding preferred stock are entitled to piggyback registration rights on any registration statement filed by us after this public offering, subject to the right of our underwriters, in view of market conditions, to reduce the number of shares proposed to be registered in our subsequent public offerings. We have agreed to pay the expenses of two piggyback registrations, exclusive of underwriting discounts and special fees of counsel representing the selling shareholders. Expenses associated with any other registrations are to be borne pro rata among the selling shareholders and us, if we participate in the offering.

    COMMON STOCK PURCHASE WARRANTS

    We issued 33,610 common stock purchase warrants to our private placement investors, which are exercisable for a five-year term at a price of $5.00 per share of common stock. None of these warrants have been exercised as of the date of this prospectus. These warrants include provisions requiring an adjustment in the exercise price and the number in the event that we have a stock split, recapitalization or a similar event that alters our outstanding capitalization.

    THE UNDERWRITER'S WARRANTS


    In connection with the offering, we have agreed to issue and sell to the representative and/or its designees, at the closing of this offering, for nominal consideration, five year warrants to purchase 200,000 shares of common stock. The representative's warrants are exercisable at any time during a period of four years commencing at the beginning of the second year after their issuance and they are exercisable at a price that is equal to 165% of the initial public offering price of the common stock in this offering. The shares of common stock issuable upon exercise of the representative's warrants are identical to those offered to the public. The warrants will be accounted for in accordance with SFAS No. 123, and the resulting expense will be charged to additional paid-in capital as stock issuance costs.


    The representative's warrants contain anti-dilution provisions providing for adjustment of the number of securities issuable upon the exercise of the warrants under certain circumstances, including stock dividends, stock splits, mergers, acquisitions and re-capitalization's. The holders of the representative's warrants will have no voting, dividend or other stockholder rights with respect to the warrants.

    We have agreed to provide the holders of the representative's warrants certain registration privileges. During the four year period beginning one year after the effective date of our registration statement, we have agreed to use our best efforts to register, on one occasion, all of the representative's warrants and all of the common stock to be issued upon exercise of the representative's warrants, when and if requested by the representative. Our agreement includes granting to the representative a one-time demand registration right covering the common stock during the four year period and maintaining the effectiveness of the registration statement for at least nine months, at our sole expense, except for commissions and selling brokers' costs.

    In addition to this one time demand registration right, we agreed to piggyback registration rights if requested by the representative, during the term of the representative's warrants, to include in our registration statement next filed, the shares of common stock underlying the representative's warrants for registration, and to maintain a current registration statement covering those shares for a 12 month period.

TRANSFER AGENT AND REGISTRAR

    We intend to make application to appoint American Stock Transfer & Trust Company, New York, New York as our transfer agent and registrar.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Prior to this offering, there has been no public market for any of our securities and there can be no assurance that a significant public market for any of our securities will be developed or sustained after this offering. Sales of substantial amounts of our common stock in the public market after this offering, or the possibility of those sales occurring could adversely affect the prevailing market price for our securities and our ability to raise equity capital in the future.

    Upon completion of this offering, there will be 6,557,112 shares of our common stock outstanding, assuming the full exercise of the underwriter's over-allotment option. The 2,000,000 shares of common stock being offered by this prospectus, plus the 300,000 shares of our common stock if the overallotment option is exercised, will be freely tradable without restriction under the Securities Act, unless purchased by an affiliate of ours, as that term is defined under the rules and regulations of the Securities Act, which will be subject to the resale limitations of Rule 144 under the Securities Act.

    The remaining 4,257,111 shares of our common stock are considered "restricted securities" as defined in Rule 144. These shares were issued in private transactions and have not been registered under the Securities Act and, therefore, may not be sold unless registered under the Securities Act or sold pursuant to an exemption from registration, such as the exemption provided by Rule 144.

    In general, under Rule 144, beginning 90 days after the completion of this offering, a person, or persons whose shares are aggregated, who has beneficially owned restricted shares for at least one year, including the holding period of any prior owner who is not an affiliate of ours, would be entitled to sell within any three-month period, a number of shares that does not exceed the greater of:

    - one percent, or approximately 650,000 shares following this offering, of the number of shares of our common stock then outstanding; or

    - the average weekly trading volume of our common stock during the four calendar weeks preceding the sale.

    Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and to the availability of current public information about us.

    Under Rule 144(k), a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale, and who has beneficially owned the shares for at least two years, including the holding period of any prior owner who is not an affiliate of ours, would be entitled to sell those shares under Rule 144(k) without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

    Beginning 90 days after the completion of this offering, shares of common stock issuable upon exercise of options granted by us prior to the effective date of the registration statement will be eligible for sale in the public market pursuant to Rule 701 under the Securities Act, subject to the lock-up agreements described below. In general, Rule 701 permits re-sales of shares issued under certain compensatory benefit plans commencing 90 days after the issuer becomes subject to the reporting requirements of the Securities Exchange Act in reliance upon Rule 144, but without compliance with restrictions, including the holding period requirements, contained in Rule 144.

    Our existing stockholders, our executive officers and directors, have agreed that, for a period of 180 days from the completion of this offering, they will not, without the prior written consent of Nutmeg Securities, Ltd.:

    offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock.

                                  UNDERWRITING

    Subject to the terms and conditions of the underwriting agreement, the form of which is filed as an exhibit to the registration statement filed with the Commission of which this prospectus is a part, the underwriters named below, severally and not jointly, have agreed through Nutmeg Securities, Ltd. as the representative of the underwriters, to purchase from us, and we have agreed to sell to the underwriters, the aggregate number of shares set forth opposite their respective names:

UNDERWRITERS                                                  NUMBER OF SHARES
------------                                                  ----------------
Nutmeg Securities, Ltd......................................
    Total:..................................................     2,000,000
                                                                 =========

    The underwriting agreement provides that the obligations of the several underwriters under that agreement are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from our counsel and our independent public accountants. The underwriters are committed to take and to pay for all of the shares offered hereby, if any are purchased. In the event of a default by any of the underwriters, the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

    The underwriters will offer the shares to the public at the public offering price set forth on the cover page of this prospectus. The underwriters may allow some dealers concessions of not more than $ per share. The underwriters also may allow, and those dealers may re-allow, a concession of not more than $ per share to some other dealers. The public offering price, concessions, and re-allowances may be changed after the completion of this offering.

    We granted to the underwriters an option, exercisable within 45 days after the effective date of the registration agreement, to purchase up to an additional 300,000 shares of common stock at the initial public offering price less the underwriting discounts and non-accountable expenses allowance. The underwriters may exercise this option only to cover over-allotments, if any. If any shares and/or warrants are purchased pursuant to this option, the underwriters will severally purchase the shares and/or warrants in approximately the same proportion as set forth above.

    We agreed to indemnify the underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters and their controlling persons may be required to make in respect thereof.

    We also agreed to pay to the representative, a non-accountable expense allowance equal to three percent of the gross proceeds of this offering, $25,000 of which has been paid to date.

    We also agreed to pay all expenses in connection with qualifying the securities under the laws of those states that the representative may designate, including fees and expenses of counsel retained for these purposes by the representative, and the costs and expenses in connection with qualifying the offering with the National Association of Securities Dealers, Inc.

    The representative of the underwriters has informed us that the underwriters do not expect sales of the shares offered by this prospectus to be made to discretionary accounts to exceed five percent of the total number of shares offered.

    Our existing stockholders, our executive officers and directors, have agreed that, for a period of 180 days from the completion of this offering, they will not, without the prior written consent of Nutmeg Securities, Ltd.:

    offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock.

    We have agreed to issue and sell to the representative of the underwriters and/or its designees, for nominal consideration, five-year warrants to purchase 200,000 shares of our common stock. The representative's warrants are exercisable for a period of four years commencing one-year after the date of issuance at a price equal to 165% of the initial public offering price per share of common stock. The representative's warrants contain anti-dilution provisions providing for adjustments of the exercise price and the number of shares issuable upon exercise, upon the occurrence of certain events, including stock dividends, stock splits, and recapitalizations.

    The representative's warrants contain certain demand and piggyback registration rights relating to the shares of common stock issuable thereunder. For the life of the representative's warrants, the representative will have the opportunity to profit from a rise in the market price of our shares of common stock. The representative's warrants are restricted from sale, transfer, assignment or hypothecation for the one year period from the date of this prospectus, except to officers or partners of the underwriters and members of the selling group and/or their officers or partners.

    We agreed to grant the representative a right of first refusal to act as underwriter, placement agent or investment banker for a period of 12 months after the completion of this offering for any sale of securities made by us in transactions which are valued equal to or greater than $5,000,000 in the aggregate.

    We agreed that for two years from the completion of this offering, the representative may designate Daniel F. Guilfoile of Nutmeg Securities, Ltd. as an observer to the board of directors. This observer will have no voting privileges as a director but will be entitled to receive notice of our directors' meetings and a right to receive information considered by our board. The representative has not yet exercised this right to designate this observer. We have agreed to reimburse the board observer for all out-of-pocket expenses incurred in connection with the observer's attendance at meetings of our board of directors.

    Prior to this offering, there has been no public market for any of our securities. The initial public offering price of the shares offered hereby will be determined by negotiations between the representative and us. Among the factors considered in determining the price, include the prevailing market conditions, including the history of and the prospects for the industry in which the company competes, an assessment of our management, our prospects, and our capital structure. The offering price does not necessarily bear any relationship to our assets, results of operations or net worth. There can be no assurance that an active trading market will develop for any of the securities offered by this prospectus, or that such securities will trade in the public market at or above the initial public offering price.

    The representative, on behalf of the underwriters, may engage in over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids. An over-allotment involves syndicate sales in excess of this offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the shares of common stock and/or warrants being offered so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the shares of common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

    Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares of common stock and warrants originally sold by the syndicate member are purchased in a syndicate covering transaction and penalty bids may cause the price of the shares of common stock to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on the Nasdaq National Market System or otherwise, and if commenced, may be discontinued at any time. In addition, the underwriters may engage in passive market making transactions in our securities on the Nasdaq National Market System in accordance with Rule 103 of Regulation M. Neither the underwriters nor we make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities offered by this prospectus.

    Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities offered in this prospectus. These actions include purchasing the securities to cover some or all of a short position of any of the securities maintained by the representative and the imposition of penalty bids.

                                 LEGAL MATTERS

    The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Gregory Bartko, Esq., of the Law Offices of Gregory Bartko, Atlanta, Georgia, and Novack Burnbaum & Crystal, P.C., New York, New York our legal counsel. Certain legal matters will be passed upon for the underwriters by Gersten, Savage & Kaplowitz, LLP, New York, New York.

                                    EXPERTS


    Our financial statements as of November 30, 1999 and for the two years ended November 30, 1999 included in this prospectus have been so included in reliance on the report of Daszkal, Bolton, Manela, Devlin & Co. Certified Public Accountants, A Partnership of Professional Associations, Boca Raton, Florida independent auditors, given on the authority of such firm as experts in auditing and accounting.



    The financial statements for Advertising That Works, Inc., 1199 MAC, Inc. d/b/a Magnum Digital Services, Inc., and Display Arts, Inc. for the two year period ended December 31, 1999 included in this prospectus have been so included in reliance on the report of Daszkal, Bolton, Manela, Devlin & Co. Certified Public Accountants, A Partnership of Professional Associations, Boca Raton, Florida independent auditors, given on the authority of such firm as experts in auditing and accounting.


    The audited financial statements for Stonehouse Graphics (Pty), Ltd. for the two-year period ended February 28, 1998 and 1999 and the unaudited interim financial statements for the nine months ended November 30, 1999 included in this prospectus have been so included in this prospectus in reliance on the report of Snyders & Co., Chartered Accounts S.A., independent public accountants, given on the authority of such firm as experts in auditing and accounting.

    The audited financial statements for Top Copy CC for the two-year period ended February 28, 1998 and 1999 and the unaudited interim financial statements for the nine months ended November 30, 1999 included in this prospectus have been so included in this prospectus in reliance on the report by H J Hugo and Associates, Chartered Accountants S.A., independent public accountants, given on the authority of such firm as experts in auditing and accounting.

    The audited financial statements for the Virtual Color Group for the two-year period ended February 28, 1998 and 1999 and the unaudited interim financial statements for the nine months ended November 30, 1999 included in this prospectus have been so included in this prospectus in reliance on the report by PricewaterhouseCoopers, independent public accountants, given on the authority of such firm as experts in auditing and accounting.


    The audited financial statements for Jamberry Lake Digital Media, Inc. for the period from inception to December 31, 1999 included in this prospectus have been so included in this prospectus in reliance on the report by Daszkal, Bolton, Manela, Devlin & Co. Certified Public Accountants, A Partnership of Professional Associations, Boca Raton, Florida independent auditors, given on the authority of such firm as experts in auditing and accounting.

                              COLORSMART.COM, INC.
                              FINANCIAL STATEMENTS
                     YEARS ENDED NOVEMBER 30, 1999 AND 1998

                               TABLE OF CONTENTS


Independent Auditor's Report................................       1

Financial Statements:

  Balance Sheets at November 30, 1999 and 1998 and unaudited at February 29/28, 2000
    and 1999................................................       2

  Statements of Operations for the years ended November 30,
    1999 and 1998 and unaudited for the three months ended
    February 29/28, 2000 and 1999...........................       3

  Statements of Changes in Stockholders' Equity (deficit)
    for the years ended November 30, 1999 and 1998 and
    unaudited for the three months ended February 29/28,
    2000 and 1999...........................................       4

  Statements of Cash Flows for the years ended November 30,
    1999 and 1998 and unaudited for the three months ended
    February 29/28, 2000 and 1999...........................       5

Notes to Financial Statements...............................    6-14

                       DASZKAL BOLTON MANELA DEVLIN & CO.

                          CERTIFIED PUBLIC ACCOUNTANTS

                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

      2401 N.W. BOCA RATON BOULEVARD, SUITE 100 BOCA RATON, FLORIDA 33431
                  TELEPHONE (561) 367-1040 FAX (561) 750-3236

JEFFREY A. BOLTON, CPA, P.A.                    MEMBER OF THE AMERICAN INSTITUTE

MICHAEL I. DASZKAL, CPA, P.A.                    OF CERTIFIED PUBLIC ACCOUNTANTS

ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN. CPA, P.A.
MICHAEL S. KRIDEL, CPA

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Colorsmart.com, Inc.


    We have audited the accompanying balance sheets of Colorsmart.com, Inc. as of November 30, 1999 and 1998, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Colorsmart.com, Inc., as of November 30, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                    /s/ DASZKAL BOLTON MANELA DEVLIN & CO.

Boca Raton, Florida
January 21, 2000

                              COLORSMART.COM, INC.

                                 BALANCE SHEETS

                                                                                       FEBRUARY 29/28,
                                                     NOVEMBER 30,   NOVEMBER 30,   ------------------------
                                                         1999           1998          2000          1999
                                                     ------------   ------------   -----------   ----------
                                                                                         (UNAUDITED)

                                                  ASSETS
Current assets:
  Cash.............................................  $        --     $     408     $    23,936   $       --
  Accounts receivable..............................           --        10,910              --       10,910
  Inventories......................................           --        15,500              --       15,500
  Prepaid expenses.................................       31,000            --          31,000       35,035
                                                     -----------     ---------     -----------   ----------
    Total current assets...........................       31,000        26,818          54,936       61,445
                                                     -----------     ---------     -----------   ----------
Property and equipment, net:.......................      350,683       268,729         335,683      246,094
                                                     -----------     ---------     -----------   ----------
Other assets:
  Deposits and other...............................       10,730         3,875          10,730        3,875
  Advances for acquisitions........................      566,237            --         401,284           --
                                                     -----------     ---------     -----------   ----------
    Total other assets.............................      576,967         3,875         412,014        3,875
                                                     -----------     ---------     -----------   ----------
    Total assets...................................  $   958,650     $ 299,422     $   802,633   $  311,414
                                                     ===========     =========     ===========   ==========

                              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable.................................  $    69,425     $   3,000     $   143,766   $       --
  Checks outstanding in excess of bank balance.....       25,859         8,410              --       47,580
  Accrued expenses.................................        4,197        12,631           9,804       19,737
  Current maturities of notes payable..............      103,298         3,489         103,298        3,489
  Current maturities of capital leases.............       15,456         7,566          15,456        7,566
  Note payable, stockholder........................           --            --         300,000           --
  Note payable, stockholder/officer................       20,091        78,005         260,893       36,574
                                                     -----------     ---------     -----------   ----------
    Total current liabilities......................      238,326       113,101         833,217      114,946
                                                     -----------     ---------     -----------   ----------
Long-term liabilities:
  Note payable, net of current portion.............       14,744        10,174          14,168       12,718
  Capital lease obligations, net of current
    portion........................................       60,291        35,430          57,680       29,769
                                                     -----------     ---------     -----------   ----------
    Total long term liabilities....................       75,035        45,604          71,848       42,487
                                                     -----------     ---------     -----------   ----------
Stockholders' equity (deficit):
  Preferred stock, $.001 par value; $7.50
    liquidation preference value; authorized
    1,000,000 shares, 33,610 shares and -0- shares
    issued and outstanding in 1999 and 1998,
    respectively...................................           34            --              34           --
  Common stock, $.001 par value; authorized
    24,000,000 shares; 4,257,112 and 3,799,226
    shares issued and outstanding in 1999 and 1998,
    respectively...................................        4,257         3,799           4,257        3,911
  Additional paid-in capital.......................    2,507,051       918,236       2,419,051    1,058,625
  Accumulated deficit..............................   (1,866,053)     (781,318)     (2,525,774)    (908,555)
                                                     -----------     ---------     -----------   ----------
    Total stockholders' equity.....................      645,289       140,717        (102,432)     153,981
                                                     -----------     ---------     -----------   ----------
    Total liabilities and stockholders' equity
      (deficit)....................................  $   958,650     $ 299,422     $   802,633   $  311,414
                                                     ===========     =========     ===========   ==========

                See accompanying notes to financial statements.

                              COLORSMART.COM, INC.

                            STATEMENTS OF OPERATIONS

                                                                              THREE MONTHS ENDED
                                                                                FEBRUARY 29/28
                                              YEAR ENDED     YEAR ENDED           (UNAUDITED)
                                             NOVEMBER 30,   NOVEMBER 30,   -------------------------
                                                 1999           1998          2000          1999
                                             ------------   ------------   -----------   -----------
Net sales..................................  $    57,617    $   127,191    $        --   $    17,321
Costs of goods sold........................       40,469         63,886             --         1,600
                                             -----------    -----------    -----------   -----------
Gross profit...............................       17,148         63,305             --        15,721
General and administrative expenses:
  Salaries and wages.......................      640,578        501,808         64,338        30,133
  Depreciation and amortization............       90,541         55,367         15,000        22,635
  Other general and administrative
    expenses...............................      350,058        199,884        149,862        87,370
  Write down of investment.................           --             --        425,000            --
                                             -----------    -----------    -----------   -----------
    Total general and administrative
      expenses.............................    1,081,177        757,059        654,200       140,138
                                             -----------    -----------    -----------   -----------
Loss from operations.......................   (1,064,029)      (693,754)      (654,200)     (124,417)
                                             -----------    -----------    -----------   -----------
Other income (expense):
  Interest income..........................           --          1,140             --            --
  Interest expense.........................      (20,706)        (2,060)        (5,521)       (2,820)
                                             -----------    -----------    -----------   -----------
    Total other expense....................      (20,706)          (920)        (5,521)       (2,820)
                                             -----------    -----------    -----------   -----------
Net loss...................................  $(1,084,735)   $  (694,674)   $  (659,721)  $  (127,237)
                                             ===========    ===========    ===========   ===========
Net loss per share (basic and diluted).....  $     (0.27)   $     (0.22)   $     (0.15)  $     (0.03)
                                             ===========    ===========    ===========   ===========
Weighted average common shares
  outstanding..............................    4,051,971      3,110,229      4,257,112     3,854,927
                                             ===========    ===========    ===========   ===========

                See accompanying notes to financial statements.

                              COLORSMART.COM, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                     COMMON STOCK         PREFERRED STOCK      ADDITIONAL
                                 --------------------   --------------------    PAID-IN     ACCUMULATED
                                  SHARES      AMOUNT     SHARES     AMOUNT      CAPITAL       DEFICIT       TOTAL
                                 ---------   --------   --------   ---------   ----------   -----------   ----------
Balance, November 30, 1997.....  2,492,288    $2,492         --    $     --    $  228,165   $   (86,644)  $  144,013
Issuance of common stock.......    836,295       837         --          --       357,382            --      358,219
Stock issuance costs...........         --                                        (53,595)                   (53,595)
Net loss, 1998.................         --        --         --          --            --      (307,919)    (307,919)
                                 ---------    ------     ------    ---------   ----------   -----------   ----------
Balance, November 30, 1998.....  3,328,583     3,329         --          --       531,952      (394,563)     140,718
Prior period adjustment........    470,643       470         --          --       386,285      (386,755)          --
                                 ---------    ------     ------    ---------   ----------   -----------   ----------
Balance, November 30, 1998 (as
  restated)....................  3,799,226     3,799         --          --       918,237      (781,318)     140,718
Issuance of common stock.......    257,551       258         --          --     1,099,742            --    1,100,000
Common stock issued in
  acquisition..................     33,334        33         --          --        33,301            --       33,334
Issuance of preferred stock....         --        --     33,610          34       252,041            --      252,075
Common stock issued for
  services.....................    167,001       167         --          --       834,838            --      835,005
Stock issuance costs...........         --        --         --          --      (631,108)           --     (631,108)
Net loss--November 30, 1999....         --        --         --          --            --    (1,084,735)  (1,084,735)
                                 ---------    ------     ------    ---------   ----------   -----------   ----------
Balance, November 30, 1999.....  4,257,112     4,257     33,610          34     2,507,051    (1,866,053)     645,289
Stock issusance costs..........         --        --         --          --       (88,000)           --      (88,000)
Net loss--February 2000
  (Unaudited)..................         --        --         --          --            --      (659,721)    (659,721)
                                 ---------    ------     ------    ---------   ----------   -----------   ----------
Balance--February 2000
  (Unaudited)..................  4,257,112    $4,257     33,610    $     34    $2,419,051   $(2,525,774)  $ (102,432)
                                 =========    ======     ======    =========   ==========   ===========   ==========

                See accompanying notes to financial statements.

                              COLORSMART.COM, INC.

                            STATEMENTS OF CASH FLOWS

                                                                               THREE MONTHS ENDED
                                                                                 FEBRUARY 29/28
                                                 YEAR ENDED     YEAR ENDED         (UNAUDITED)
                                                NOVEMBER 30,   NOVEMBER 30,   ---------------------
                                                    1999           1998         2000        1999
                                                ------------   ------------   ---------   ---------
Cash flows from operating activities:
  Net loss....................................  $(1,084,735)     $(694,674)   $(659,721)  $(127,237)
  Adjustments to reconcile net loss to net
    cash used by operating activities:
      Depreciation and amortization...........       90,541         55,367       15,000      22,635
      Common stock issued for services........      416,670        386,755           --          --
      Write down in investment................           --             --      235,000          --
Changes in assets and liabilities:
(Increase) decrease in:
  Accounts receivable.........................       10,910        (10,910)          --          --
  Inventory...................................       15,500         (7,735)          --          --
  Prepaid expenses............................      (31,000)            --           --     (35,035)
  Deposits and other..........................       (7,760)        (3,624)          --          --
  Advances for acquisitions...................           --             --      (70,049)         --
Increase (decrease) in:
  Accounts payable............................       66,425        (62,204)      74,342      (3,000)
  Accrued expenses............................       (8,433)        10,670        5,609       7,106
                                                -----------      ---------    ---------   ---------
Net cash used by operating activities.........     (531,882)      (326,355)    (399,819)   (135,531)
                                                -----------      ---------    ---------   ---------
Cash flows from investing activities:
      Purchase of property and equipment......     (113,716)       (86,778)          --          --
      Advances for acquisitions...............     (532,903)            --           --          --
                                                -----------      ---------    ---------   ---------
Net cash used by investing activities.........     (646,619)       (86,778)          --          --
                                                -----------      ---------    ---------   ---------
Cash flows from financing activities:
      Checks in excess of bank balances.......       17,449          8,410      (25,859)     39,170
      Issuance of common stock................    1,100,000        358,219           --     140,501
      Issuance of preferred stock.............      252,075             --           --          --
      Repayment of capital leases.............       (8,043)          (587)      (2,611)         --
      Proceeds from capital leases............        3,020             --           --      23,672
      Repayment of note payable...............      (15,721)        (2,940)          --     (26,789)
      Proceeds from notes payable.............      100,000             --           --          --
      Payments on notes payable...............           --             --         (577)
      Proceeds from note payable,
        stockholder...........................           --             --      300,000
      Increase (decrease) in note payable,
        stockholder/officer...................      (57,914)        70,505      240,802     (41,431)
      Stock issuance costs....................     (212,773)       (53,595)     (88,000)         --
                                                -----------      ---------    ---------   ---------
Net cash provided by financing activities.....    1,178,093        380,012      423,755     135,123
                                                -----------      ---------    ---------   ---------
Net (decrease) increase in cash...............         (408)       (33,121)      23,936        (408)
Cash at beginning of period...................          408         33,529           --         408
                                                -----------      ---------    ---------   ---------
Cash at end of period.........................  $        --      $     408    $  23,936   $      --
                                                ===========      =========    =========   =========

                See accompanying notes to financial statements.

                              COLORSMART.COM, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--ORGANIZATION AND DESCRIPTION OF BUSINESS

    Colorsmart.com, Inc. (the "Company") specializes in digital imaging, the sale of stock photographic images and large format digital printing. The Company is focusing on Internet commerce, but also provides textile-printing services. Customers are primarily wholesale to the trade. The Company has been in this business since 1997. Prior to its formation as a corporation in July 1997, the Company existed as a partnership that began operations on February 2, 1997.


    The Company has entered into agreements to acquire the stock or the assets of ten (10) companies in the digital printing and multimedia businesses. One of these companies specializes in the design and production of multimedia advertising, marketing and presentation applications for delivery over the Internet and CD-ROM. The others are commercial digital printing companies located in the United States and the Republic of South Africa. See notes 13 and 17.


    These acquisitions are contingent upon the completion of a successful initial public offering. There can be no assurance that the initial public offering will be successful, and failure to complete the initial public offering would have a material adverse effect on the Company.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

    The Company considers all highly-liquid debt instruments with original maturities of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and are being depreciated using the straight-line method, over the estimated useful lives of three to seven years. Leasehold improvements are stated at cost and are being amortized over the lesser of the term of the lease or the estimated useful life of the asset. Depreciation expense includes the amortization of capital lease assets.

USE OF ESTIMATES

    The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

REVENUE RECOGNITION


    Generally, revenues from sales of products are recognized when products are shipped. Revenue from services are recognized when the services are performed.


INVENTORY

    Inventory consists primarily of materials used in the digital printing process, and is stated at the lower of cost or market, with cost determined on the first-in, first-out (FIFO) method.

ADVERTISING COSTS

    Advertising costs are expensed as incurred. The Company incurred approximately $10,035 and $5,776 in advertising costs during the years ended November 30, 1999 and November 30, 1998, respectively.

                              COLORSMART.COM, INC.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK COMPENSATION



    The Company has adopted Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation." SFAS 123 encourages the use of a fair-value-based method of accounting for stock-based awards under which the fair value of stock option is determined on the date of grant and expensed over the vesting period. Under SFAS 123, companies may, however, measure compensation costs for those plans using the method prescribed by Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees." Companies that apply APB No. 25 are required to include pro forma disclosures of net earnings and earning per share as if the fair-value-based method of accounting had been applied. The Company elected to account for such plans under the provisions of APB No. 25.



UNAUDITED INTERIM INFORMATION



    The information presented as of February 29/28, 2000 and 1999, and for the three month periods ended February 29/28, 2000 and 1999, has not been audited. In the opinion of management, the unaudited interim financial statements include all adjustments necessary to present fairly the Company's financial position as of February 29/28, 2000 and 1999, and the results of its operations and its cash flows for the three months ended February 29/28, 2000 and 1999, and the stockholder's deficit for the three months ended February 29/28, 2000.


NOTE 3--MANAGEMENT'S CONSIDERATION OF GOING CONCERN MATTERS


    As shown in the accompanying financial statements, the Company incurred net losses of $1,084,735 and $694,674 during the years ended November 30, 1999 and 1998, respectively. The ability of the Company to continue as a going concern is dependent on the successful completion of the proposed acquisitions and its ability to generate sufficient revenues to achieve and maintain profitability. In order to successfully complete the acquisitions and to generate sufficient revenues, the Company is dependent upon the successful completion of its initial public offering. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


NOTE 4--PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                          1999        1998
                                                        ---------   ---------
Software..............................................  $  29,814   $   9,139
Leasehold improvements................................      5,100       5,100
Equipment.............................................    280,732     242,263
Equipment under capital leases........................    124,378      43,584
Automobile............................................     55,663      24,010
                                                        ---------   ---------
    Total property and equipment......................  $ 495,687   $ 324,096

Less: accumulated depreciation........................   (145,004)    (55,367)
                                                        ---------   ---------
    Property and equipment, net.......................  $ 350,683   $ 268,729
                                                        =========   =========

                              COLORSMART.COM, INC.

NOTE 4--PROPERTY AND EQUIPMENT (CONTINUED)

    Depreciation expense for the years ended November 30, 1999 and 1998 was $89,637 and $55,367, respectively.


NOTE 5--RELATED PARTY TRANSACTIONS

    At November 30, 1999, the Company had an outstanding payable to a stockholder/officer in the amount of $20,091, payable on demand.

    The transactions involving the stockholder/officer are summarized below:

                                                          1999        1998
                                                        ---------   ---------
Balance at December 1, 1998...........................  $  78,005   $   7,500
Advances to company...................................    196,500     580,975
Repayment to stockholder/officer......................   (254,414)   (510,470)
                                                        ---------   ---------
Balance at November 30, 1999..........................  $  20,091   $  78,005
                                                        =========   =========

NOTE 6--BORROWINGS

                                                                1999        1998
                                                              ---------   --------
Revolving line of credit with borrowings up to $100,000,
  interest accrues at 8.5% and is payable monthly,
  collateralized by the Company's furniture, fixtures and
  equipment, personally guaranteed by shareholder...........  $ 100,000   $     --

Loan payable for automobile, requiring monthly payments of
  $379, including interest at 8.75%.........................         --     13,663

Loan payable for automobile, requiring monthly payments of
  $408, including interest at 7.95%, due May, 2004..........     18,042         --
                                                              ---------   --------
                                                                118,042     13,663
Less: current portion.......................................   (103,298)    (3,489)
                                                              ---------   --------
    Total...................................................  $  14,744   $ 10,174
                                                              =========   ========

    Maturities of the notes payable are as follows:

YEARS ENDED
NOVEMBER 30,
------------
2000..............................  $103,298
2001..............................     3,882
2002..............................     4,282
2003..............................     4,547
2004..............................     2,033
                                    --------
    Total.........................  $118,042
                                    ========

                              COLORSMART.COM, INC.

NOTE 7--LEASE COMMITMENTS

    Certain non-cancelable leases are classified as capital leases, and the leased assets are included as part of "Property and equipment." Other leases are classified as operating leases and are not capitalized. Details of the capitalized leased assets are as follows:

                                                             1999       1998
                                                           --------   --------
Equipment................................................  $124,378   $43,584
Less: accumulated amortization...........................   (16,795)   (4,358)
                                                           --------   -------
    Total................................................  $107,583   $39,226
                                                           ========   =======

    The Company leases its corporate offices under an operating lease with a term of three years, payable in monthly installments. Total lease expense for the years ended November 30, 1999 and 1998, was $45,916 and $38,454, respectively.

    The future minimum lease payments under operating and capital leases are as follows:

YEARS ENDED                                               CAPITAL    OPERATING
NOVEMBER 30,                                               LEASES     LEASES
------------                                              --------   ---------
2000....................................................  $ 32,121    $42,000
2001....................................................    30,343     14,000
2002....................................................    30,343         --
2003....................................................    22,501         --
                                                          --------    -------
Total minimum lease payments............................  $115,308    $56,000
                                                                      =======
Less: amount representing interest......................   (39,561)
                                                          --------
Present value of net minimum lease payments.............    75,747

Less: current maturities................................   (15,456)
                                                          --------
Long-term obligation....................................  $ 60,291
                                                          ========

NOTE 8--STOCKHOLDERS' EQUITY

COMMON STOCK ISSUED FOR CASH


    During the year ended November 30, 1999, the Company issued 257,551 shares of common stock for cash. The total amount obtained from the issuance of these common shares was $924,727, net of $175,273 cost of issuance. In May of 1999, the Company also issued 33,334 shares of common stock in an acquisition and 167,001 shares for services. These services were for officer compensation ($416,670) and stock issuance cost ($418,335) and are valued at $5.00 per share. The 33,334 shares issued as part of the acquisition of Magnum Digital were valued at $1.00 per share based on the asset purchase agreement.



    During the year ended November 30, 1998, the Company issued 920,268 shares (after reverse split) of common stock. The price of the stock ranged from $0.10 per share to $1.00 per share. The total amount obtained from the issuance of these common shares was $304,624, net of $53,595 cost of issuance. Also, during the year ended November 30, 1998, the Company issued 386,668 common shares to employees as compensation for services. These shares were valued at $386,668. See note 15.

                              COLORSMART.COM, INC.

NOTE 8--STOCKHOLDERS' EQUITY (CONTINUED)

PREFERRED STOCK ISSUED FOR CASH


    During the year ended November 30, 1999, the Company sold 16,805 units; each unit consisting of two shares of preferred stock and two purchase warrants for two additional shares of common stock. Each purchase warrant entitles the holder to purchase a share of common stock for $5.00 per share. The Company issued 33,610 shares of preferred stock during the year. The total amount obtained from the issuance of these preferred shares was $214,575, net of $37,500 of cost of issuance.


    The holders of the issued and outstanding shares of preferred stock are entitled to receive dividends only as declared on a discretionary basis by the board of directors. Dividends, if any, payable on the preferred stock are in preference to dividends payable on the common stock and are non-cumulative. The holders of the outstanding preferred stock have a liquidation preference to holders of the common stock, which is an amount equal to $7.50 per share plus any declared but unpaid dividends.



    Two years after the date of issuance of the preferred stock, the Company, at its sole election, may redeem the preferred stock at the liquidation amount. In addition, the preferred stock is automatically converted to common stock, on a one-for-one basis, in the event the Company has an underwritten public offering of the Company's common stock equal to or greater than $11.25 per share and the amount of the offering exceeds $7,500,000. The preferred stock has the same voting rights as the common stock.


REVERSE STOCK SPLIT


    On December 28, 1998, the Company's Board of Directors authorized a 1-for-3 reverse stock split effective December 28, 1998, for stockholders of record on December 28, 1998. This resulted in a reduction in the number of shares of common stock. The accompanying financial statements have been restated to reflect the reverse stock split as if it had occurred on November 30, 1997.


NOTE 9--CONCENTRATION OF CREDIT RISK

    The Company maintains its cash in what it believes to be credit worthy financial institutions. The balances, at times, may exceed federally insured limits. At November 30, 1999 and 1998, the Company was within the insured limit. The Company routinely assesses the financial strength of its customers, and, as a consequence, believes its trade accounts receivable exposure is limited.

NOTE 10--FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying value of the Company's financial instruments approximates the fair market value, due to their short-term maturities and interest rates.

NOTE 11--INCOME TAXES

    Deferred income (taxes) benefits are provided for on certain income and expenses which are recognized in different periods for tax and financial reporting purposes. There are no significant temporary or permanent differences between the financial statement income and taxable income.

                              COLORSMART.COM, INC.

NOTE 11--INCOME TAXES (CONTINUED)
    Sources of temporary differences and the resulting tax assets and liabilities are as follows:

                                                              DEFERRED TAX
                                                                 ASSETS
                                                              ------------
Net operating loss carryforwards
  Federal and State.........................................   $1,779,409
Applicable tax rate
  (34% Federal, 6% State)...................................           40%
                                                               ----------
                                                                  711,764
Valuation allowance.........................................     (711,764)
                                                               ----------
Net deferred tax asset......................................   $       --
                                                               ==========

    The (provision) benefit for income taxes consists of the following:

                                                                 1999          1998
                                                              -----------   -----------
Current.....................................................  $        --   $        --
Deferred....................................................           --            --
                                                              -----------   -----------
    Total...................................................  $        --   $        --
                                                              ===========   ===========


    The Company has net operating loss carryovers of $1,084,735 and $694,674, which expire in 2014 and 2013, respectively.


NOTE 12--SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

    The following is supplemental information of cash flow information for the periods ended November 30, 1999 and 1998.

                                                       YEAR ENDED     YEAR ENDED
                                                      NOVEMBER 30,   NOVEMBER 30,
                                                          1999           1998
                                                      ------------   ------------
Cash paid during the year for:
  Interest..........................................    $ 20,706       $  2,060
                                                        ========       ========
Non cash transactions affecting investing and
  financing activities:
  Equipment acquired under capital lease............    $ 40,794       $ 43,584
                                                        ========       ========
  Equipment acquired under note payable.............    $ 20,100       $     --
                                                        ========       ========
  Common stock issued for services..................     167,001        386,668
                                                        ========       ========
  Common stock issued for acquisitions..............      35,334             --
                                                        ========       ========

NOTE 13--ACQUISITIONS

    The Company has entered into ten (10) separate agreements to acquire unrelated corporations within the printing and multimedia industries. These acquisitions are contingent upon the successful completion

                              COLORSMART.COM, INC.

NOTE 13--ACQUISITIONS (CONTINUED)
of the Company's initial public offering, which is planned for fiscal year ending November 30, 2000. There can be no assurance that the initial public offering will be successful, which would materially adversely affect the Company's ability to complete these acquisitions.

1999

    In January, 1999, the Company agreed to acquire four (4) companies; Virtual Colour and its affiliates, a South African printing company for approximately $1,800,000 in cash of which approximately $800,000 will be used to pay off Virtual Colour and Subsidiaries outstanding liabilities and is contingent upon the initial public offering. The acquisition will be accounted for as a purchase, and the results of operations and goodwill will be included in the consolidated financial statements at the date of closing.

    In May, 1999, the Company agreed to acquire Top Copy CC, a South African printing company for approximately $430,000 in cash of which approximately $30,000 will be used to pay off Top Copy CC's outstanding liabilities and is contingent upon the initial public offering. The acquisition will be accounted for as a purchase, and the results of operations and goodwill will be included in the consolidated financial statements at the date of closing.

    In June, 1999, the Company agreed to acquire Display Arts, Inc., for approximately $1,300,000 in cash, of which approximately $300,000 will be used to retire the outstanding liabilities of Display Arts, Inc., and the purchase is contingent upon the initial public offering. The acquisition will be accounted for as a purchase, and the results of operations and goodwill will be included in the consolidated financial statements at the date of closing.

    In December, 1999, the Company agreed to acquire Jamberry Lake Digital Media, Inc., for $1,000,000 in cash and 125,000 shares of Colorsmart.com, Inc., common stock. The purchase is contingent upon the initial public offering. The acquisition will be accounted for as a purchase, and the results of operations and goodwill will be included in the consolidated financial statements at the date of closing.

1998

    In September, 1998, the Company entered into an agreement to purchase all of the outstanding common shares of Advertising That Works, Inc. As consideration, the Company will pay $1,500,000 in cash to the shareholder of Advertising That Works, Inc. The agreement calls for $500,000 of the purchase price to be used to purchase the land and building, which is owned by the sole stockholder. The acquisition will be accounted for as a purchase and the results of operations and goodwill will be included in the consolidated financial statements beginning with the date of closing.


    Additionally, in September, 1998, the Company entered into an agreement to purchase all of the common stock of Magnum Digital Services Corporation. As consideration, the Company will pay $500,000 in cash and issue 66,667 shares of Colorsmart.com, Inc. common stock. The value of the stock will be determined when the transaction is closed and is contingent on the Company completing the initial public offering. In addition, approximately $275,000 of the cash will be used to reduce the outstanding liabilities of Magnum Digital Services Corporation. The acquisition will be accounted for as a purchase and the results of operations and goodwill will be included in the consolidated financial statements beginning at the date of closing.

                              COLORSMART.COM, INC.

NOTE 13--ACQUISITIONS (CONTINUED)
    In October, 1998, the Company entered into an agreement to purchase all of the common stock of Stonehouse Graphics (Pty), Ltd., a South African graphics printing company. In consideration, the Company will pay approximately $2,500,000 and is contingent upon the completion of the initial public offering. Approximately $1,300,000 of the cash paid to acquire Stonehouse Graphics
(Pty), Ltd. will be used to retire certain liabilities of Stonehouse Graphics
(Pty), Ltd. The acquisition will be accounted for as a purchase and the results of operations and goodwill will be included in the consolidated financial statements beginning with the date of closing.


NOTE 14--ADVANCES FOR ACQUISITIONS



    The Company advanced $566,237 to Stonehouse Graphics, Jamberry Lakes and Magnum Digital Services. These advances will be used to reduce any additional payments due the sellers upon the completion of the various acquisitions. In the event the acquisitions are not successfully completed, these amounts will be charged to operations. See note 17.


NOTE 15--PRIOR PERIOD ADJUSTMENT


    During 1998, an adjustment was made to correct the Company's common stock. In 1998, the Company should have issued $386,668 shares to its officers and employees in lieu of cash compensation. This error was corrected and common stock is now properly stated. The effect of this adjustment, when reported in the proper year (November 30, 1998), was to increase common stock and additional paid-in capital by $386,668, and increase the net loss by $386,668.



    In addition the Company should have record the issuance of an additional 83,975 shares of common stock in 1998. This correction increased common stock and the net loss by $87.


NOTE 16--STOCK OPTION PLAN

    Under the Company's stock option plan, 400,000 shares of common stock were reserved for issuance upon exercise of options granted to officers and employees of the Company. Options issued through November 30, 1999 carry exercise prices equal to that of the far market value on the date of the grant. The options vest immediately following the date of grant, and the unexercised portion of the options expires and ceases to be exercisable on the earlier of the tenth year after the date of the grant or specified date following termination of employment.

    The Company has elected to account for the stock options under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, no compensation expense has been recognized on the stock options.


    Had compensation expense for the stock option plan been determined based on the fair value of the options at the grant date consistent with the methodology prescribed under Statement of Financial Standards No. 123, "Accounting for Stock Based Compensation," the Company's 1998 net loss would have

                              COLORSMART.COM, INC.

NOTE 16--STOCK OPTION PLAN (CONTINUED)
increased by $126,270. The fair value of each option is estimated on the date of grant using fair market option pricing model with the following assumption:

Risk-free interest rate.....................................    6.5%
Expected life (years).......................................      10
Expected volatility.........................................     n/a
Expected dividends..........................................    None
Weighted average remaining contractual life.................      10

A summary of option transactions during the years ended November 30, 1999 and 1998 is shown below:


                                                                      WEIGHTED
                                                                      AVERAGE
                                                       NUMBER OF   EXERCISE PRICE
                                                        OPTIONS      PER OPTION
                                                       ---------   --------------
Outstanding at November 30, 1998.....................   400,000         $1.00
Granted..............................................        --            --
Exercised............................................        --            --
Forfeited............................................        --            --
                                                       --------         -----
Outstanding at November 30, 1999.....................   400,000         $1.00
                                                       ========         =====



NOTE 17--SUBSEQUENT EVENTS (UNAUDITED)



    On March 29, 2000, the Company terminated its agreement with Jamberry
Lakes, Inc., in accordance with article 2.2 of the agreement. The Company will receive approximately 21.65% of Jamberry common stock. Consequently, the Company charged to operations $425,000 in the first quarter of fiscal year 2000. The Company charged an additional $7,911 to operations during March 2000.

                                 1199 MAC, INC.
                         D/B/A MAGNUM DIGITAL SERVICES
                              FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

                               TABLE OF CONTENTS


Independent Auditor's Report................................      1

Financial Statements:

  Balance Sheets as of December 31, 1999 and 1998 and
    unaudited at March 31, 2000
    and 1999................................................      2

  Statements of Operations for the Years Ended December 31,
    1999 and 1998 and unaudited for the three months ended
    March 31, 2000 and 1999.................................      3

  Statements of Changes in Stockholder's Deficit for the
    Years Ended December 31, 1999 and 1998 and unaudited for
    the three months ended March 31, 2000 and 1999..........      4

  Statements of Cash Flows for the Years Ended December 31,
    1999 and 1998 And unaudited for the three months ended
    March 31, 2000 and 1999.................................      5

Notes to Financial Statements...............................    6-9

                       DASZKAL BOLTON MANELA DEVLIN & CO.

                          CERTIFIED PUBLIC ACCOUNTANTS

                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

      2401 N.W. BOCA RATON BOULEVARD, SUITE 100 BOCA RATON, FLORIDA 33431
                  TELEPHONE (561) 367-1040 FAX (561) 750-3236

JEFFREY A. BOLTON, CPA, P.A.                    MEMBER OF THE AMERICAN INSTITUTE

MICHAEL I. DASZKAL, CPA, P.A.                    OF CERTIFIED PUBLIC ACCOUNTANTS

ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN. CPA, P.A.
MICHAEL S. KRIDEL, CPA

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholder
1199 MAC, Inc.
d/b/a Magnum Digital Services
Coconut Creek, Florida

    We have audited the accompanying balance sheets of 1199 MAC, Inc. d/b/a Magnum Digital Services (a Florida corporation) as of December 31, 1999 and 1998, and the related statements of operations, changes in stockholder's deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 1199 MAC, Inc. d/b/a Magnum Digital Services, as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has experienced substantial losses from operations since its inception, as well as negative cash flows from operations. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in
Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                    /s/ DASZKAL BOLTON MANELA DEVLIN & CO.

Boca Raton, Florida
January 26, 2000

                                 1199 MAC, INC.

                         D/B/A MAGNUM DIGITAL SERVICES

                                 BALANCE SHEETS

                                                   DECEMBER 31,                  MARCH 31,
                                             -------------------------   -------------------------
                                                1999          1998          2000          1999
                                             -----------   -----------   -----------   -----------
                                                                                (UNAUDITED)

                                              ASSETS

Current assets:
  Cash.....................................  $       276   $     3,942   $        --   $     2,981
  Accounts receivable, net of allowance of
    $3,383 and $1,520......................       58,530        71,614        47,455        47,833
  Inventories..............................        8,000         8,000         8,000         8,000
                                             -----------   -----------   -----------   -----------
    Total current assets...................       66,806        83,556        55,455        58,814
                                             -----------   -----------   -----------   -----------
Property and equipment, net................      198,307       287,258       180,860       263,093
                                             -----------   -----------   -----------   -----------
Other assets:
  Note receivable..........................           --        12,538            --        12,538
  Security deposits........................        6,127         3,977         6,127         3,842
                                             -----------   -----------   -----------   -----------
    Total other assets.....................        6,127        16,515         6,127        16,380
                                             -----------   -----------   -----------   -----------
    Total assets...........................  $   271,240   $   387,329   $   242,442   $   338,287
                                             ===========   ===========   ===========   ===========

                          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable.........................  $   147,319   $   138,200   $   127,596   $   120,364
  Obligations under capital leases.........      135,454       107,548       100,347       106,257
  Current maturities of long-term debt.....           --         4,538            --         4,617
  Note payable.............................       14,200            --        14,106            --
  Related party notes payable..............       25,000            --        25,000            --
  Cash overdraft...........................           --            --         7,121            --
                                             -----------   -----------   -----------   -----------
    Total current liabilities..............      321,973       250,286       274,170       231,238
                                             -----------   -----------   -----------   -----------
Long-term liabilities:
  Obligations under capital leases.........      179,788       278,618       206,875       254,470
  Note payable.............................           --         5,247         3,000         3,672
                                             -----------   -----------   -----------   -----------
    Total long term liabilities............      179,788       283,865       209,875       258,142
                                             -----------   -----------   -----------   -----------
Stockholder's deficit:
  Common stock, $1.00 par value; 7,000
    shares authorized; 1,000 shares issued
    and outstanding........................        1,000         1,000         1,000         1,000
  Additional paid-in capital...............    1,960,009     1,854,050     1,956,725     1,871,277
  Accumulated deficit......................   (2,191,530)   (2,001,872)   (2,199,328)   (2,023,370)
                                             -----------   -----------   -----------   -----------
    Total stockholder's deficit............     (230,521)     (146,822)     (241,603)     (151,093)
                                             -----------   -----------   -----------   -----------
    Total liabilities and stockholder's
      deficit..............................  $   271,240   $   387,329   $   242,442   $   338,287
                                             ===========   ===========   ===========   ===========

                See accompanying notes to financial statements.

                                 1199 MAC, INC.

                         D/B/A MAGNUM DIGITAL SERVICES

                            STATEMENTS OF OPERATIONS

                                                                             THREE MONTHS ENDED
                                                          YEARS ENDED             MARCH 31,
                                                         DECEMBER 31,            (UNAUDITED)
                                                     ---------------------   -------------------
                                                       1999        1998        2000       1999
                                                     ---------   ---------   --------   --------
Net sales..........................................  $ 563,717   $ 608,891   $164,715   $172,941
Costs of goods sold................................    376,807     454,976    104,767    106,221
                                                     ---------   ---------   --------   --------
Gross profit.......................................    186,910     153,915     59,948     66,720
                                                     ---------   ---------   --------   --------
General and administrative expenses................    354,311     484,325     63,229     81,765
Loss from operations...............................   (167,401)   (330,410)    (3,281)   (15,045)
                                                     ---------   ---------   --------   --------
Other income (expense):
  Interest income..................................      1,117         351         --         --
  Interest expense.................................    (14,927)    (24,521)    (4,517)    (6,453)
  Loss on disposal of equipment....................     (8,447)         --         --         --
                                                     ---------   ---------   --------   --------
      Total other expense..........................    (22,257)    (24,170)    (4,517)    (6,453)
Loss before income taxes...........................   (189,658)   (354,580)    (7,798)   (21,498)
Provision for income taxes.........................         --          --         --         --
                                                     ---------   ---------   --------   --------
Net loss...........................................  $(189,658)  $(354,580)  $ (7,798)  $(21,498)
                                                     =========   =========   ========   ========

                See accompanying notes to financial statements.

                                 1199 MAC, INC.

                         D/B/A MAGNUM DIGITAL SERVICES

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S DEFICIT

                                               COMMON STOCK       ADDITIONAL
                                            -------------------    PAID-IN     ACCUMULATED
                                             SHARES     AMOUNT     CAPITAL       DEFICIT       TOTAL
                                            --------   --------   ----------   -----------   ---------
Balance, December 31, 1997................   1,000      $1,000    $1,701,178   $(1,647,292)  $  54,886
Capital contribution......................      --          --       152,872            --     152,872
Net loss--1998............................      --          --            --      (354,580)   (354,580)
                                             -----      ------    ----------   -----------   ---------
Balance, December 31, 1998................   1,000       1,000     1,854,050    (2,001,872)   (146,822)
Net loss--1999............................      --          --            --      (189,658)   (189,658)
Capital contribution......................      --          --       105,959            --     105,959
                                             -----      ------    ----------   -----------   ---------
Balance--December 31, 1999................   1,000       1,000     1,960,009    (2,191,530)   (230,521)
Net loss--March 2000 (Unaudited)..........      --          --            --        (7,798)     (7,798)
Capital contribution (Unaudited)..........      --          --        (3,284)           --      (3,284)
                                             -----      ------    ----------   -----------   ---------
Balance--March 2000 (Unaudited)...........   1,000      $1,000    $1,956,725   $(2,199,328)  $(241,603)
                                             =====      ======    ==========   ===========   =========

                See accompanying notes to financial statements.

                                 1199 MAC, INC.

                         D/B/A MAGNUM DIGITAL SERVICES

                            STATEMENTS OF CASH FLOWS

                                                                              THREE MONTHS ENDED
                                                           YEARS ENDED             MARCH 31,
                                                          DECEMBER 31,            (UNAUDITED)
                                                      ---------------------   -------------------
                                                        1999        1998        2000       1999
                                                      ---------   ---------   --------   --------
Cash flows from operating activities:
  Net loss..........................................  $(189,658)  $(354,580)  $(7,798)   $(21,498)
  Adjustments to reconcile net loss to net cash used
    by operating activities:
      Depreciation and amortization.................    101,504     152,097    17,447      24,166
      Net loss on disposal of fixed assets..........      8,447          --        --          --
  Changes in assets and liabilities:
  (Increase) decrease in:
      Accounts receivable...........................     13,084      66,407    11,075      23,781
      Notes receivable..............................     12,538      (8,980)       --          --
      Security deposits.............................     (2,150)       (924)       --         135
  Increase (decrease) in:
      Accounts payable..............................      9,119     101,695   (19,723)    (17,837)
  Cash overdraft....................................         --          --     7,121          --
                                                      ---------   ---------   -------    --------
Net cash used by operating activities...............    (47,116)    (44,285)    8,122       8,747
                                                      ---------   ---------   -------    --------
Cash flows from investing activities:
  Purchase of property and equipment................     (6,800)     (2,961)       --          --
                                                      ---------   ---------   -------    --------
Cash flows from financing activities:
  Capital contribution..............................    105,959     152,872        --      17,227
  Capital distribution..............................         --          --    (3,284)         --
  Repayment of capital leases.......................    (70,924)   (103,809)   (8,020)    (25,439)
  Repayment of long-term debt.......................    (15,585)     (5,007)       --      (1,496)
  Proceeds from note payable........................      5,800          --     2,906          --
  Proceeds from related party note payable..........     25,000          --        --          --
                                                      ---------   ---------   -------    --------
Net cash provided by financing activities:..........     50,250      44,056    (8,398)     (9,708)
                                                      ---------   ---------   -------    --------
Net decrease in cash................................     (3,666)     (3,190)     (276)       (961)
Cash at beginning of period.........................      3,942       7,132       276       3,942
                                                      ---------   ---------   -------    --------
Cash at end of period...............................  $     276   $   3,942   $    --    $  2,981
                                                      =========   =========   =======    ========

                 See accompanying notes to financial statements

                                 1199 MAC, INC.

                         D/B/A MAGNUM DIGITAL SERVICES

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--ORGANIZATION AND DESCRIPTION OF BUSINESS

    1199 MAC, Inc. d/b/a Magnum Digital Services (the "Company") specializes in large format digital printing worldwide. The Company also provides textile-printing services. Customers are primarily wholesale to the trade. The Company has been in this business since 1996.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

    The Company considers all highly-liquid debt instruments with original maturities of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost, and are being depreciated using the straight-line and accelerated methods over the estimated useful lives of two to seven years. Leasehold improvements are stated at cost, and are being amortized over the lesser of the term of the lease or the estimated useful life of the asset. Depreciation expense includes the amortization of capital lease assets.

USE OF ESTIMATES

    The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

REVENUE RECOGNITION


    Generally, revenues from sales of products are recognized when products are shipped. Revenue from services are recognized when the services are performed.


INVENTORY

    Inventory consists primarily of materials used in the digital printing process, and is stated at the lower of cost or market, with cost determined on the first-in, first-out (FIFO) method.

UNAUDITED INTERIM INFORMATION


    The information presented as of March 31, 2000 and 1999, and for the three month periods ended March 31, 2000 and 1999, has not been audited. In the opinion of management, the unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's financial position as of March 31, 2000 and 1999, and the results of its operations and its cash flows for the three months ended March 31, 2000 and 1999, and the stockholder's deficit for the three months ended March 31, 2000.

                                 1199 MAC, INC.

                         D/B/A MAGNUM DIGITAL SERVICES

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 3--PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                          1999        1998
                                                        ---------   ---------
Leasehold improvements................................  $  27,517   $  27,517
Equipment.............................................    170,422     137,987
Equipment under capital lease.........................    470,575     483,388
Automobile............................................         --      16,190
                                                        ---------   ---------
      Total property and equipment....................    668,514     665,082

Less: accumulated depreciation........................   (470,207)   (377,824)
                                                        ---------   ---------
      Property and equipment, net.....................  $ 198,307   $ 287,258
                                                        =========   =========

    Depreciation and amortization expense for the years ended December 31, 1999 and 1998 was $101,504 and $152,097, respectively.

NOTE 4--LEASE COMMITMENTS

    Certain non-cancelable leases are classified as capital leases, and the leased assets are included as part of "Property and equipment." Other leases are classified as operating leases and are not capitalized. Details of the capitalized leased assets are as follows:

                                                            1999       1998
                                                          --------   --------
Equipment...............................................  $470,575   $483,388
Less: accumulated amortization..........................   312,108    260,154
                                                          --------   --------
      Total.............................................  $158,467   $223,234
                                                          ========   ========

    The Company leases its facility under an operating lease with a term of three years, payable in monthly installments. Total lease expense for the years ended December 31, 1999 and 1998, was $28,442 and $27,104, respectively.

                                 1199 MAC, INC.

                         D/B/A MAGNUM DIGITAL SERVICES

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 4--LEASE COMMITMENTS (CONTINUED)
    At December 31, 1999, the future minimum lease payments under operating and capital leases are as follows:

YEARS ENDED                                                CAPITAL    OPERATING
DECEMBER 31,                                               LEASES      LEASES
------------                                              ---------   ---------
2000....................................................  $ 156,418    $28,668
2001....................................................    112,379         --
2002....................................................     77,342         --
                                                          ---------    -------
Total minimum lease payments............................    346,139    $28,668
                                                          ---------    =======
Less: amount representing interest......................    (30,897)
                                                          ---------
Present value of net minimum lease payments.............    315,242

Less: current maturities................................   (135,454)
                                                          ---------
Long-term obligation....................................  $ 179,788
                                                          =========

NOTE 5--INCOME TAXES

    The Company has an unused net operating loss carryforward of $2,099,702 available for use on its future corporate federal and state income tax returns. The net operating loss carryforward originated from December 31, 1987 to December 31, 1999. Expiration occurs from 2002 through 2014. The Company's evaluation of the tax benefit of its net operating loss carryforward is presented in the following table. The tax amounts have been calculated using the 34% federal and 5.5% state income tax rates.

                                                          1999        1998
                                                        ---------   ---------
Deferred tax asset:
  Tax benefit of net operating loss...................  $ 829,382   $ 754,467
  Less: valuation allowance...........................   (829,382)   (754,467)
                                                        ---------   ---------
Deferred tax asset....................................  $      --   $      --
                                                        =========   =========

NOTE 6--RELATED PARTIES

    At December 31, 1999, the Company has a non-interest-bearing note payable, due on demand, to Colorsmart.com, Inc. in the amount of $25,000.

NOTE 7--NOTE PAYABLE

    At December 31, 1999, the Company has a non-interest bearing note payable, due on demand, to an individual in the amount of $14,200, for the purchase of certain equipment.

                                 1199 MAC, INC.

                         D/B/A MAGNUM DIGITAL SERVICES

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 8--GOING CONCERN AND CONTRACT FOR SALE OF COMMON STOCK

    As shown in the accompanying financial statements, the Corporation incurred a net loss of $189,658 during the year ended December 31, 1999, and $354,580 for the year ended December 31, 1998. The ability of the corporation to continue as a going concern is dependent on the Company being successfully acquired by Colorsmart.com, Inc. The Company has entered into a stock and asset purchase agreement with Colorsmart.com, Inc. Colorsmart.com, Inc. shall deliver at closing the sum of $500,000 to the sole shareholder, and Colorsmart.com, Inc. will pay the balances due on all outside equipment leases, not to exceed $275,000. Further, Colorsmart.com, Inc. shall also deliver 66,667 of Colorsmart common stock to the sole shareholder of 1199 MAC, Inc. d/b/a Magnum Digital Services, Inc.

NOTE 9--SUPPLEMENTAL CASH FLOW INFORMATION

    Supplemental cash flow information for the year ended December 31, 1999 and 1998 is as follows:

                                                              1999       1998
                                                            --------   --------
Cash payment for interest.................................  $14,927    $24,571
                                                            =======    =======

    Non-cash transactions affecting investing and financing activities:

Equipment acquired under note payable.....................  $20,000    $    --
                                                            =======    =======
Refinancing of note payable...............................  $    --    $13,525
                                                            =======    =======

NOTE 10--FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying value of the Company's financial instruments approximates the fair market value, due to their short-term maturities and interest rates.

                               TABLE OF CONTENTS


Independent Auditor's Report................................       1

Financial Statements:

  Balance Sheets at November 30, 1999 and 1998 and unaudited at February 29/28, 2000
    and 1999................................................       2

  Statements of Operations for the years ended November 30,
    1999 and 1998 and unaudited for the three months ended
    February 29/28, 2000 and 1999...........................       3

  Statements of Changes in Stockholders' Equity (deficit)
    for the years ended November 30, 1999 and 1998 and
    unaudited for the three months ended February 29/28,
    2000 and 1999...........................................       4

  Statements of Cash Flows for the years ended November 30,
    1999 and 1998 and unaudited for the three months ended
    February 29/28, 2000 and 1999...........................       5

Notes to Financial Statements...............................    6-14

                               DISPLAY ARTS, INC.
                              FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

                               TABLE OF CONTENTS


Independent Auditor's Report................................       1

Financial Statements:

  Balance Sheets as of December 31, 1999 and 1998 and
    unaudited at March 31, 2000
    and 1999................................................       2

  Statements of Operations for the years ended December 31,
    1999 and 1998 and unaudited for the three months ended
    March 31, 2000 and 1999.................................       3

  Statements of Changes in Stockholders' Equity (Deficit)
    for the years ended December 31, 1999 and 1998 and
    unaudited for the three months ended March 31, 2000 and
    1999....................................................       4

  Statements of Cash Flows for the years ended December 31,
    1999 and 1998 and unaudited for the three months ended
    March 31, 2000 and 1999.................................       5

Notes to Financial Statements...............................    6-10

                       DASZKAL BOLTON MANELA DEVLIN & CO.



                          CERTIFIED PUBLIC ACCOUNTANTS



                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS



      2401 N.W. BOCA RATON BOULEVARD, SUITE 100 BOCA RATON, FLORIDA 33431
                  TELEPHONE (561) 367-1040 FAX (561) 750-3236



JEFFREY A. BOLTON, CPA, P.A.                    MEMBER OF THE AMERICAN INSTITUTE



MICHAEL I. DASZKAL, CPA, P.A.                    OF CERTIFIED PUBLIC ACCOUNTANTS



ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN. CPA, P.A.
MICHAEL S. KRIDEL, CPA


                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Display Arts, Inc.
Nashville, Tennessee

    We have audited the accompanying balance sheets of Display Arts, Inc., as of December 31, 1999 and 1998, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Display Arts, Inc., as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                    /s/ DASZKAL BOLTON MANELA DEVLIN & CO.

Boca Raton, Florida
January 21, 2000

                               DISPLAY ARTS, INC.

                                 BALANCE SHEETS


                                                                                (UNAUDITED)
                                                         DECEMBER 31,            MARCH 31,
                                                     --------------------   --------------------
                                                       1999        1998       2000        1999
                                                     ---------   --------   ---------   --------
                                             ASSETS

Current assets:
  Cash.............................................  $      --   $ 25,139   $      --   $ 25,442
  Accounts receivable, less allowance of $52,900
    and $31,900 in 1999 and 1998...................    144,324    249,728     152,560    238,341
  Inventories......................................     19,385     19,385      19,385     29,385
                                                     ---------   --------   ---------   --------
    Total current assets...........................    163,709    294,252     171,945    293,168
                                                     ---------   --------   ---------   --------
Property and equipment, net........................    186,038    243,276     174,734    236,067
                                                     ---------   --------   ---------   --------
Other assets:
  Security deposits................................     18,295     15,414       8,320     17,965
  Deferred income taxes............................     20,031     20,031      20,031     13,107
                                                     ---------   --------   ---------   --------
    Total other assets.............................     38,326     35,445      28,351     31,072
                                                     ---------   --------   ---------   --------
    Total assets...................................  $ 388,073   $572,973   $ 375,030   $560,307
                                                     =========   ========   =========   ========

                         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Due to shareholder...............................  $ 267,209   $187,542   $ 267,209   $195,927
  Due to customer..................................     11,000         --          --         --
  Cash overdraft...................................     18,801         --      20,094         --
  Obligations under capital leases.................      5,767     55,495       4,369     57,746
  Notes payable....................................     40,802     27,621      41,818     28,317
  Line of credit...................................         --     31,774      34,000     26,351
  Accounts payable.................................    141,463     82,738     179,452     66,543
  Accrued expenses.................................     11,185      3,237      13,439      6,825
                                                     ---------   --------   ---------   --------
    Total current liabilities......................    496,227    388,407     560,381    381,709
                                                     ---------   --------   ---------   --------
Long-term liabilities:
  Obligations under capital leases.................      6,804        813       5,222         --
  Notes payable....................................    111,318    128,334      99,689    121,015
  Deferred rent....................................      4,533      7,397          --         --
                                                     ---------   --------   ---------   --------
    Total long term liabilities....................    122,655    136,544     104,911    121,015
                                                     ---------   --------   ---------   --------
Stockholders' equity (deficit):
  Common stock, $.10 par value; 100 shares
    authorized, issued and outstanding.............         10         10          10         10
  Additional paid-in capital.......................        990        990         990        990
  Retained earnings (deficit)......................   (231,809)    47,022    (291,262)    56,583
                                                     ---------   --------   ---------   --------
    Total stockholders' equity (deficit)...........   (230,809)    48,022    (290,262)    57,583
                                                     ---------   --------   ---------   --------
    Total liabilities and stockholders' equity
      (deficit)....................................  $ 388,073   $572,973   $ 375,030   $560,307
                                                     =========   ========   =========   ========


                See accompanying notes to financial statements.

                               DISPLAY ARTS, INC.

                            STATEMENTS OF OPERATIONS

                                                                             THREE MONTHS ENDED
                                                         YEARS ENDED              MARCH 31,
                                                        DECEMBER 31,             (UNAUDITED)
                                                   -----------------------   -------------------
                                                      1999         1998        2000       1999
                                                   ----------   ----------   --------   --------
Net sales........................................  $1,495,135   $1,665,517   $391,806   $424,010
Costs of goods sold..............................     833,902      812,563    172,525    216,785
                                                   ----------   ----------   --------   --------
Gross profit.....................................     661,233      852,954    219,281    207,225
General and administrative expenses..............     922,181      770,986    275,184    187,941
                                                   ----------   ----------   --------   --------
Income (loss) from operations....................    (260,948)      81,968    (55,903)    19,284
                                                   ----------   ----------   --------   --------
Other expense:
  Interest expense...............................     (17,883)     (25,635)    (3,550)    (2,799)
                                                   ----------   ----------   --------   --------
Income (loss) before income taxes................    (278,831)      56,333    (59,453)    16,485
Provision (benefit) for income taxes.............          --       26,408         --      6,924
                                                   ----------   ----------   --------   --------
Net income (loss)................................  $ (278,831)  $   29,925   $(59,453)  $  9,561
                                                   ==========   ==========   ========   ========

                See accompanying notes to financial statements.

                               DISPLAY ARTS, INC.

            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                                   COMMON STOCK       ADDITIONAL   RETAINED
                                                -------------------    PAID-IN     EARNINGS
                                                 SHARES     AMOUNT     CAPITAL     (DEFICIT)     TOTAL
                                                --------   --------   ----------   ---------   ---------
Balance, Janurary 31, 1998....................    100        $10         $990      $  17,097   $  18,097
Net income--1998..............................     --         --           --         29,925      29,925
                                                  ---        ---         ----      ---------   ---------
Balance, December 31, 1998....................    100         10          990         47,022      48,022
Net loss--1999................................     --         --           --       (278,831)   (278,831)
                                                  ---        ---         ----      ---------   ---------
Balance, December 31, 1999....................    100         10          990       (231,809)   (230,809)
Net loss--March 2000 (Unaudited)..............     --         --           --        (59,453)    (59,453)
                                                  ---        ---         ----      ---------   ---------
Balance--March 2000 (Unaudited)...............    100        $10         $990      $(291,262)  $(290,262)
                                                  ===        ===         ====      =========   =========

                See accompanying notes to financial statements.

                               DISPLAY ARTS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                             THREE MONTHS ENDED
                                                          YEARS ENDED             MARCH 31,
                                                          DECEMBER 31,           (UNAUDITED)
                                                      --------------------   -------------------
                                                        1999        1998       2000       1999
                                                      ---------   --------   --------   --------
Cash flows from operating activities:
  Net income (loss).................................  $(278,831)  $ 29,925   $(59,453)  $  9,561
  Adjustments to reconcile net income (loss) to net
    cash provided (used) by operating activities:
      Depreciation and amortization.................     78,896     79,303     12,224     19,004
      Deferred income taxes.........................         --     26,408         --      6,924
  Changes in assets and liabilities:
  (Increase) decrease in:
      Inventory.....................................         --       (910)        --    (10,000)
      Accounts receivable...........................    105,404     (4,657)    (8,236)    11,387
      Security deposits.............................     (2,881)    (9,339)     9,975     (2,551)
  Increase (decrease) in:
      Accounts payable..............................     58,725     35,303     37,989    (16,195)
      Accrued expenses..............................      7,948    (13,145)     2,254      3,588
      Due to customer...............................     11,000         --    (11,000)        --
      Deferred rent.................................     (2,864)    (2,864)    (4,533)    (7,397)
                                                      ---------   --------   --------   --------
Net cash provided (used) by operating activities....    (22,603)   140,024    (20,780)    14,321
                                                      ---------   --------   --------   --------
Cash flows from investing activities:
  Purchase of property and equipment................    (10,703)   (25,983)      (920)   (11,795)
                                                      ---------   --------   --------   --------
Cash flows from financing activities:
  Due to shareholder................................     79,667      9,007         --      8,385
  Cash overdraft....................................     18,801         --      1,293         --
  Repayment of line of credit.......................    (31,774)   (16,564)        --     (5,423)
  Proceeds from line of credit......................         --         --     34,000         --
  Repayment of capital leases.......................    (56,585)   (56,804)    (2,980)   (13,601)
  Proceeds from capital leases......................      1,893         --         --     15,039
  Repayment of notes payable........................    (35,985)   (24,963)   (10,613)    (6,623)
  Proceeds from notes payable.......................     32,150         --         --         --
                                                      ---------   --------   --------   --------
Net cash provided (used) by financing activities:...      8,167    (89,324)    21,700     (2,223)
                                                      ---------   --------   --------   --------
Net increase (decrease) in cash.....................    (25,139)    24,717         --        303
                                                      ---------   --------   --------   --------
Cash, beginning of period...........................     25,139        422         --     25,139
                                                      ---------   --------   --------   --------
Cash, end of period.................................  $      --   $ 25,139   $     --   $ 25,442
                                                      =========   ========   ========   ========

                See accompanying notes to financial statements.

                               DISPLAY ARTS, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--ORGANIZATION AND DESCRIPTION OF BUSINESS

    Display Arts, Inc., is a Nashville, Tennessee based design firm and digital service bureau that serves clients with a balance of management, creative and technical skills. The Company specializes in the creation of high impact, affordable graphics and displays utilizing state-of-the-art methods and equipment.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ADVERTISING COSTS

    Advertising costs are expensed as incurred. The Company incurred approximately $24,975 and $35,216 in advertising costs for the years ended 1999 and 1998, respectively.

CASH EQUIVALENTS

    The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and are being depreciated using the straight-line and accelerated methods over the estimated useful lives of two to seven years. Leasehold improvements are stated at cost and are being amortized over the lesser of the term of the lease or the estimated useful life of the asset. Depreciation expense includes the amortization of capital lease assets.

USE OF ESTIMATES

    The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

REVENUE RECOGNITION

    Generally, revenues from sales of products are recognized when products are shipped.

INVENTORY

    Inventory consists primarily of materials used in the digital printing process, and is stated at the lower of cost or market, with cost determined on the first-in, first-out (FIFO) method.

UNAUDITED INTERIM INFORMATION


    The information presented as of March 31, 2000 and 1999, and for the three month periods ended March 31, 2000 and 1999, has not been audited. In the opinion of management, the unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's financial position as of March 31, 2000 and 1999, and the results of its operations and its cash flows for the three months ended March 31, 2000 and 1999, and the stockholder's deficit for the three months ended March 31, 2000.

                               DISPLAY ARTS, INC.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

    The Company accounts for income taxes under SFAS 109, ACCOUNTING FOR INCOME TAXES, which requires that deferred income taxes be recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting basis at rates based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.

    Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Current income tax expense represents the tax payable for the period. The deferred income tax expense (benefit) represents the change during the period in the balance of deferred taxes.

RECLASSIFICATIONS

    Certain amounts previously reported for 1998 have been reclassified to conform to the classifications used in 1999. Such reclassifications had no effect on reported income.

NOTE 3--PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                          1999        1998
                                                        ---------   ---------
Leasehold improvements................................  $  19,745   $  19,145
Equipment.............................................    517,019     350,601
Equipment under capital lease.........................     42,664     188,027
Automobile............................................     13,990      13,990
                                                        ---------   ---------
      Total property and equipment....................    593,418     571,763
Less: accumulated depreciation and amortization.......   (407,380)   (328,487)
                                                        ---------   ---------
      Property and equipment, net.....................  $ 186,038   $ 243,276
                                                        =========   =========

    Depreciation and amortization expense for the years ended December 31, 1999 and 1998, was $78,896 and 79,303, respectively.

NOTE 4--LEASE COMMITMENTS

    Certain non-cancelable leases are classified as capital leases, and the leased assets are included as part of "Property and equipment." Other leases are classified as operating leases and are not capitalized.

    Details of the capitalized leased assets are as follows:

                                                             1999       1998
                                                           --------   --------
Equipment................................................  $42,664    $188,027
Less: accumulated amortization...........................  (27,772)    (79,024)
                                                           -------    --------
  Total..................................................  $14,892    $109,003
                                                           =======    ========

                               DISPLAY ARTS, INC.

NOTE 4--LEASE COMMITMENTS (CONTINUED)
    The Company has four facilities located throughout Tennessee. The Company leases its facilities under operating leases with terms of three to five years, payable in monthly installments. Total lease expense for the years ended December 31, 1999 and 1998, was $139,952 and $80,674, respectively.

    At December 31, 1999, the future minimum lease payments under operating and capital leases are as follows:

YEARS ENDED                                                CAPITAL    OPERATING
DECEMBER 31,                                                LEASES     LEASES
------------                                               --------   ---------
2000.....................................................    7,525     117,751
2001.....................................................    5,466     117,751
2002.....................................................    2,283     103,433
2003.....................................................      166      57,607
                                                           -------    --------
Total minimum lease payments.............................  $15,440    $396,542
                                                                      ========
Less: amount representing interest.......................    2,869
                                                           -------
Present value of net minimum
lease payments...........................................   12,571
Less: current maturities.................................   (5,767)
                                                           -------
Long-term obligation.....................................  $ 6,804
                                                           =======

NOTE 5--INCOME TAXES

    The provision (benefit) for income taxes is as follows:

                                                            1999       1998
                                                          --------   --------
Taxes currently payable.................................  $     --   $     --
Deferred income tax benefit.............................    84,741     26,408
Change in beginning valuation allowance.................   (84,741)        --
                                                          --------   --------
Provision (benefit) for income taxes....................  $     --   $ 26,408
                                                          ========   ========

                               DISPLAY ARTS, INC.

NOTE 5--INCOME TAXES (CONTINUED)
    The components of the deferred tax asset were as follows at December 31:

                                                            1999       1998
                                                          --------   --------
Net operating loss carryforward.........................  $108,911   $ 18,137
Allowance for bad debts.................................     7,902     13,398
                                                          --------   --------
Total deferred tax asset................................   116,813     31,535

Deferred tax liabilities:
Depreciation expense....................................   (12,041)   (11,504)
                                                          --------   --------
Net deferred tax asset..................................   104,772     20,031
                                                          --------   --------
Valuation allowance:
Beginning of year.......................................        --         --
Decrease (increase) during year.........................   (84,741)        --
Ending balance..........................................        --         --
                                                          --------   --------
Net deferred taxes......................................  $ 20,031   $ 20,031
                                                          ========   ========

    At December 31, 1999 and 1998, the Company has unused net operating loss carryforwards of approximately $294,000 and $52,000, respectively, expiring primarily in 2013 and 2012, which is available for use on its future corporate Federal and State tax returns.

NOTE 6--BORROWINGS

    A note payable of $125,399 and $155,955 at December 31, 1999 and 1998, respectively, consists of a note payable to a financial institution with monthly payments of $3,498 including interest at 10% until August, 2003. This note is personally guaranteed by a shareholder of the corporation, and this note is secured by all of the Company's assets.

    A note payable of $26,721 and $--0- at December 31, 1999 and 1998 respectively, consists of a note payable to a financial institution with monthly payments of $1,032 including interest at 9.5% until June, 2002.

    Maturities of long-term debt are as follows:

2000........................................................  $ 40,802
2001........................................................    42,058
2002........................................................    42,360
2003........................................................    26,900
                                                              --------
      Total:................................................  $152,120
                                                              ========

NOTE 7--CONTRACT FOR SALE OF STOCK

    The Company has entered in to a stock and asset purchase agreement with Colorsmart.com, Inc., whereas Colorsmart.com, Inc. shall acquire 100% of the Company's stock. Colorsmart.com, Inc. shall

                               DISPLAY ARTS, INC.

NOTE 7--CONTRACT FOR SALE OF STOCK (CONTINUED) deliver at closing approximately $1,300,000. The closing of the transaction is contingent upon the successful initial public offering by Colorsmart.com, Inc.

NOTE 8--SUPPLEMENTAL CASH FLOW INFORMATION

    Supplemental cash flow information for the year ended December 31, 1999 and 1998 is as follows:

                                                              1999       1998
                                                            --------   --------
Cash payment for interest.................................  $17,883    $25,635
                                                            =======    =======

    Non-cash transactions affecting investing and financing activities:

                                                             1999       1998
                                                           --------   --------
Equipment acquired under capital lease...................  $12,848    $121,028
                                                           =======    ========

NOTE 9--FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying value of the Company's financial instruments approximates the fair market value, due to their short-term maturities and interest rates.

NOTE 10--DUE TO SHAREHOLDER

    The majority shareholder has lent money to the Company as needed. At December 31, 1999 and 1998, the Company owes the shareholder $267,209 and $187,542, respectively. The note is due on demand and bears interest at 10%. In 1998, interest on this note was deferred.

NOTE 11--LITIGATION

    The Company is party from time to time to various legal proceedings. None of these proceedings are expected to have a material impact on its financial position or results of operations.

                          ADVERTISING THAT WORKS, INC.
                              FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

                               TABLE OF CONTENTS

Independent Auditor's Report................................      1

Financial Statements:

  Balance Sheets as of December 31, 1999 and 1998 and
    unaudited at March 31, 2000
    and 1999................................................      2

  Statements of Operations for the years ended December 31,
    1999 and 1998 and unaudited for the three months ended
    March 31, 2000 and 1999.................................      3

  Statements of Changes in Stockholder's Equity for the
    years ended December 31, 1999 and 1998 and unaudited for
    the three months ended March 31, 2000 and 1999..........      4

  Statements of Cash Flows for the years ended December 31,
    1999 and 1998 and unaudited for the three months ended
    March 31, 2000 and 1999.................................      5

Notes to Financial Statements...............................    6-7

                       DASZKAL BOLTON MANELA DEVLIN & CO.



                          CERTIFIED PUBLIC ACCOUNTANTS



                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS



      2401 N.W. BOCA RATON BOULEVARD, SUITE 100 BOCA RATON, FLORIDA 33431
                  TELEPHONE (561) 367-1040 FAX (561) 750-3236



JEFFREY A. BOLTON, CPA, P.A.                    MEMBER OF THE AMERICAN INSTITUTE



MICHAEL I. DASZKAL, CPA, P.A.                    OF CERTIFIED PUBLIC ACCOUNTANTS



ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN. CPA, P.A.
MICHAEL S. KRIDEL, CPA


                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholder
Advertising That Works, Inc.
East Point, Georgia

    We have audited the accompanying balance sheets of Advertising That Works, Inc. as of December 31, 1999 and 1998, and the related statements of operations, changes in stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advertising That
Works, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                    /s/ DASZKAL BOLTON MANELA DEVLIN & CO.

Boca Raton, Florida
January 14, 2000

                          ADVERTISING THAT WORKS, INC.

                                 BALANCE SHEETS

                                                         DECEMBER 31,            MARCH 31,
                                                      -------------------   -------------------
                                                        1999       1998       2000       1999
                                                      --------   --------   --------   --------
                                                                                (UNAUDITED)
                                            ASSETS
Current assets:
  Cash..............................................  $  1,605   $  8,384   $ 19,435   $  8,308
  Accounts receivable, net of allowance for doubtful
    accounts of $7,431 and $0.......................    64,722     65,270     82,703     93,931
  Inventories.......................................    50,054     47,085     31,995     41,828
                                                      --------   --------   --------   --------
    Total current assets............................   116,381    120,739    134,133    144,067
                                                      --------   --------   --------   --------
Property and equipment, net.........................    26,760     25,357     27,561     34,323
                                                      --------   --------   --------   --------
    Total assets....................................  $143,141   $146,096   $161,694   $178,390
                                                      ========   ========   ========   ========

                        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..................................  $ 62,104   $ 61,138   $ 29,005   $ 52,500
  Due to stockholder................................     7,127     44,962     21,610     44,985
                                                      --------   --------   --------   --------
    Total current liabilities.......................    69,231    106,100     50,615     97,485
                                                      --------   --------   --------   --------
Stockholder's equity:
  Common stock, no par value; 100,000 shares
    authorized; 500 shares issued and outstanding...    15,574     15,574     15,574     15,574
  Retained earnings.................................    58,336     24,422     95,505     65,331
                                                      --------   --------   --------   --------
    Total stockholder's equity......................    73,910     39,996    111,079     80,905
                                                      --------   --------   --------   --------
    Total liabilities and stockholder's equity......  $143,141   $146,096   $161,694   $178,390
                                                      ========   ========   ========   ========

                See accompanying notes to financial statements.

                          ADVERTISING THAT WORKS, INC.

                            STATEMENTS OF OPERATIONS

                                                                            THREE MONTHS ENDING
                                                         YEARS ENDED             MARCH 31,
                                                        DECEMBER 31,            (UNAUDITED)
                                                    ---------------------   -------------------
                                                       1999        1998       2000       1999
                                                    ----------   --------   --------   --------
Net sales.........................................   $756,007    $972,822   $212,696   $218,191
Costs of goods sold...............................    387,799     594,211     90,152    100,870
                                                     --------    --------   --------   --------
Gross profit......................................    368,208     378,611    122,544    117,321
General and administrative expenses...............    331,637     390,438     85,291     76,034
                                                     --------    --------   --------   --------
Income (loss) from operations.....................     36,571     (11,827)    37,253     41,287
                                                     --------    --------   --------   --------
Other income (expense):
  Interest income.................................         --         111         --      1,245
  Interest expense................................     (2,657)       (411)       (84)    (1,623)
                                                     --------    --------   --------   --------
      Total other income (expense)................     (2,657)       (300)       (84)      (378)
                                                     --------    --------   --------   --------
Net income (loss).................................   $ 33,914    $(12,127)  $ 37,169   $ 40,909
                                                     ========    ========   ========   ========

                See accompanying notes to financial statements.

                          ADVERTISING THAT WORKS, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                                                             COMMON STOCK
                                                          -------------------   RETAINED
                                                           SHARES     AMOUNT    EARNINGS    TOTAL
                                                          --------   --------   --------   --------
Balance, December 31, 1997..............................    500      $15,574    $ 36,549   $ 52,123
Net loss--1998..........................................     --           --     (12,127)   (12,127)
                                                            ---      -------    --------   --------
Balance, December 31, 1998..............................    500       15,574      24,422     39,996
Net income--1999........................................     --           --      33,914     33,914
                                                            ---      -------    --------   --------
Balance, December 31, 1999..............................    500      $15,574    $ 58,336   $ 73,910
Net income--March 2000 (Unaudited)......................     --           --      37,169     37,169
                                                            ---      -------    --------   --------
Balance--March 2000 (unaudited).........................    500      $15,574    $ 95,505   $111,079
                                                            ===      =======    ========   ========

                See accompanying notes to financial statements.

                          ADVERTISING THAT WORKS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                             THREE MONTHS ENDED
                                                           YEARS ENDED            MARCH 31,
                                                          DECEMBER 31,           (UNAUDITED)
                                                       -------------------   -------------------
                                                         1999       1998       2000       1999
                                                       --------   --------   --------   --------
Cash flows from operating activities:
  Net (loss) income..................................  $ 33,914   $(12,127)  $ 37,169   $ 40,909
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
      Depreciation...................................    11,586     17,513      1,703      2,796
      Changes in assets and liabilities:
      (Increase) decrease in:
        Accounts receivable..........................       548     79,777    (17,981)   (28,661)
        Inventory....................................    (2,969)   (47,085)    18,059      5,257
  Increase (decrease) in:
      Accounts payable...............................       966     11,868    (33,099)    (8,639)
                                                       --------   --------   --------   --------
Net cash provided (used) by operating activities:....    44,045     49,946      5,851     11,662
                                                       --------   --------   --------   --------
Cash flows from investing activities:
  Purchase of property and equipment.................   (12,989)   (36,348)    (2,504)   (11,760)
                                                       --------   --------   --------   --------
Cash flows from financing activities:
  Due to stockholder--proceeds.......................    20,942         --     14,483         --
  Due to stockholder--repayments.....................   (58,777)   (14,445)        --         22
                                                       --------   --------   --------   --------
Net cash provided (used) by financing activities.....   (37,835)   (14,445)    14,483         22
                                                       --------   --------   --------   --------
Net cash increase (decrease).........................    (6,779)      (847)    17,830        (76)
                                                       --------   --------   --------   --------
Cash, beginning of period............................     8,384      9,231      1,605      8,384
                                                       --------   --------   --------   --------
Cash, end of period..................................  $  1,605   $  8,384   $ 19,435   $  8,308
                                                       ========   ========   ========   ========
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
      Interest.......................................  $  2,657   $    411   $     84   $  1,623
                                                       ========   ========   ========   ========

                See accompanying notes to financial statements.

                          ADVERTISING THAT WORKS, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--ORGANIZATION AND DESCRIPTION OF BUSINESS

    Advertising That Works, Inc. (the "Company") specializes in finishing custom and blank banners, and screen and digital printing, worldwide. The Company derives a majority of its revenue through the sale of materials and blank banners to retail sign stores. Their customers are primarily wholesale to the trade.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

    The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and are being depreciated using accelerated methods over the estimated useful lives of two to seven years. Leasehold improvements are stated at cost and are being amortized over the lesser of the term of the lease or the estimated useful life of the asset.

USE OF ESTIMATES

    The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

REVENUE RECOGNITION


    Generally, revenues from sales of products are recognized when products are shipped. Revenues from services are recognized when the services are performed.


INVENTORY

    Inventory consists primarily of materials used in the production of banners, and is stated at the lower of cost or market, with cost determined on the first-in, first-out (FIFO) method.

INCOME TAXES

    Advertising That Work, Inc., with the consent of its stockholder, has elected to be taxed under S corporation provisions of the Internal Revenue Code. Under these provisions, the taxable income of this entity is reflected by the stockholder on his personal income tax return.

ADVERTISING COSTS

    Advertising costs are expensed as incurred. The Company incurred approximately $9,100 and $6,000 in advertising costs for the years ended 1999 and 1998, respectively.


UNAUDITED INTERIM INFORMATION



    The information presented as of March 31, 2000 and 1999, and for the three month periods ended March 31, 2000 and 1999, has not been audited. In the opinion of management, the unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's financial position as of March 31, 2000 and 1999, and the results of its

                          ADVERTISING THAT WORKS, INC.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

operations and its cash flows for the three months ended March 31, 2000 and 1999, and the stockholder's deficit for the three months ended March 31, 2000.


NOTE 3--PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                            1999       1998
                                                          --------   --------
Leasehold improvements..................................  $    595   $    595
Equipment...............................................    61,433     53,219
Automobile..............................................     5,500      5,500
                                                          --------   --------
Total property and equipment............................    67,528     59,314

Less: accumulated depreciation..........................   (40,768)   (33,957)
                                                          --------   --------
Property and equipment, net.............................  $ 26,760   $ 25,357
                                                          ========   ========

    Depreciation expense for the years ended December 31, 1999 and 1998 was $11,568 and $17,513, respectively.

NOTE 4--CONTRACT FOR SALE OF STOCK AND ASSETS

    The Company has entered in to a stock and asset purchase agreement with Colorsmart.com, Inc. Colorsmart.com, Inc. shall deliver the sum of $1,500,000 to the sole stockholder at closing.

NOTE 5--DUE TO STOCKHOLDER AND RELATED PARTY

    The stockholder has lent money to the Company throughout the year as needed. At December 31, 1999 and 1998, the Company owes the stockholder $7,121 and $44,962, respectively. The note is due on demand and bears interest at 9 percent.

    The Company leases its operating facility from the stockholder; the term of the lease is one year, payable in monthly installments of $2,700. At
December 31, 1999 and 1998, rent expense was $34,659 and $33,402, respectively.

                               VIRTUAL SUPPORT CC
                              FINANCIAL STATEMENTS
                           FEBRUARY 29, 2000 AND 1999
                        (AMOUNTS IN SOUTH AFRICAN RANDS)

                               TABLE OF CONTENTS

Independent Auditor's Report................................       1

Declaration by the Members..................................       2

Financial Statements:

  Balance Sheets as of February 29, 2000 and 1999...........       3

  Statements of Operations for the years ended February 29,
    2000 and 1999...........................................       4

  Statements of Changes in Members' Equity for the years
    ended February 29, 2000 and 1999........................       5

  Statements of Cash Flows for the years ended February 29,
    2000 and 1999...........................................       6

Notes to Financial Statements...............................    7-10

                          INDEPENDENT AUDITOR'S REPORT

To the Members
Virtual Support CC
Cape Town, South Africa

    We have audited the accompanying balance sheets of Virtual Support CC as of February 29, 2000 and 1999, and the related statements of operations, changes in members' interest and cash flows for the years then ended. These financial statements are the responsibility of the Close Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audit in accordance with United States of America generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virtual Support CC as of February 29, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with United States of America generally accepted accounting principles.

/s/ PRICEWATERHOUSECOOPERS, INC.
------------------------------------

Registered Accountants and Auditors
Chartered Accountants (SA)
Cape Town, South Africa


April 17, 2000

----------------

                         DECLARATION BY THE MEMBERS OF
                           VIRTUAL COLOUR SUPPORT CC

    The financial statements set out on pages 3 to 10 are the responsibility of the members. We have determined that the financial statements are in agreement with the accounting records and have done so by adopting such procedures and conducting such enquiries in relation to the books of account and records as we considered necessary in the circumstances. We have also reviewed the accounting policies which have been represented to us as having been applied in the preparation of the annual financial statements and we consider that they are appropriate to the business.

------------------------                                                 ------------------------
MEMBER                                                                   MEMBER

------------------------                                                 ------------------------
MEMBER                                                                   MEMBER

                               VIRTUAL SUPPORT CC

                                 BALANCE SHEETS

                        (AMOUNTS IN SOUTH AFRICAN RANDS)


                                                                  FEBRUARY 29
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
                                     ASSETS
Current assets:
  Cash......................................................      142        199
  Accounts receivable.......................................  306,552    279,996
  Inventories...............................................       --        454
                                                              -------    -------
    Total current assets....................................  306,694    280,649
                                                              -------    -------
Fixed assets................................................   51,376      1,605
                                                              -------    -------
Loan to member..............................................   63,822     47,523
                                                              -------    -------
    Total assets............................................  421,892    329,777
                                                              =======    =======

                        LIABILITIES AND MEMBERS' INTEREST
Current liabilities:
  Accounts payable..........................................  170,762    298,483
  Short term borrowings.....................................  186,692      9,721
  Short term portion of long term liability.................   11,474         --
  Receiver of Revenue--Income tax...........................    3,636      4,608
                                                              -------    -------
    Total current liabilities...............................  372,564    312,812
                                                              -------    -------
Long Term Liability.........................................   26,897         --
                                                              -------    -------
Members' Interest
  Members' contributions....................................      100        100
  Retained earnings.........................................   22,331     16,865
                                                              -------    -------
    Total Members' Interest.................................   22,431     16,965
                                                              -------    -------
    Total liabilities and members' interest.................  421,892    329,777
                                                              =======    =======


              See accompanying notes to the financial statements.

                               VIRTUAL SUPPORT CC

                            STATEMENTS OF OPERATIONS

                        (AMOUNTS IN SOUTH AFRICAN RANDS)


                                                                   YEARS ENDED
                                                                 FEBRUARY 29/28
                                                              ---------------------
                                                                2000        1999
                                                              ---------   ---------
Net sales...................................................  2,495,532   1,890,027
Costs of goods sold.........................................  2,113,087   1,684,071
                                                              ---------   ---------
Gross profit................................................    382,445     205,956
                                                              ---------   ---------
Depreciation................................................     15,478       4,000
General and administrative expenses.........................    127,788      92,461
Members' remuneration.......................................    101,755      75,396
Staff costs.................................................    129,504      23,553
Income from operations......................................      7,920      10,546
                                                              ---------   ---------
Other income
  Interest Income...........................................        687         489
  Interest expense..........................................        197         390
                                                              ---------   ---------
      Total other income....................................        490          99
                                                              ---------   ---------
Net income before tax.......................................      8,410      10,645
                                                              ---------   ---------
Tax.........................................................      2,944       3,726
Net income for the year.....................................      5,466       6,919
                                                              =========   =========


              See accompanying notes to the financial statements.

                               VIRTUAL SUPPORT CC

                    STATEMENTS OF CHANGES IN MEMBERS' EQUITY

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

                                                              MEMBERS'
                                                              INTEREST   RETAINED
                                                               AMOUNT    EARNINGS    TOTAL
                                                              --------   --------   --------
                                                                RAND       RAND       RAND
Balance, March 1, 1998......................................    100        9,946      9,946
Net income--1999............................................     --        6,919      6,919
                                                                ---       ------     ------
Balance, February 28, 1999..................................    100       16,865     16,865
Net income--2000............................................     --        5,466      5,466
                                                                ---       ------     ------
Balance, February 29, 2000..................................    100       22,331     22,331
                                                                ===       ======     ======

              See accompanying notes to the financial statements.

                               VIRTUAL SUPPORT CC

                            STATEMENTS OF CASH FLOWS

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

                                                                  YEARS ENDED
                                                                 FEBRUARY 29,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Cash flows from operating activities:
  Net income after tax......................................     5,466      6,919
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Depreciation..........................................    15,478      4,000
  Changes in assets and liabilities:
  (Increase) decrease in:
      Accounts receivable...................................   (26,556)  (229,545)
      Inventory.............................................       454     18,844
  (Decrease) increase in:
      Accounts payable......................................  (128,693)   257,466
                                                              --------   --------
Net cash (used) provided by operating activities............  (133,851)    57,684
Cash flows from investing activities:
  Purchase of fixed assets..................................   (65,249)        --
Cash flows from financing activities:
  Members' advances.........................................        --    (67,478)
  Suspensive sale agreement.................................    38,371         --
  Loan to member............................................   (16,299)        --
  Bank overdraft............................................   176,971      9,721
  Members' contributions....................................        --         --
                                                              --------   --------
Net cash provided (used) by financing activities............   199,043    (57,757)
                                                              --------   --------
Net cash decrease...........................................       (57)       (73)
                                                              --------   --------
Cash, beginning of period...................................       199        272
                                                              --------   --------
Cash, end of period.........................................       142        199
                                                              ========   ========
Supplemental disclosure of cash flow information
      Cash paid during the year for Interest................       197        390
                                                              ========   ========

                               VIRTUAL SUPPORT CC

                         NOTES TO FINANCIAL STATEMENTS

                        (AMOUNTS IN SOUTH AFRICAN RANDS)


NOTE 1--ORGANIZATION AND DESCRIPTION OF BUSINESS


    Virtual Support CC (the "Close Corporation") specialises in computer systems sales and support.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The financial statements are presented on the historical cost basis and incorporate the following principal accounting principles.

    CASH EQUIVALENTS

    The Close Corporation considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

    FIXED ASSETS

    Fixed Assets are stated at cost and are being depreciated using the straightline method over the estimated useful lives of the assets

Computer equipment..........................................    33.3%
Motor vehicles..............................................      20%

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

    REVENUE RECOGNITION

    Generally, revenues from sales are recognised when products are shipped or services are provided.

    INVENTORY

    Inventory consists primarily of computer system consumables and is stated at the lower of cost or market, with cost determined on the first-in, first-out
(FIFO) method.

    INCOME TAXES

    Virtual Support CC is currently subject to South African Normal Company taxation and is taxed at a rate of 35% of taxable income up to 29 February 1999 and 30% thereafter. Value Added Tax at a rate of 14% is levied on the net difference between revenue output and certain input expenses.

    ACCOUNTS RECEIVABLE

    Accounts receivable are carried at anticipated realisable value. An estimate is made for doubtful receivables based on a review of all outstanding amounts at year-end. Bad debts are written off during the year in which they are identified.

                               VIRTUAL SUPPORT CC

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

NOTE 3--FIXED ASSETS

    Fixed assets consist of the following:

                                                                2000       1999
                                                              --------   --------
Computer equipment..........................................   18,859     11,938
Motor vehicle...............................................   58,328         --
  Total fixed assets........................................   77,187     11,938
Less: Accumulated depreciation..............................   25,811     10,333
                                                               ------     ------
  Fixed assets, net.........................................   51,376      1,605
                                                               ======     ======

    Depreciation expense for the years ended February 29, 2000 and 1999 was R15 478 and R4 000 respectively.

    (Encumbered as per note 5)

NOTE 4--ACQUISITION AND POST BALANCE SHEET EVENTS

    The Close Corporation and other close corporations in the group have entered into a stock and asset purchase agreement with Colorsmart.com Inc. for a total purchase price of R7 430 892. Colorsmart.com shall deliver the purchase price to the members at closing. An amount of R2 708 000 will be retained in trust by Colorsmart.com's attorneys to meet all liabilities in respect of taxation as well as the contingent liabilities for penalties.

    There are no other post balance sheet events that are material to the appreciation of the financial statements.

NOTE 5--LONG TERM LIABILITY

                                                                2000       1999
                                                              --------   --------
Secured by an instalment sale agreement over a motor vehicle
  with a book value of R34 959..............................   26,897          --
Repayable in monthly instalments of R1 650 which include
  interest (25%) and capital................................   38,371          --
Less: Instalments payable within 12 months transferred to
  current liabilities.......................................
Subsequent repayments are:..................................  (11,474)         --

  2002......................................................  R16,138
  2003......................................................  R10,759
  Total.....................................................  R26,897

                               VIRTUAL SUPPORT CC

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

NOTE 6--LOAN TO MEMBER


                                                                2000       1999
                                                              --------   --------
Loans bearing interest at 18.25% (1999: 19.25%)
The loan will be cancelled during the next financial year
  with a tax free distribution from the capital surplus
  arising from the sale of stock and assets as set out in
  note 4....................................................   63,822     47,523
                                                               ======     ======


NOTE 7--RELATED PARTY

    Group close corporations:

    Virtual Colour CC (1)
    Virtual Printing CC (2)
    Virtual Properties CC (3)

    The group close corporation (1) has lent money to the close corporation as required. At February 29, 2000 and 1999, the close corporation owes the group close corpora-tion R63 822 and R47 523, respectively. No repayment terms have been deter-mined and the loan is currently non-interest bearing. Related party transactions consist of payment of administration fees and market related rent. There were sales of R175 867 with a related close corporation, Mega Pre-Press CC, and a related company, Virtual Colour Paarl (Pty) Ltd, engaged in a similar business, and in which the members of the close corporation have an interest.


    Imputed interest (19.25%) relating to the above


                                                                2000       1999
                                                              --------   --------
Before tax..................................................   10,717     4,574
After tax...................................................    7,502     3,202

NOTE 8--SHORT TERM BORROWINGS

Bank overdraft..............................................  186,692     9,721
                                                              =======     =====


    No repayment terms have been determined. Interest is calculated monthly at 16.5%. The accounts receivable are ceded to the bank as security for bank overdraft purposes.

                               VIRTUAL SUPPORT CC

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

NOTE 9--RECEIVER OF REVENUE--INCOME TAX

    Income tax liability relating to the following tax years:

1998........................................................      --        882
1999........................................................     692      3,726
2000........................................................   2,944         --
                                                               -----      -----
                                                               3,636      4,608
                                                               =====      =====

NOTE 10--CURRENCY USED

    The financial statements have been prepared on the South African Rand currency basis.

    The latest quarterly currency exchange rates are as follows:

                                                              $1 = RANDS
                                                              ----------
1 July 1998.................................................    6.2891
31 August 1998..............................................    6.5620
30 November 1998............................................    5.8134
28 February 1999............................................    6.3261
31 May 1999.................................................    6.3000
31 August 1999..............................................    6.1675
30 November 1999............................................    6.2576
29 February 2000............................................    6.1576

                           VIRTUAL COLOUR PRINTING CC

                              FINANCIAL STATEMENTS

                           FEBRUARY 29, 2000 AND 1999

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

                               TABLE OF CONTENTS

Independent Auditor's Report................................       1

Declaration by the Members..................................       2

Financial Statements:

  Balance Sheets as of February 29, 2000 and 1999...........       3

  Statements of Operations for the years ended February 29,
    2000 and 1999...........................................       4

  Statements of Changes in Members' Equity for the years
    ended February 29, 2000 and 1999........................       5

  Statements of Cash Flows for the years ended February 29,
    2000, and 1999..........................................       6

Notes to Financial Statements...............................    7-10

                          INDEPENDENT AUDITOR'S REPORT

To the Members
Virtual Colour Printing CC
Cape Town, South Africa

    We have audited the accompanying balance sheets of Virtual Colour Printing CC as of 29 February, 2000 and 1999, and the related statements of operations, changes in members' interest and cash flows for the years then ended. These financial statements are the responsibility of the Close Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audit in accordance with United States of America generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting policies used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virtual Colour Printing CC as of February 29, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with United States of America generally accepted accounting principles.

    Without qualifying our opinion we draw attention to Note 12 in the financial statements. Should the taxation penalties of R177 616 not be waived, then the close corporation's current liabilities will exceed its current assets by R683 559 and total liabilities exceed its total assets by R486 129. These factors raise substantial doubt that the close corporation will be able to continue as a going concern, in the event that the sale of the business referred to in Note 4 is not proceeded with.

/s/ PRICEWATERHOUSECOOPERS, INC.
------------------------------------

Registered Accountants and Auditors
Chartered Accountants (SA)
Cape Town, South Africa


April 17, 2000
----------------


Date

                         DECLARATION BY THE MEMBERS OF
                           VIRTUAL COLOUR PRINTING CC

    The financial statements set out on pages 3 to 10 are the responsibility of the members. We have determined that the financial statements are in agreement with the accounting records and have done so by adopting such procedures and conducting such enquiries in relation to the books of account and records as we considered necessary in the circumstances. We have also reviewed the accounting policies which have been represented to us as having been applied in the preparation of the annual financial statements and we consider that they are appropriate to the business.

------------------------                                                 ------------------------
MEMBER                                                                   MEMBER

------------------------                                                 ------------------------
MEMBER                                                                   MEMBER

                           VIRTUAL COLOUR PRINTING CC

                                 BALANCE SHEETS

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

                                     ASSETS

                                                                  FEBRUARY 29,
                                                              --------------------
                                                                2000       1999
                                                              --------   ---------
Current assets:
  Cash......................................................         8          --
  Accounts receivable.......................................   513,647     680,382
  Inventories...............................................    65,000      80,000
                                                              --------   ---------
      Total current assets..................................   578,655     760,382
                                                              --------   ---------
Fixed Assets................................................   299,700     376,538
                                                              --------   ---------
Loan to member..............................................    70,273          --
                                                              --------   ---------
      Total assets..........................................   948,628   1,136,920
                                                              ========   =========

             LIABILITIES AND MEMBERS' INTEREST
Current liabilities:
  Accounts payable..........................................   243,099     265,938
  Short term borrowings.....................................   136,507     139,844
  Short term portion of long term liability.................    31,954      28,041
  Short term loan...........................................   407,364     419,250
  Receiver of Revenue--Value Added Tax......................    68,032      66,828
  Receiver of Revenue--Income tax...........................    57,312      47,822
                                                              --------   ---------
      Total current liabilities.............................   944,268     967,723
                                                              --------   ---------
Long Term Liability.........................................   172,543     188,188
                                                              --------   ---------
Member's Interest
  Members' contributions....................................       400         400
  (Accumulated loss)/Retained earnings......................  (168,583)    (19,391)
                                                              --------   ---------
      Total members' (deficit)/interest.....................  (168,183)    (18,991)
                                                              --------   ---------
      Total liabilities and members' interest...............   948,628   1,136,920
                                                              ========   =========

              See accompanying notes to the financial statements.

                           VIRTUAL COLOUR PRINTING CC

                            STATEMENTS OF OPERATIONS

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

                                                                   YEARS ENDED
                                                                  FEBRUARY 29,
                                                              ---------------------
                                                                2000        1999
                                                              ---------   ---------
Net sales...................................................  3,233,000   3,049,171
Costs of goods sold.........................................  1,508,380   1,507,108
                                                              ---------   ---------
Gross profit................................................  1,724,620   1,542,063
                                                              ---------   ---------
General and administrative expenses.........................  1,808,388   1,620,810
Loss from operations........................................    (83,768)    (78,747)
                                                              ---------   ---------
Other expenses
  Interest Income...........................................        861         449
  Interest expense..........................................     66,285      22,252
                                                              ---------   ---------
      Total other expenses..................................    (65,424)    (21,803)
                                                              ---------   ---------
Net loss before tax.........................................   (149,192)   (100,550)
                                                              ---------   ---------
Tax.........................................................         --          --
Net loss for the year.......................................   (149,192)   (100,550)
                                                              =========   =========
Earnings per share (in Rand)................................       (373)       (251)
                                                              =========   =========

              See accompanying notes to the financial statements.

                           VIRTUAL COLOUR PRINTING CC

                    STATEMENTS OF CHANGES IN MEMBERS' EQUITY

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

                                                              MEMBERS'
                                                              INTEREST   RETAINED
                                                               AMOUNT    EARNINGS    TOTAL
                                                              --------   --------   --------
Balance, March 1, 1998......................................       400     81,159     81,159
Net loss--1999..............................................        --   (100,550)  (100,550)
                                                              --------   --------   --------
Balance, February 28, 1999..................................       400    (19,391)   (19,391)
Net loss--2000
                                                                    --   (149,192)  (149,192)
                                                              --------   --------   --------
Balance, February 29, 2000..................................       400   (168,583)  (168,583)
                                                              ========   ========   ========

              See accompanying notes to the financial statements.

                           VIRTUAL COLOUR PRINTING CC

                            STATEMENTS OF CASH FLOWS

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

                                                                  YEARS ENDED
                                                                 FEBRUARY 29,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Cash flows from operating activities:
  Net loss after tax........................................  (289,522)  (100,550)
  Adjustments to reconcile net loss to net cash provided by
    operating activities:
    Depreciation............................................    77,560     18,939
Changes in assets and liabilities:
  Decrease (increase) in:
    Accounts receivable.....................................   297,808   (206,188)
    Inventory...............................................    35,000    (52,500)
  Increase in:
    Accounts payable........................................   132,679    147,606
                                                              ========   ========
Net cash provided (used) by operating activities............   253,525   (192,693)
                                                              ========   ========
Cash flows from investing activities:
  Purchase of fixed assets..................................      (722)  (378,777)
Cash flows from financing activities:
  Acquisition of long term loan.............................        --    216,229
  Acquisition of short term loan............................        --    340,740
  Repayment of long term loan...............................   (11,732)        --
  Repayment of short term loan..............................  (167,453)        --
  Bank overdraft............................................    (3,337)    14,501
  Loan to member............................................   (70,273)        --
  Member's contributions....................................        --         --
                                                              --------   --------
Net cash (used) provided by financing activities............  (252,795)   571,470
                                                              --------   --------
Net cash increase...........................................         8         --
                                                              --------   --------
Cash, beginning of period...................................        --         --
                                                              --------   --------
Cash, end of period.........................................         8         --
                                                              --------   --------
Supplemental disclosure of cash flow information
  Cash paid during the year for Interest....................    66,285     22,252
                                                              ========   ========

                 See accompanying notes to financial statements

                           VIRTUAL COLOUR PRINTING CC

                         NOTES TO FINANCIAL STATEMENTS

                        (AMOUNTS IN SOUTH AFRICAN RANDS)


NOTE 1--ORGANIZATION AND DESCRIPTION OF BUSINESS


    Virtual Colour Printing CC (the "Close Corporation") specialises in digital printing.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The financial statements are presented on the historical cost basis and incorporate the following principal accounting principles.

CASH EQUIVALENTS

    The Close Corporation considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

FIXED ASSETS

    Fixed assets are stated at cost and are being depreciated using the reducing balance method over the estimated useful lives of:

Furniture, fixtures and fittings............................     10%
Machinery...................................................     20%
Motor vehicle...............................................     20%

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

REVENUE RECOGNITION

    Generally, revenues from sales are recognised when products are shipped or services are provided.

INVENTORY

    Inventory consists primarily of materials and work in progress, and is stated at the lower of cost or market, with cost determined on the first-in, first-out (FIFO) method. The value of work in progress includes direct costs and a proportion of manufacturing overheads.

INCOME TAXES

    Virtual Colour Printing CC is currently subjected to South African Normal Company taxation and is taxed at a rate of 35% of taxable income up to 28 February 1999 and 30% thereafter.

ACCOUNTS RECEIVABLE

    Accounts receivable are carried at anticipated realisable value. An estimate is made for doubtful receivables based on a review of all outstanding amounts at year-end. Bad debts are written off during the year in which they are identified.

                           VIRTUAL COLOUR PRINTING CC

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Fixed assets consist of the following:

                                                              2000       1999
                                                            --------   --------
Furniture, fixtures and fittings..........................   18,299     17,579
Machinery.................................................  156,500    156,500
Motor vehicle.............................................  222,277    222,277
                                                            -------    -------
      Total fixed assets..................................  397,076    396,356
Less: accumulated depreciation............................   97,376     19,818
                                                            -------    -------
      Fixed assets, net...................................  299,700    376,538
                                                            =======    =======

    Depreciation expense for the years ended February 29, 2000 and 1999 was R77 560 and R18 939 respectively.

    A motor vehicle with a book value of R166 707 is encumbered as security for a hire purchase creditor.

NOTE 4--ACQUISITION

    The Close Corporation and other close corporations in the group have entered into a stock and asset purchase agreement with Colorsmart.com Inc. for a total purchase price of R7 430 892. Colorsmart.com shall deliver the purchase price to the members at closing. An amount of R2 708 000 will be retained in trust by Colorsmart.com's attorneys to meet all liabilities in respect of taxation as well as the contingent liabilities for penalties as per note 12.

    There are no other post balance sheet events that are material to the appreciation of the financial statements.

NOTE 5--RELATED PARTY

    Group close corporations:

        Virtual Colour CC (1)

        Virtual Properties CC (2)

        Virtual Support CC (3)

    A group close corporation (1) has lent money to the Close Corporation as required. At February 29, 2000 and 1999, the Close Corporation owes the group close corporation R251 797 and R419 250 respectively. No repayment terms have been determined and the loan is currently non-interest bearing. Related party transactions consist of payment of administration fees and market related rent. There were no transactions with a related close corporation, Mega Pre-Press CC, engaged in a similar business, and in which the members of the close corporation have a interest.

                           VIRTUAL COLOUR PRINTING CC

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

NOTE 5--RELATED PARTY (CONTINUED)

    IMPUTED INTEREST (19.25%) RELATING TO THE ABOVE


                                                                2000       1999
                                                              --------   --------
Before tax..................................................   79,562     45,421
After tax...................................................   55,693     29,524

NOTE 6--LONG TERM LIABILITY

                                                              2000       1999
                                                            --------   --------
Secured by instalment sale agreements over vehicles with a
  book value of R166 707..................................  172,543    188,188
Repayable in monthly instalments of R5 044 which include
  interest (24%) and capital..............................  204,497    216,229
Less: Instalments payable within 12 months transferred to
  current liabilities.....................................  (31,954)   (28,041)

    Subsequent repayments are:

2002...................................................   R62,743
2003...................................................   R62,743
2004...................................................   R47,057
Total..................................................  R172,543

NOTE 7--CURRENCY USED

    The financial statements have been prepared on the South African Rand currency basis.

    The latest quarterly currency exchange rates are as follows:

                                                              $1 = RANDS
                                                              -----------
1 July 1998.................................................    6.2891
31 August 1998..............................................    6.5620
30 November 1998............................................    5.8134
28 February 1999............................................    6.3261
31 May 1999.................................................    6.3000
31 August 1999..............................................    6.1675
30 November 1999............................................    6.2576
29 February 2000............................................    6.1576

NOTE 8--LOAN TO MEMBER


Loan bearing interest at 18.25% (1999: 19.25%)..............   70,273         --
                                                               ======     ======

                           VIRTUAL COLOUR PRINTING CC

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

NOTE 8--LOAN TO MEMBER (CONTINUED)
    The loan will be cancelled during the next financial year with a tax free distribution from the capital surplus arising from the sale of stock and assets as set out in note 4.

NOTE 9--SHORT TERM BORROWINGS

Bank overdraft............................................  136,507    139,844
                                                            =======    =======


    No repayment terms have been determined. Interest is calculated monthly at 16.5%. The accounts receivable are ceded to the bank as security for bank overdraft purposes.


NOTE 10--RECEIVER OF REVENUE--INCOME TAX

    Income tax liability relating to the following tax years:

1998 (Including interest)...................................   57,312     47,822
1999........................................................       --         --
2000........................................................       --         --
                                                               ------     ------
                                                               57,312     47,822
                                                               ======     ======

NOTE 11--RECEIVER OF REVENUE--VALUE ADDED TAX

                                                                2000       1999
                                                              --------   --------
Income tax liability relating to the following tax years:
1998 (Including interest)...................................   43,168     38,316
1999 (Including interest)...................................    7,454     28,512
2000........................................................   17,410         --
                                                               ------     ------
                                                               68,032     66,828
                                                               ======     ======

NOTE 12--CONTINGENT LIABILITY


    There is a contingent liability for penalties arising from the underpayment of S A Normal Company tax and Value Added Tax (VAT). The maximum potential penalties are R25 680 in respect of the 1999 financial year and R151 936 in respect of the 1998 financial year. It is expected that the penalties will be waived but the members (P Petersen, H Trischler, K Redman and A Koch) have effectively indemnified the close corporation for any penalties that may arise and therefore no provision were made in the financial statements for such penalties.

                          VIRTUAL COLOUR PROPERTIES CC
                              FINANCIAL STATEMENTS
                           FEBRUARY 29, 2000 AND 1999
                        (AMOUNTS IN SOUTH AFRICAN RANDS)

                               TABLE OF CONTENTS


Independent Auditor's Report................................            1

Declaration by the Members..................................            2

Financial Statements:

  Balance Sheets as of February 29, 2000 and 1999...........            3

  Statements of Operations for the years ended February 29,
    2000 and 1999...........................................            4

  Statements of Changes in Members' Interest for the years
    ended February 29, 2000 and 1999........................            5

  Statements of Cash Flows for the years ended February 29,
    2000 and 1999...........................................            6

Notes to Financial Statements...............................         7--9

                          INDEPENDENT AUDITOR'S REPORT

To the Members
Virtual Colour Properties CC
Cape Town, South Africa

    We have audited the accompanying balance sheets of Virtual Colour Properties CC as of February 29, 2000 and 1999, and the related statements of operations, changes in members' interest and cash flows for the years then ended. These financial statements are the responsibility of the Close Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audit in accordance with United States of America generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting policies used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virtual Colour Properties CC as of February 29, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with United States of America generally accepted accounting principles.

/s/ PRICEWATERHOUSECOOPERS, INC.
------------------------------------
Registered Accountants and Auditors
Chartered Accountants (SA)
Cape Town, South Africa


April 17, 2000
------------------------


Date

                         DECLARATION BY THE MEMBERS OF
                          VIRTUAL COLOUR PROPERTIES CC

    The financial statements set out on pages 3 to 9 are the responsibility of the members. We have determined that the financial statements are in agreement with the accounting records and have done so by adopting such procedures and conducting such enquiries in relation to the books of account and records as we considered necessary in the circumstances. We have also reviewed the accounting policies which have been represented to us as having been applied in the preparation of the annual financial statements and we consider that they are appropriate to the business.

------------------------                                                 ------------------------
MEMBER                                                                   MEMBER

------------------------                                                 ------------------------
MEMBER                                                                   MEMBER

                          VIRTUAL COLOUR PROPERTIES CC

                                 BALANCE SHEETS

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

                                     ASSETS

                                                                  FEBRUARY 29
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Current assets:
  Cash......................................................   17,876         --
  Accounts receivable.......................................   34,893     21,649
                                                              -------    -------
      Total current assets..................................   52,769     21,649
                                                              -------    -------
Property....................................................  813,353    706,643
                                                              -------    -------
      Total assets..........................................  866,122    728,292
                                                              =======    =======
                  LIABILITIES AND MEMBERS' INTEREST
Current liabilities:
  Accounts payable..........................................    8,043     16,849
  Receiver of Revenue--Income tax...........................    7,851         --
  Short term loan...........................................  382,828    267,016
  Short term borrowings.....................................       --        146
                                                              -------    -------
      Total current liabilities.............................  398,722    284,011
                                                              -------    -------
Long term liability.........................................  455,497    472,415
                                                              -------    -------
Members' interest
  Members' contributions....................................      400        400
  Retained earnings/(Accumulated loss)......................   11,503    (28,534)
                                                              -------    -------
      Total members' interest/(deficit).....................   11,903    (28,134)
                                                              -------    -------
      Total liabilities and members' interest...............  866,122    728,292
                                                              =======    =======

              See accompanying notes to the financial statements.

                          VIRTUAL COLOUR PROPERTIES CC

                            STATEMENTS OF OPERATIONS

                        (AMOUNTS IN SOUTH AFRICAN RANDS)


                                                                  YEARS ENDED
                                                                FEBRUARY 29/28
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Rent received...............................................  170,639     136,441
General and administrative expenses.........................   49,231      44,195
                                                              -------    --------
Income from operations......................................  121,408      92,246
                                                              -------    --------
Other expenses
  Interest Income...........................................      150           1
  Interest expense..........................................  (73,670)   (106,155)
                                                              -------    --------
      Total other expenses..................................  (73,520)   (106,154)
                                                              -------    --------
Net income (loss) before tax................................   47,888     (13,908)
Tax.........................................................    7,851          --
                                                              -------    --------
Net income (loss) for the year..............................   40,037     (13,908)
                                                              =======    ========


              See accompanying notes to the financial statements.

                          VIRTUAL COLOUR PROPERTIES CC

                   STATEMENTS OF CHANGES IN MEMBERS' INTEREST

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

                                                              MEMBERS'
                                                              INTEREST   RETAINED
                                                               AMOUNT    EARNINGS    TOTAL
                                                              --------   --------   --------
Balance, March 1, 1998......................................    400      (14,626)   (14,626)
Net loss--1999..............................................     --      (13,908)   (13,908)
                                                                ---      -------    -------
Balance, February 28, 1999..................................    400      (28,534)   (28,534)
Net income--2000............................................     --       40,037     40,037
                                                                ---      -------    -------
Balance, February 29, 2000..................................    400       11,503     11,503
                                                                ===      =======    =======

              See accompanying notes to the financial statements.

                          VIRTUAL COLOUR PROPERTIES CC

                            STATEMENTS OF CASH FLOWS

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

                                                                  YEARS ENDED
                                                                  FEBRUARY 29
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Cash flows from operating activities:
  Net income (loss) after tax...............................    40,037   (13,908)
  Changes in assets and liabilities:
  Increase in:
    Accounts receivable.....................................   (13,244)  (15,871)
  Increase in:
    Accounts payable........................................   114,857    42,241
                                                              --------   -------
Net cash used by operating activities.......................   141,650    12,462
                                                              --------   -------
Cash flows from investing activities:
Purchase of property........................................  (106,710)       --
Cash flows from financing activities:
  Members' contributions....................................        --        --
  Bank overdraft............................................      (146)   (6,777)
  Long term liability.......................................   (16,918)   (5,685)
                                                              --------   -------
Net cash (used) provided by financing activities............   (17,064)  (12,462)
                                                              --------   -------
Net cash increase...........................................    17,876        --
                                                              --------   -------
Cash, beginning of period...................................        --        --
                                                              --------   -------
Cash, end of period.........................................    17,876        --
                                                              ========   =======
Supplemental disclosure of cash flow information
  Cash paid during the year for Interest....................    73,670   106,155
                                                              ========   =======

                 See accompanying notes to financial statements

                          VIRTUAL COLOUR PROPERTIES CC

                         NOTES TO FINANCIAL STATEMENTS

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

NOTE 1--ORGANISATION AND DESCRIPTION OF BUSINESS

    Virtual Colour Properties CC (the "Close Corporation") specialises in renting out its fixed property. The Close Corporation derives its revenue from rent received from group close corporations.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The financial statements are presented on the historical cost basis and incorporate the following principal accounting principles.

CASH EQUIVALENTS

    The Close Corporation considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property is stated at cost and is not depreciated.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

REVENUE RECOGNITION

    Generally, revenue from rental income is recognised on a monthly basis.

INCOME TAXES

    Virtual Colour Properties CC is currently subject to South African Normal Company taxation and is taxed at a rate of 35% of taxable income up to 28 February 1999 and 30% thereafter. Value Added Tax at a rate of 14% is levied on the net difference between revenue output and certain input expenses.

ACCOUNTS RECEIVABLE


    Accounts receivable are carried at anticipated realizable value. An estimate is made for doubtful receivables based on a review of all outstanding amounts at year-end. Bad debts are written off during the year in which they are identified.


NOTE 3--PROPERTY AND EQUIPMENT

                                                                2000       1999
Property consists of the following:                           --------   --------
Office building.............................................  813,353    706,643
(Mortgaged as per note 5)

                          VIRTUAL COLOUR PROPERTIES CC

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

NOTE 4--ACQUISITION AND POST BALANCE SHEET EVENTS

    The Close Corporation and other close corporations in the group have entered into a stock and asset purchase agreement with Colorsmart.com Inc. for a total purchase price of R7 430 892. Colorsmart.com shall deliver the purchase price to the members at closing. An amount of R2 708 000 will be retained in trust by Colorsmart.com's attorneys to meet all liabilities in respect of taxation as well as the contingent liabilities for penalties.

    There are no other post balance sheet events that are material to the appreciation of the financial statements.

NOTE 5--LONG TERM LIABILITY


    Loan from First National Bank payable in 190 monthly installments of R9 485 at an interest rate of 20%. Secured by a first mortgage bond over the office building. The last installment will be payable November 2015. Capital is repayable as follows:


2001........................................................  R30,881

2002........................................................  R30,881

2003........................................................  R30,881

2004........................................................  R30,881

2005........................................................  R30,881

NOTE 6--RELATED PARTY

    Group close corporations:

    Virtual Colour CC (1)

    Virtual Printing CC (2)

    Virtual Support CC (3)

    A group close corporation (1) has lent money to the Close Corporation as required. At February 29, 2000 and 1999, the Close Corporation owes the group close corporation R382 828 and R267 016 respectively. No repayment terms have been determined and the loan is currently non- interest bearing. Related party transactions consist of market related rent received.


                                                                2000       1999
Imputed interest (19.25%) relating to the above               --------   --------
Before tax..................................................   59,298     47,688
After tax...................................................   41,509     30,997

                          VIRTUAL COLOUR PROPERTIES CC

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

NOTE 7--SHORT TERM BORROWINGS

                                                                2000       1999
                                                              --------   --------
Bank overdraft..............................................     --        146
                                                                ===        ===


No repayment terms have been determined. Interest is calculated monthly at 16.5%. The accounts receivable are ceded to the bank as security for bank overdraft purposes.


NOTE 8--RECEIVER OF REVENUE--INCOME TAX

    Income tax liability relating to the following tax years:

1998........................................................     --     --

1999........................................................     --     --

2000........................................................  7,851     --
                                                              -----  -----

                                                              7,851     --
                                                              =====  =====

NOTE 9--CURRENCY USED

    The financial statements have been prepared on the South African Rand currency basis.

    The latest quarterly currency exchange rates are as follows:

                                                                                $1=
                                                                               RANDS
                                                                               ------
1 July 1998.......................                                             6.2891

31 August 1998....................                                             6.5620

30 November 1998..................                                             5.8134

28 February 1999..................                                             6.3261

31 May 1999.......................                                             6.3000

31 August 1999....................                                             6.1675

30 November 1999..................                                             6.2576

29 February 2000..................                                             6.1576

NOTE 9--CONTINGENT LIABILITY


    The close corporation gave additional security of R200 000 to the Cape of Good Hope Bank for a finance lease of a related close corporation.

                               VIRTUAL COLOUR CC
                              FINANCIAL STATEMENTS
                           FEBRUARY 29, 2000 AND 1999
                        (AMOUNTS IN SOUTH AFRICAN RANDS)

                               TABLE OF CONTENTS

Independent Auditor's Report................................       1
Declaration by the Members..................................       2
Financial Statements:
  Balance Sheets as of February 29, 2000 and 1999...........       3
  Statements of Operations for the years ended February 29,
    2000 and 1999...........................................       4
  Statements of Changes in Members' Interest for the years
    ended February 29, 2000 and 1999........................       5
  Statements of Cash Flows for the years ended February 29,
    2000 and 1999...........................................       6
Notes to Financial Statements...............................    7-10

                          INDEPENDENT AUDITOR'S REPORT

To the Members
Virtual Colour CC
Cape Town, South Africa

    We have audited the accompanying balance sheets of Virtual Colour CC as of February 29, 2000 and 1999, and the related statements of operations, changes in members' interest and cash flows for the years then ended. These financial statements are the responsibility of the Close Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audit in accordance with United States of America generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting policies used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Virtual Colour CC as of February 29, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with United States of America generally accepted accounting principles.

    Without qualifying our opinion we draw attention to Note 9 in the financial statements. Should the taxation penalties of R1 500 038 not be waived, then the close corporation's current liabilities will exceed its current assets by R2 571 852 and total liabilities exceed its total assets by R863 307.

    These factors raise substantial doubt that the close corporation will be able to continue as a going concern, in the event that the sale of the business referred to in Note 4 is not proceeded with.

/s/ PRICEWATERHOUSECOOPERS, INC.
--------------------------------------

Registered Accountants and Auditors
Chartered Accountants (SA)
Cape Town, South Africa


April 17, 2000
--------------------------------------


Date

                         DECLARATION BY THE MEMBERS OF
                               VIRTUAL COLOUR CC

    The financial statements set out on pages 3 to 10 are the responsibility of the members. We have determined that the financial statements are in agreement with the accounting records and have done so by adopting such procedures and conducting such enquiries in relation to the books of account and records as we considered necessary in the circumstances. We have also reviewed the accounting policies which have been represented to us as having been applied in the preparation of the annual financial statements and we consider that they are appropriate to the business.

------------------------                                                 ------------------------
MEMBER                                                                   MEMBER

------------------------                                                 ------------------------
MEMBER                                                                   MEMBER

                               VIRTUAL COLOUR CC

                                 BALANCE SHEETS

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

                                     ASSETS

                                                                   FEBRUARY 29
                                                              ---------------------
                                                                2000        1999
                                                              ---------   ---------
Current assets:
  Cash......................................................         52     320,341
  Accounts receivable.......................................  1,381,858   1,339,225
  Inventories...............................................     45,000      55,000
                                                              ---------   ---------
      Total current assets..................................  1,426,910   1,714,566
                                                              ---------   ---------
Fixed assets................................................  1,203,519   1,275,499
Loans to associated corporations............................    790,192     686,266
Loans to members............................................    830,935     563,177
                                                              ---------   ---------
      Total assets..........................................  4,251,556   4,239,508
                                                              =========   =========

                   LIABILITIES AND MEMBERS' INTEREST
Current liabilities:
  Accounts payable..........................................    331,165     390,215
  Receiver of Revenue--Income tax...........................    679,857     811,365
  Receiver of Revenue--Value Added Tax......................    637,945     498,848
  Short term borrowings.....................................    148,112      72,592
  Current portion of long term liabilities..................    500,866     530,424
                                                              ---------   ---------
      Total current liabilities.............................  2,297,945   2,303,444
                                                              ---------   ---------
Long term liabilities.......................................    960,534     775,746
                                                              ---------   ---------
Members' interest
  Members' contributions....................................        100         100
  Retained earnings.........................................    992,977   1,160,218
                                                              ---------   ---------
      Total members' interest...............................    993,077   1,160,318
                                                              ---------   ---------
      Total liabilities and members' interest...............  4,251,556   4,239,508
                                                              =========   =========

              See accompanying notes to the financial statements.

                               VIRTUAL COLOUR CC



                            STATEMENTS OF OPERATIONS



                        (AMOUNTS IN SOUTH AFRICAN RANDS)



                                                                   YEARS ENDED
                                                                   FEBRUARY 29
                                                              ---------------------
                                                                2000        1999
                                                              ---------   ---------
Net sales...................................................  7,007,258   6,568,456

Cost of goods sold..........................................  2,406,960   2,147,757
                                                              ---------   ---------

Gross profit................................................  4,600,298   4,420,699
                                                              ---------   ---------

General and administrative expenses.........................  4,744,344   3,459,056

(Loss) Income from operations...............................   (144,046)    961,643
                                                              ---------   ---------

Other expenses
  Interest income...........................................    124,233      51,962
  Interest expense..........................................   (147,428)    (83,922)
                                                              ---------   ---------
    Total other expenses....................................    (23,195)    (31,960)
                                                              ---------   ---------

Net (loss) income before tax................................   (167,241)    929,683

Tax.........................................................                356,779
                                                              ---------   ---------

Net (loss) income for the year..............................   (167,241)    572,904
                                                              =========   =========



              See accompanying notes to the financial statements.

                               VIRTUAL COLOUR CC

                            STATEMENTS OF OPERATIONS

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

                                                                   YEARS ENDED
                                                                   FEBRUARY 29
                                                              ---------------------
                                                                2000        1999
                                                              ---------   ---------
Net sales...................................................  7,007,258   6,568,456
Costs of goods sold.........................................  2,406,960   2,147,757
                                                              ---------   ---------
Gross profit................................................  4,600,298   4,420,699
                                                              ---------   ---------
General and administrative expenses.........................  4,744,344   3,459,056
(Loss) Income from operations...............................   (144,046)    961,643
                                                              ---------   ---------
Other expenses
  Interest Income...........................................    124,233      51,962
  Interest expense..........................................   (147,428)    (83,922)
                                                              ---------   ---------
      Total other expenses..................................    (23,195)    (31,960)
                                                              ---------   ---------
Net (loss) income before tax................................   (167,241)    929,683
Tax.........................................................         --     356,779
                                                              ---------   ---------
Net (loss) income for the year..............................   (167,241)    572,904
                                                              =========   =========
Earnings per share (in Rand)................................     (1,672)      9,297
                                                              =========   =========

              See accompanying notes to the financial statements.

                               VIRTUAL COLOUR CC

                   STATEMENTS OF CHANGES IN MEMBERS' INTEREST

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

                                                              MEMBERS'
                                                              INTEREST   RETAINED
                                                               AMOUNT    EARNINGS      TOTAL
                                                              --------   ---------   ---------
Balance, March 1, 1998......................................    100        587,314     587,314
Net income--1999............................................     --        572,904     572,904
                                                                ---      ---------   ---------
Balance, February 28, 1999..................................    100      1,160,218   1,160,218
Net loss--2000..............................................     --       (167,241)   (167,241)
                                                                ---      ---------   ---------
Balance, February 29, 2000..................................    100        992,977     992,977
                                                                ===      =========   =========

              See accompanying notes to the financial statements.

                               VIRTUAL COLOUR CC

                            STATEMENTS OF CASH FLOWS

                        (AMOUNTS IN SOUTH AFRICAN RANDS)


                                                                  YEARS ENDED
                                                                 FEBRUARY 29/28
                                                              --------------------
                                                                2000       1999
                                                              --------   ---------
Cash flows from operating activities:
  Net (loss) income after tax...............................  (167,241)    572,904
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation............................................   787,849     326,652
    Profit on sale of fixed assets..........................    (5,871)         --
  Changes in assets and liabilities:
  Decrease (increase) in:
    Accounts receivable.....................................   (42,633)   (351,835)
    Inventory...............................................    10,000      (3,276)
  (Decrease) increase in:
    Accounts payable........................................   (51,461)    945,624
                                                              --------   ---------
Net cash provided by operating activities...................   530,643   1,490,069
                                                              --------   ---------
Cash flows from investing activities:
  Purchase of fixed assets..................................  (874,998)   (794,270)
  Sale of fixed assets......................................   165,000          --
                                                              --------   ---------
Net cash used by investing activities.......................  (709,998)   (794,270)
                                                              --------   ---------
Cash flows from financing activities:
  Bank overdraft............................................   148,112          --
  Increase in loans to associated corporations..............  (103,926)   (379,316)
  Increase in loans to members..............................  (267,758)   (521,606)
  Increase in long term liabilities.........................   155,230     315,726
                                                              --------   ---------
Net cash provided by financing activities...................   (68,342)   (585,196)
                                                              --------   ---------
Net cash increase (decrease)................................  (247,697)    110,603
                                                              --------   ---------
Cash, beginning of period...................................   247,749     137,146
                                                              --------   ---------
Cash, end of period.........................................        52     247,749
                                                              ========   =========
Supplemental disclosure of cash flow information
  Cash paid during the year for Interest....................   147,428      83,922
                                                              ========   =========


                 See accompanying notes to financial statements

                               VIRTUAL COLOUR CC

                         NOTES TO FINANCIAL STATEMENTS

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

NOTE 1--ORGANISATION AND DESCRIPTION OF BUSINESS

    Vitual Colour CC (the "Close Corporation") specialises in desk top publishing and reproduction.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


    The financial statements are presented on the historical cost basis and incorporate the following principal accounting policies. There is no material difference with the United States of America and international accounting principles.


CASH EQUIVALENTS

    The Close Corporation considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

FIXED ASSETS

    Fixed assets are stated at cost and are being depreciated using the straight-line and reducing balance methods over the estimated useful lives of:

Motor vehicle...............................................     20%
Furniture, fixtures and fittings............................     10%
Computer hardware...........................................     33%

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

REVENUE RECOGNITION

    Generally, revenues from sales are recognised when products are shipped or services are performed.

INVENTORY

    Inventory consists primarily of materials and work in progress, and is stated at the lower of cost or market, with cost determined on the first-in, first-out (FIFO) method. The value of work in progress includes direct costs and a proportion of manufacturing overheads.

INCOME TAXES

    Virtual Colour CC is currently subject to South African Normal Company taxation and is taxed at a rate of 35% of taxable income up to 28 February 1999 and 30% thereafter.

ACCOUNTS RECEIVABLE


    Accounts receivable are carried at anticipated realizable value. An estimate is made for doubtful receivables based on a review of all outstanding amounts at year-end. Bad debts are written off during the year in which they are identified.

                               VIRTUAL COLOUR CC

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

NOTE 3--FIXED ASSETS

    Fixed assets consist of the following:

                                                                2000        1999
                                                              ---------   ---------
Furniture, fixtures and fittings............................    135,753     121,209
Motor vehicles..............................................    496,555     482,783
Computer hardware...........................................  2,190,744   1,685,052
                                                              ---------   ---------
      Total fixed assets....................................  2,823,052   2,289,044
Less: Accumulated depreciation..............................  1,619,533   1,013,545
                                                              ---------   ---------
      Fixed assets, net.....................................  1,203,519   1,275,499
                                                              =========   =========

    Motor vehicles and computer equipment with a book value of R1 096 118 are encumbered as security for hire purchase creditors.

    Depreciation expense for the years ended February 28, 2000 and 1999 was R787 849 and R326 652 respectively.

NOTE 4--ACQUISITION AND POST BALANCE SHEET EVENTS

    The Close Corporation and other close corporations in the group have entered into a stock and asset purchase agreement with Colorsmart.com Inc. for a total purchase price of R7 430 892. Colorsmart.com shall deliver the purchase price to the members at closing. An amount of R2 708 000 will be retained in trust by Colorsmart.com's attorneys to meet all liabilities in respect of taxation as well as the contingent liabilities for penalties as per note 9.

    There are no other post balance sheet events that are material to the appreciation of the financial statements.

NOTE 5--RELATED PARTY

    Group close corporations:

    Virtual Printing CC (1)

    Virtual Properties CC (2)

    Virtual Support CC (3)

    The close corporation has lent money to the group close corporations (1 &
2) as required. At February 29, 2000 and 1999, the close Corporations owe the Close Corporation R634 625 and R686 266, respectively. No repayment terms have been determined and the loan is currently non-interest bearing. Related party transactions consist of administration fees received and payment of market related rent. There were no transactions with a related close corporation, Mega Pre-Press CC, engaged in a similar business, and in which the members of the corporation have an interest.


                                                                2000       1999
Imputed interest (19.25%) relating to the above               --------   --------
Before tax..................................................  138,860     93,109
After tax...................................................   97,202     60,521

                               VIRTUAL COLOUR CC

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

NOTE 6--CURRENCY USED

    The financial statements have been prepared on the South African Rand currency basis.

    The latest quarterly current exchange rates are as folows:

                                                              $1 = RANDS
1 July 1998.................................................    6.2891

31 August 1998..............................................    6.5620

30 November 1998............................................    5.8134

28 February 1999............................................    6.3261

31 May 1999.................................................    6.3000

31 August 1999..............................................    6.1675

30 November 1999............................................    6.2576

29 February 2000............................................    6.1576

NOTE 7--SHORT TERM BORROWINGS

                                                                2000       1999
                                                              --------   --------
Bank overdraft..............................................  148,112     72,592
                                                              =======     ======


    No repayment terms have been determined. Interest is calculated monthly at 16.5%.


    The accounts receivable are ceded to the bank as security for bank overdraft purposes.


NOTE 8--CAPITALIZATION OF LEASING CHARGES


    An immaterial financial lease contract has not been capitalised.

NOTE 9--CONTINGENT LIABILITY

    There is a contingent liability for penalties arising from the underpayment of S A Normal Company tax and Value Added Tax (VAT). The maximum potential penalties are R215 000 in respect of the 1999 financial year, R846 278 in respect of the 1998 financial year and R438 760 in respect of the 1997 financial year. It is expected that the penalties will be waived but the members (P Petersen, H Trischler, K Redman and A Koch) have effectively indemnified the close corporation for any penalties that may arise and therefore no provision were made in the financial statements for such penalties.

                               VIRTUAL COLOUR CC

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

NOTE 10--LONG TERM LIABILITIES

                                                                2000        1999
                                                              ---------   ---------
Secured.....................................................  1,461,400   1,306,170
Secured in terms of instalment sale agreements over motor
  vehicles and computer equipment. The rate of interest is
  linked to the prime bank overdraft rate. Repayable in
  montly instalments of R44 202, inclusive of interest
  (25%).
Less: Amounts payable within one year reflected under
  current liabilities.......................................    500,866     530,424
                                                              ---------   ---------
                                                                960,534     775,746
                                                              =========   =========

Subsequent repayments are:

2002........................................................  R423,469

2003........................................................  R361,784

2004........................................................  R175,281

      Total.................................................  R960,534

NOTE 11--LOANS TO MEMBERS


                                                              2000       1999
                                                            --------   --------
Loans bearing interest at 18.25% (1999: 19.25%)...........  830,935    563,177
                                                            =======    =======


    The loans will be cancelled during the next financial year with a tax free distribution from the capital surplus arising from the sale of stock and assets as set out in note 4.

NOTE 12--RECEIVER OF REVENUE--INCOME TAX

    Income tax liability relating to the following tax years:

1997 (Including interest)...................................   219,790    195,085

1998 (Including interest)...................................   296,533    259,501

1999 (Including interest)...................................   163,534    356,779

2000........................................................        --         --
                                                               -------    -------

                                                               679,857    811,365
                                                               =======    =======

                               VIRTUAL COLOUR CC

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

NOTE 13--RECEIVER OF REVENUE--VALUE ADDED TAX

    Income tax liability relating to the following tax years:


1997 (Including interest)...................................    81,540     72,375

1998 (Including interest)...................................   344,133    318,953

1999 (Including interest)...................................   123,110    107,520

2000........................................................    89,172         --
                                                               -------    -------

                                                               637,955    498,848
                                                               =======    =======

                         STONEHOUSE GRAPHICS (PTY) LTD

                              FINANCIAL STATEMENTS

                           FEBRUARY 28/29, 2000, 1999

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

                               TABLE OF CONTENTS


Independent Auditor's Report................................      1

Financial Statements:

  Balance Sheets as of February 28/29, 2000 and 1999........      2

  Statements of Operations for the years ended
    February 28/29, 2000 and 1999...........................      3

  Statements of Changes in Member's Interest for the years
    ended February 28/29, 2000 and 1999.....................      4

  Statements of Cash Flows for the years ended
    February 28/29, 2000 and 1999...........................      5

Notes to Financial Statements...............................    6-8

                          INDEPENDENT AUDITOR'S REPORT

To the Members

STONEHOUSE GRAPHICS (PTY) LTD

Johannesburg

    We have audited the accompanying balance sheets of STONEHOUSE GRAPHICS
(PTY) LTD as of 28/29 February, 2000 and 1999, and the related statements of operations, changes in member's interest and cash flows for the years then ended. These financial statements are the responsibility of the members of the close corporation. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audit in accordance with United States of America generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting policies used and significant estimates made by management, as well as evaluating the overall financial presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of STONEHOUSE GRAPHICS
(PTY) LTD as of February 28/29, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with United States of America generally accepted accounting principles.

/s/ SNYDERS & COMPANY
--------------------------------------

Registered Accountants and Auditors

Chartered Accountants (SA)

Johannesburg


April 17, 2000
--------------------------------------


Date

                         STONEHOUSE GRAPHICS (PTY) LTD

                                 BALANCE SHEETS

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

                                     ASSETS


                                                                   YEARS ENDED
                                                                 FEBRUARY 28/29
                                                              ---------------------
                                                                2000        1999
                                                              ---------   ---------
Current assets:
  Cash......................................................    602,000         788
  Accounts receivable.......................................  2,461,807   1,413,125
  Inventories...............................................    629,000     457,515
                                                              ---------   ---------
      Total current assets..................................  3,692,807   1,871,428
                                                              ---------   ---------
Fixed Assets................................................  4,857,532   5,256,426
                                                              ---------   ---------
      Total assets..........................................  8,550,339   7,127,854
                                                              =========   =========
LIABILITIES AND MEMBER'S INTEREST
Current liabilities:
  Accounts payable..........................................  1,641,105   1,093,628
  Short term borrowings.....................................  2,076,199   1,061,048
  Short term portion of long term liability.................    901,618     828,195
  Receiver of Revenue--Income tax...........................      4,406      20,272
                                                              ---------   ---------
      Total current liabilities.............................  4,623,328   3,003,143
                                                              ---------   ---------
  Loan from member..........................................    752,878     306,125
Long Term Liability.........................................  3,401,666   4,398,683
Member's Interest
  Member's contribution.....................................        100         100
  (Accumulated loss)/Retained earnings......................   (227,633)   (580,198)
                                                              ---------   ---------
      Total Member's Interest...............................   (227,533)   (580,098)
                                                              ---------   ---------
      Total liabilities and members' interest...............  8,550,339   7,127,853
                                                              =========   =========


              See accompanying notes to the financial statements.

                         STONEHOUSE GRAPHICS (PTY) LTD

                            STATEMENTS OF OPERATIONS

                        (AMOUNTS IN SOUTH AFRICAN RANDS)


                                                                    YEARS ENDED
                                                                  FEBRUARY 28/29
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
Net sales...................................................  16,262,317   10,978,829
Costs of goods sold.........................................   6,508,004    4,133,527
                                                              ----------   ----------
Gross profit................................................   9,754,313    6,845,302
                                                              ----------   ----------
General and administrative expenses.........................   8,393,661    5,945,984
Income (loss) from operations...............................   1,360,652      899,318
                                                              ----------   ----------
Other income (expenses)
  Interest Income...........................................          --           --
  Interest expense..........................................    (911,668)    (903,210)
                                                              ----------   ----------
      Total other income (expenses).........................    (911,668)    (903,210)
                                                              ----------   ----------
Net income (loss) before tax................................     448,984       (3,892)
                                                              ----------   ----------
Tax.........................................................     (96,419)          --
Net profit (loss) for the year..............................     352,565       (3,892)
                                                              ==========   ==========


              See accompanying notes to the financial statements.

                         STONEHOUSE GRAPHICS (PTY) LTD

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

                                                              MEMBER'S
                                                              INTEREST   RETAINED
                                                               AMOUNT    EARNINGS    TOTAL
                                                              --------   --------   --------
Balance, February 28, 1998..................................      100    (576,306)  (576,206)
Net loss--1999..............................................       --      (3,892)    (3,892)
                                                              =======    ========   ========
Balance, February 28, 1999..................................      100    (580,198)  (580,098)
Net income 2000.............................................       --     352,565    352,565
                                                              =======    ========   ========
Balance, February 29, 2000..................................      100    (227,633)  (227,533)
                                                              =======    ========   ========

              See accompanying notes to the financial statements.

                         STONEHOUSE GRAPHICS (PTY) LTD

                            STATEMENTS OF CASH FLOWS

                        (AMOUNTS IN SOUTH AFRICAN RANDS)


                                                                    YEARS ENDED
                                                                  FEBRUARY 29/28,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
Cash flows from operating activities:
  Net (loss) income after tax...............................     352,565       (3,892)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation............................................   1,510,908    1,058,403
    Goodwill written off....................................          --       50,000
Changes in assets and liabilities:
(Increase) decrease in:
  Accounts receivable.......................................  (1,048,682)    (892,321)
  Inventory.................................................    (171,485)    (321,715)
Increase (decrease) in:
  Accounts payable..........................................     547,476      585,003
Taxation....................................................      80,553
                                                              ----------   ----------
Net cash provided (used) by operating activities............   1,271,335      475,478
                                                              ----------   ----------
Cash flows from investing activities:
  Purchase of fixed assets..................................  (1,137,360)  (5,630,910)
  Return on sale of fixed assets............................      25,346       69,968
                                                              ----------   ----------
Net cash used by investing activities.......................  (1,112,014)  (5,560,942)
Cash flows from financing activities:
  Acquisition of Long term loan.............................  (1,020,013)   4,504,611
  Acquisition of Short term loan............................     446,753      (66,622)
  Bank overdraft............................................   1,015,151      647,283
                                                              ----------   ----------
Net cash provided (used) by financing activities............     441,891    5,085,272
                                                              ----------   ----------
Net cash increase (decrease)................................     601,212         (192)
                                                              ----------   ----------
Cash, beginning of period...................................         788          980
                                                              ----------   ----------
Cash, end of period.........................................     602,000          788
                                                              ==========   ==========
Supplemental disclosure of cash flow information
  Cash paid during the year for Interest....................     911,668      903,210
                                                              ==========   ==========


                 See accompanying notes to financial statements

                         STONEHOUSE GRAPHICS (PTY) LTD

                         NOTES TO FINANCIAL STATEMENTS

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

NOTE 1--ORGANIZATION AND DESCRIPTION OF BUSINESS

    Stonehouse Graphics (Pty) Ltd (the "Company") specializes in large format and mobile signage, digital printing, screenprinting and signage production. Their customers are primarily end users.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

    The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

FIXED ASSETS

    Fixed Assets are stated at cost and are being depreciated using the straight-line and accelerated methods over the estimated useful lives of three to five years.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

REVENUE RECOGNITION

    Generally, revenues from sales of products are recognized when products are shipped.

INVENTORY

    Inventory consists primarily of materials used in the production of banners, and is stated at the lower of cost or market, with cost determined on the first-in, first-out (FIFO) method.

INCOME TAXES

    The Company, is currently subjected to South African Normal company taxation and is taxed at a rate of 35% of taxable income up to 28 February 1999 and 30% thereafter.

                         STONEHOUSE GRAPHICS (PTY) LTD

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

NOTE 3--FIXED ASSETS

    Fixed assets consist of the following:

                                                           2000        1999
                                                         ---------   ---------
Furniture, fixtures and fittings.......................    124,533     114,832
Machinery..............................................  7,176,965   6,243,676
Motor vehicle..........................................    403,564     296,784
                                                         ---------   ---------
      Total fixed assets...............................  7,705,062   6,655,292
Less: accumulated depreciation.........................  2,847,530   1,398,866
                                                         ---------   ---------
      Fixed assets, net................................  4,857,532   5,256,426
                                                         =========   =========

    Depreciation expense for the years ended February 28/29, 2000 and 1999 was R 1 510 908 and R1 058 403 respectively.

NOTE 4--ACQUISITION AND POST BALANCE SHEET EVENTS

    The Company has entered into a stock and asset purchase agreement with Colorsmart Inc. Colorsmart shall deliver the sum of R15 000 000 to the sole shareholder at closing.

    There are no other post balance sheet events that are material to the appreciation of the financial statements.

NOTE 5--DUE TO STOCKHOLDER

    The stockholder has lent money to the Company as required. At February 29, 2000 and 1999, the Company owes the stockholder R 752 878 and R 306 125, respectively. The note is due on demand and is currently non-interest bearing. The imputed interest for 2000 at 18.25% would have been R 60 786 and for 1999 at 19.25%, R 78 278. The effect on the after taxation income/loss would have been in 2000, R 42 550 and in 1999, the after tax loss would have increased by R 78 278.

NOTE 6--CURRENCY USED

    The financial statements have been prepared on the South African Rand currency basis.

    The latest currency exchange rates at year end are as follows:

                                                              $1 = RANDS
                                                              ----------
28 February 1999............................................    6.3261
29 February 2000............................................    6.1379

NOTE 7--LEASING CHARGES

    Sundry leasing charges, being not material, are not capitalized.

                         STONEHOUSE GRAPHICS (PTY) LTD

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

NOTE 8--LONG TERM LIABILITIES

                                                                2000        1999
                                                              ---------   ---------
Secured.....................................................  4,206,865   5,226,878
Secured in terms of installment agreements over motor
  vehicles and computer equipment. The rate of interest is
  linked to the prime bank overdraft rate. Repayable in
  monthly installments of R 160 404, inclusive of interest.
Less: Amounts payable within one year reflected under
  current liabilities.......................................    901,618     828,195
                                                              ---------   ---------
                                                              3,305,247   4,398,683
                                                              =========   =========

    At 28/29 February the future minimum lease payments are as follows:

2001........................................................    901,618
2002........................................................    901,618
2003........................................................    901,618
2004........................................................    901,618
2005........................................................    600,393
                                                              ---------
                                                              4,206,865
                                                              =========

NOTE 9--SHORT TERM BORROWINGS

    Short term borrowings represent bank overdrafts which are secured by way of personal surety from the member.

NOTE 10--INCOME TAX PAYABLE

    The income tax payable is payable to the South African Revenue Services and is payable within 60 days

                            H J HUGO AND ASSOCIATES

                                   TOPCOPY CC

                              FINANCIAL STATEMENTS


                         FEBRUARY 29/28, 2000 AND 1999


                        (AMOUNTS IN SOUTH AFRICAN RANDS)

                               TABLE OF CONTENTS


Independent Auditor's Report................................      1

Financial Statements:

  Balance Sheets as of February 28/29, 2000 and 1999........      2

  Statements of Operations for the years ended
    February 28/29, 2000 and 1999...........................      3

  Statements of Changes in Member's Interest for the years
    ended February 28/29, 2000 and 1999.....................      4

  Statements of Cash Flows for the years ended February
    28/29, 2000 and 1999....................................      5

Notes to Financial Statements...............................    6-8

                          INDEPENDENT AUDITOR'S REPORT

To the Members
TOPCOPY CC
Cape Town

    We have audited the accompanying balance sheets of TOPCOPY CC as of 28/29 February, 2000 and 1999, and the related statements of operations, changes in member's interest and cash flows for the years then ended. These financial statements are the responsibility of the members of the close corporation. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audit in accordance with United States of America generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting policies used and significant estimates made by management, as well as evaluating the overall financial presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TOPCOPY CC as of February 28/29, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with United States of America generally accepted accounting principles.

/s/ HJ HUGO & ASSOCIATES
------------------------
Registered Accountants and Auditors
Chartered Accountants (SA)
Cape Town


April 17, 2000
------------------------


Date

                                   TOPCOPY CC

                                 BALANCE SHEETS

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

                                     ASSETS


                                                                FEBRUARY 29/28
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Current assets:
  Cash......................................................   207,512    232,814
  Accounts receivable.......................................   190,841    139,570
  Inventories...............................................    25,094     21,565
                                                              --------   --------
      Total current assets..................................   423,447    393,949
                                                              --------   --------
Fixed Assets................................................   416,386    441,386
                                                              --------   --------
      Total assets..........................................   839,833    835,335
                                                              ========   ========
                   LIABILITIES AND MEMBERS INTEREST
Current liabilities:
  Accounts payable..........................................   193,392    175,177
  Short term portion of long term liability.................    97,299    100,800
  Receiver of Revenue--Vat payable..........................    12,431      9,900
                                                              --------   --------
      Total current liabilities.............................   303,122    285,877
                                                              --------   --------
  Loan from member..........................................   651,319    676,319
Long Term Liability.........................................    18,227     23,227
Member's Interest
  Member's contribution.....................................     1,000      1,000
  (Accumulated loss)/Retained earnings......................  (133,835)  (151,088)
                                                              --------   --------
      Total Member's Interest...............................  (132,835)  (150,088)
                                                              --------   --------
      Total liabilities and members' interest...............   839,833    835,335
                                                              ========   ========


              See accompanying notes to the financial statements.

                                   TOPCOPY CC

                            STATEMENTS OF OPERATIONS

                        (AMOUNTS IN SOUTH AFRICAN RANDS)


                                                                   YEARS ENDED
                                                                 FEBRUARY 28/29
                                                              ---------------------
                                                                2000        1999
                                                              ---------   ---------
Net sales...................................................  2,949,445   2,506,408
Costs of goods sold.........................................  1,842,866   1,722,615
                                                              ---------   ---------
Gross profit................................................  1,106,579     783,793
                                                              ---------   ---------
General and administrative expenses.........................  1,086,467     847,831
Income (loss) from operations...............................     20,112     (64,038)
                                                              ---------   ---------
Other income (expenses)
  Interest Income...........................................     20,722      18,572
  Interest expense..........................................    (23,580)    (20,552)
                                                              ---------   ---------
      Total other income (expenses).........................     (2,858)     (1,980)
                                                              ---------   ---------
Net income (loss) before tax................................     17,254     (66,018)
                                                              ---------   ---------
Tax.........................................................         --          --
Net profit (loss) for the year..............................     17,254     (66,018)
                                                              =========   =========


              See accompanying notes to the financial statements.

                                   TOPCOPY CC

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

                                                              MEMBER'S
                                                              INTEREST   RETAINED
                                                               AMOUNT    EARNINGS    TOTAL
                                                              --------   --------   --------
Balance, February 28, 1998..................................   1,000      (85,070)   (85,070)
Net loss--1999..............................................      --      (66,018)   (66,018)
                                                               -----     --------   --------
Balance, February 28, 1999..................................   1,000     (151,089)  (151,089)
Net profit 2000.............................................               17,254     17,254
                                                               -----     --------   --------
Balance, February 29, 2000..................................   1,000     (133,835)  (133,835)

              See accompanying notes to the financial statements.

                                   TOPCOPY CC

                            STATEMENTS OF CASH FLOWS

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

                                                                  YEARS ENDED
                                                                FEBRUARY 28,29
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
Cash flows from operating activities:
  Net (loss) income after tax...............................   17,254     (66,018)
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation............................................  114,151     160,199
  Changes in assets and liabilities:
    (Increase) decrease in:
    Accounts receivable.....................................  (51,271)    (25,051)
    Inventory...............................................   (2,530)     20,051
  Increase (decrease) in:
    Accounts payable........................................   20,745     (16,149)
                                                              -------    --------
Net cash provided (used) by operating activities............   98,349      73,032
                                                              -------    --------
Cash flows from investing activities:
  Purchase of fixed assets..................................  (90,150)   (140,911)
  Return on sale of fixed assets............................       --          --
                                                              -------    --------
Net cash used by investing activities.......................  (90,150)   (140,911)
                                                              -------    --------
Cash flows from financing activities:
  Repayment of Long term loan...............................  (30,000)    269,931
  Repayment of Short term loan..............................   (3,501)         --
  Member's contributions....................................       --          --
                                                              -------    --------
Net cash provided (used) by financing activities............  (33,501)    269,931
                                                              -------    --------
Net cash increase (decrease)................................  (25,302)    202,052
                                                              -------    --------
Cash, beginning of period...................................  232,814      30,762
                                                              -------    --------
Cash, end of period.........................................  207,512     232,814
                                                              -------    --------
Supplemental disclosure of cash flow information
  Cash paid during the year for Interest....................   27,335      20,552
                                                              =======    ========

                 See accompanying notes to financial statements

                                   TOPCOPY CC

                         NOTES TO FINANCIAL STATEMENTS

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

NOTE 1--ORGANIZATION AND DESCRIPTION OF BUSINESS

    Topcopy CC (the "Close Corporation") specializes in small format black&white analogue copying, book binding, plan copying, digital full colour copying, graphic design, offset printing and paper sales to the trade and retail.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH EQUIVALENTS

    The Close Corporation considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

FIXED ASSETS

    Fixed Assets are stated at cost and are being depreciated using the straight-line and accelerated methods over the estimated useful lives of three to five years.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

REVENUE RECOGNITION

    Generally, revenues from sales of products are recognized when products are shipped.

INVENTORY

    Inventory consists primarily of materials used in the production of banners, and is stated at the lower of cost or market, with cost determined on the first-in, first-out (FIFO) method.

INCOME TAXES

    Topcopy CC, is currently subjected to South African Normal company taxation and is taxed at a rate of 35% of taxable income up to 28 February 1999 and 30% thereafter.

                                   TOPCOPY CC

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

NOTE 3--FIXED ASSETS

    Fixed assets consist of the following:

                                                              2000       1999
                                                            --------   --------
Machinery.................................................  554,112    173,010
Motor vehicle.............................................  220,797    220,797
                                                            -------    -------
      Total fixed assets..................................  774,909    393,807
Less: accumulated depreciation............................  358,523    160,000
                                                            -------    -------
      Fixed assets, net...................................  416,386    233,807
                                                            =======    =======

    Depreciation expense for the years ended February 28/29, 2000, and 1999 was R114 151 and R160 199 respectively.

NOTE 4--ACQUISITION AND POST BALANCE SHEET EVENTS

    The Close Corporation has entered into a stock and asset purchase agreement with Colorsmart Inc. Colorsmart shall deliver the sum of R2 580 000 to the member at closing.

    There are no other post balance sheet events that are material to the appreciation of the financial statements.

NOTE 5--DUE TO STOCKHOLDER

    The stockholder has lent money to the Close Corporation as required. At February 28/29 2000 and 1999, the Close Corporation owes the stockholder R 651 319 and R 676 319, respectively.

    The note is due on demand and is currently non-interest bearing. The imputed interest for 2000 at 18.25% would have been R 134 294 and for 1999 at 19.25%, R 79 154. The effect on the after tax loss would have increased in 2000, R 134 294 and in 1999, the after tax loss would have increased by R 79 154.

NOTE 6--CURRENCY USED

    The financial statements have been prepared on the South African Rand currency basis.

    The latest currency exchange rates at year end are as follows:

                                                              $1 = RANDS
                                                              -----------
28 February 1999............................................     6.3261
29 February 2000............................................     6.1379

NOTE 7--LEASING CHARGES

    Sundry leasing charges, being not material, are not capitalized.

                                   TOPCOPY CC

                        (AMOUNTS IN SOUTH AFRICAN RANDS)

NOTE 8--LONG TERM LIABILITIES

                                                                2000       1999
                                                              --------   --------
Secured.....................................................  115,526    124,027
Secured in terms of installment agreements over motor
  vehicles and computer equipment. The rate of interest is
  linked to the prime bank overdraft rate. Repayable in
  monthly installments of R 8 400, inclusive of interest.
Less: Amounts payable within one year reflected under
  current liabilities.......................................   97,299    100,800
                                                              -------    -------
                                                               18,227     23,227
                                                              =======    =======

    At 28/29 February the future minimum lease payments are as follows:

2001........................................................   97,299
2002........................................................   18,227
                                                              -------
                                                              115,526
                                                              =======

NOTE 9--VAT PAYABLE

    The VAT payable represents moneys collected on behalf of the South African Revenue Services and is payable within 30 days

                              COLORSMART.COM, INC.
                         PRO FORMA FINANCIAL STATEMENTS


The following Pro Forma Combined Balance Sheet of the Registrant has been prepared by management of the Registrant based upon the balance sheets of the Registrant as of November 30, 1999. The Pro Forma Combined Statement of Operations was prepared based upon the statement of operations for the Registrant for the twelve months ended November 30, 1999. The pro forma statement of operations also includes the proposed acquisition's statements of operations for the twelve months ended December 31, 1999. The pro forma statements give effect to the transactions under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma combined financial statements. The pro forma combined balance sheets give effect to the acquisition as if they had occurred as of November 30, 1999. The pro forma combined statement of operations for the year ended November 30, 1999, gives effect to the acquisitions as if they had occurred as of December 1, 1998. The balance sheet includes the adjustment to record the acquisitions, including goodwill.


    The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma combined financial statements do not purport to represent what the combined companies' financial position or results of operations would actually have been had the acquisition occurred on such date or as of the beginning of the period indicated, or to project the combined companies' financial position or results of operations for any future period.

                              COLORSMART.COM, INC.
                            PRO FORMA BALANCE SHEETS
                               NOVEMBER 30, 1999



                                                            MAGNUM      ADV. THAT                 DISPLAY      TOP       VIRTUAL
                                         COLORSMART.COM    DIGITAL     WORKS, INC.   STONEHOUSE     ARTS       COPY     COLOUR CC
                                         --------------   ----------   -----------   ----------   --------   --------   ----------
ASSETS
Current assets:
Cash...................................                          276       1,605        94,953                32,731           8
Accounts receivable....................                       68,530      64,722       388,296     144,324    30,101     217,969
Investment.............................
Inventory..............................                        8,000      50,054        99,211      19,385     3,868       7.096
Advances for acquisitions..............       566,237
Prepaid expenses.......................        31,000
                                           ----------     ----------     -------     ----------   --------   -------     -------
Total current assets...................       597,237         66,806     116,381       582,462     183,709    64,790     225,065
Property and equipment.................       350,683        198,307      26,780       765,172     186,038    65,676     189,829
Other assets:
Goodwill...............................
Accumulated Amortization...............
Note receivable........................                                                                                  255,696
Deferred taxes.........................                                                             20,031
Intangibles, net.......................
Deposits...............................        10,730          6,127                                18,295
                                           ----------     ----------     -------     ----------   --------   -------     -------
Total other assets.....................        10,730          6,127                                38,326               255,898
                                           ==========     ==========     =======     ==========   ========   =======     =======
Total assets...........................       956,650        271,240     143,141     1,348,634     388,073   132,486     670,502
                                           ==========     ==========     =======     ==========   ========   =======     =======
LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT)
Current liablities:
Obligations under capital issues.......        15,456        135,464                                 5,767
Cash overdraft.........................                                                327,473      15,801                23,362
Current maturities of long-term debt...       103,298                                  142,211      40,802    19,347      79,001
Due to shareholder.....................        20,091         14,200       7,127                   267,209
Due to customer........................                                                             11,000
Restated party notes payable...........                       25,000
Line of credit.........................
Accrued expenses.......................         4,196                                      695      11,185     1,981
Checks outstanding in excess of bank
  balance..............................        25,859
Accounts payable.......................        69,425        147,319      62,104       258,649     141,483    30,503     260,089
                                           ----------     ----------     -------     ----------   --------   -------     -------
Total current liablities...............       236,327        321,973      69,231       729,228     496,227    47,811     382,452
                                           ----------     ----------     -------     ----------   --------   -------     -------
Long-term debt:
Obligations under capital leases.......        14,744        179,788                                 6,604
Deferred rent..........................                                                              4,544
Taxation...............................
Deferred revenue.......................
Note payable--stockholder..............                                                118,754               192,732
Notes payable..........................        60,291                                  536,540     111,318     2,875     151,503
                                           ----------     ----------     -------     ----------   --------   -------     -------
Total long-term debt...................        75,035        179,888                   655,294     122,655   105,507     151,503
Stockholders' equity (deficit)
Preferred stock........................            34
Common stock...........................         4,256          1,000      15,574            15          10       168          18
Additional paid-in capital.............     2,597,051      1,950,009                                   990
Retained earnings (deficit)............    (1,868,053)    (2,191,530)     58,336       (35,904)   (231,809)  (21,109)    150,621
                                           ----------     ----------     -------     ----------   --------   -------     -------
Total stockholders' equity (deficit)...       645,288       (230,521)     73,910       (35,886)   (230,809)  (29,952)    156,637
                                           ==========     ==========     =======     ==========   ========   =======     =======
Total liabilities and stockholders'
  Equity (deficit).....................       958,650        271,240     143,141     1,348,634     388,073   132,486     670,592
                                           ==========     ==========     =======     ==========   ========   =======     =======

                                                                                                      PRO FORMA ADJUSTMENTS
                                         VIRTUAL COLOUR   VIRTUAL COLOUR   VIRTUAL                 ---------------------------
                                           PROPERTIES        PRINTING      SUPPORT     COMBINED        DR               CR
                                         --------------   --------------   --------   ----------   ----------       ----------
ASSETS
Current assets:
Cash...................................       2,619                1            22      132,414     7,800,000(14)    7,800,000(14)
Accounts receivable....................       5,504           81,017        48,352    1,038,807
Investment.............................                                                       0
Inventory..............................                       10,252                    197,958
Advances for acquisitions..............                                                 566,237                        566,237(13)
Prepaid expenses.......................                                                  31,000
                                            -------          -------       -------    ----------   ----------       ----------
Total current assets...................       8,323           91,270        48,374    1,966,416     7,800,000        8,366,237
Property and equipment.................     128,269           47,271         8,103    1,967,126       500,000(2)
                                                                                                      100,000(13)
Other assets:
Goodwill...............................                                                             5,139,620(9)
Accumulated Amortization...............                                                               441,237(13)
Note receivable........................                       11,085        10,067      276,850
Deferred taxes.........................                                                  20,031
Intangibles, net.......................                                                       0
Deposits...............................                                                  35,152
                                            -------          -------       -------    ----------   ----------       ----------
Total other assets.....................           0           11,085        10,067      332,033     6,180,857
                                            =======          =======       =======    ==========   ==========       ==========
Total assets...........................     136,612          149,828        56,544    4,265,578    13,980,857        8,366,237
                                            =======          =======       =======    ==========   ==========       ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT)
Current liablities:
Obligations under capital issues.......                                                 156,677
Cash overdraft.........................                       21,531        29,447      420,614
Current maturities of long-term debt...                                                 380,650       373,487(10)
Due to shareholder.....................                                                 308,627       308,627(10)
Due to customer........................                                                  11,000
Restated party notes payable...........                                                  25,000        25,000(13)
Line of credit.........................      60,363           69,293         1,809      131,485
Accrued expenses.......................                                                  18,039
Checks outstanding in excess of bank
  balance..............................                                                  25,859
Accounts payable.......................       2,507           58,114        27,508    1,057,882       155,832(10)
                                            -------          -------       -------    ----------   ----------       ----------
Total current liablities...............      62,890          148,938        58,784    2,535,841       882,946
                                            -------          -------       -------    ----------   ----------       ----------
Long-term debt:
Obligations under capital leases.......                                                 201,336       201,336(10)
Deferred rent..........................                                                   4,533
Taxation...............................                                                       0
Deferred revenue.......................                                                       0
Note payable--stockholder..............                                                 221,486
Notes payable..........................      71,045           27,215         4,242      965,629     1,323,595(10)
                                            -------          -------       -------    ----------   ----------       ----------
Total long-term debt...................      71,645           27,215         4,242    1,393,184     1,524,931
Stockholders' equity (deficit)
Preferred stock........................                                                      34
Common stock...........................          63               63            18       21,171        15,780(11)
Additional paid-in capital.............                                               4,468,050              (11)    5,732,585
Retained earnings (deficit)............       1,814          (26,590)        3,522    (4,152,703)            (11)    2,265,712
                                            -------          -------       -------    ----------   ----------       ----------
Total stockholders' equity (deficit)...       1,877          (26,527)        3,536      336,553        15,780        8,018,277
                                            =======          =======       =======    ==========   ==========       ==========
Total liabilities and stockholders'
  Equity (deficit).....................     136,612          149,526        68,544    4,265,578     2,403,657        8,018,277
                                            =======          =======       =======    ==========   ==========       ==========

                                         NOVEMBER 30,
                                             1999
                                          PRO FORMA
                                         ------------
ASSETS
Current assets:
Cash...................................      132,414
Accounts receivable....................    1,038,807
Investment.............................            0
Inventory..............................      197,958
Advances for acquisitions..............            0
Prepaid expenses.......................       31,000
                                          ----------
Total current assets...................    1,400,179
Property and equipment.................    2,567,128

Other assets:
Goodwill...............................    6,580,857
Accumulated Amortization...............            0
Note receivable........................      276,850
Deferred taxes.........................       20,031
Intangibles, net.......................            0
Deposits...............................       35,152
                                          ----------
Total other assets.....................    5,912,690
                                          ==========
Total assets...........................    9,880,196
                                          ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT)
Current liablities:
Obligations under capital issues.......      156,677
Cash overdraft.........................      420,614
Current maturities of long-term debt...        7,172
Due to shareholder.....................            0
Due to customer........................       11,000
Restated party notes payable...........            0
Line of credit.........................      131,485
Accrued expenses.......................       18,039
Checks outstanding in excess of bank
  balance..............................       25,859
Accounts payable.......................      902,050
                                          ----------
Total current liablities...............    1,672,895
                                          ----------
Long-term debt:
Obligations under capital leases.......            0
Deferred rent..........................        4,533
Taxation...............................            0
Deferred revenue.......................
Note payable--stockholder..............      221,486
Notes payable..........................     (357,766)
                                          ----------
Total long-term debt...................     (131,747)
Stockholders' equity (deficit)
Preferred stock........................           34
Common stock...........................        5,391
Additional paid-in capital.............   10,200,616
Retained earnings (deficit)............   (1,566,991)
                                          ----------
Total stockholders' equity (deficit)...    8,339,050
                                          ==========
Total liabilities and stockholders'
  Equity (deficit).....................    9,880,196
                                          ==========

                                                                  (ALL AMOUNTS IN U.S. DOLLARS)

                                                              MAGNUM      ADV. THAT                 DISPLAY      TOP
                                           COLORSMART.COM    DIGITAL     WORKS, INC.   STONEHOUSE     ARTS       COPY
                                           --------------   ----------   -----------   ----------   --------   --------
LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT)
Current liabilities:
Obligations under capital losses.........        15,456        100,347                                 4,369
Cash overdraft...........................                        7,121                   327,478
Current maturities of long-term debt.....       103,298         14,103                   142,211      41,618    15,347
Due to shareholder.......................                                   21,610                   267,209
Due to shareholder.......................       300,000
Restated party notes payable.............       280,693         25,000
Line of credit...........................                                                             34,000
Accrued expenses.........................         9,808                                               13,439
Checks outstanding in excess of bank
  balance................................                                                             20,094
Accounts payable.........................       143,788        127,508      29,005       259,544     179,452    32,484
                                             ----------     ----------     -------     ---------    --------   -------
Total current liabilities................       833,219        274,170      50,815       729,232     580,381    47,811
Long-term debt:
Obligations under capital losses.........        57,080        206,675                                 5,222
Deferred rent............................
Taxation.................................
Deferred revenue.........................
Note payable-stockholder.................                                                118,750               102,732
Notes payable............................        14,168          3,000                   538,540      99,689     2,875
                                             ----------     ----------     -------     ---------    --------   -------
Total long-term debt.....................        71,848        209,875                   855,291     104,911   105,504
Stockholders' equity (deficit)...........
Preferred Stock..........................            34
Common stock.............................         4,257          1,000      15,574            16          10       158
Additional paid-in capital...............     2,419,051      1,958,725                                   990
Retained earnings (deficit)..............    (2,625,774)    (2,199,328)     95,505       (35,904)   (291,282)  (21,109)
                                             ----------     ----------     -------     ---------    --------   -------
Total stockholders' equity (deficit).....      (102,432)      (241,803)    111,079       (35,888)   (290,282)  (20,952)
                                             ==========     ==========     =======     =========    ========   =======
Total liabilities and stockholder's
  Equity (deficit).......................       602,635        242,442     181,694     1,348,634     375,030   132,486
                                             ==========     ==========     =======     =========    ========   =======

                                                              (ALL AMOUNTS IN U.S. DOLLARS)

                                            VIRTUAL     VIRTUAL COLOUR   VIRTUAL COLOUR   VIRTUAL
                                           COLOUR CC      PROPERTIES        PRINTING      SUPPORT     COMBINED
                                           ----------   --------------   --------------   --------   ----------
LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT)
Current liabilities:
Obligations under capital losses.........                                                              120,172
Cash overdraft...........................    23,362                          21,631        29,447      408,936
Current maturities of long-term debt.....    79,001         60,383           69,293         1,810      527,267
Due to shareholder.......................                                                              268,819
Due to shareholder.......................                                                              300,000
Restated party notes payable.............                                                              285,893
Line of credit...........................                                                               34,000
Accrued expenses.........................                                                               23,245
Checks outstanding in excess of bank
  balance................................                                                               20,094
Accounts payable.........................   280,089          2,507           58,114        27,508    1,120,045
                                            -------        -------          -------       -------    ----------
Total current liabilities................   382,452         62,890          148,838        58,764    3,128,471
Long-term debt:
Obligations under capital losses.........                                                              289,777
Deferred rent............................                                                                    0
Taxation.................................                                                                    0
Deferred revenue.........................                                                                    0
Note payable-stockholder.................                                                              221,482
Notes payable............................   151,504         71,845           27,215         4,242      911,078
                                            -------        -------          -------       -------    ----------
Total long-term debt.....................   151,504         71,845           27,215         4,242    1,402,338
Stockholders' equity (deficit)...........
Preferred Stock..........................                                                                   34
Common stock.............................        16             63               63            16       21,172
Additional paid-in capital...............                                                            4,376,788
Retained earnings (deficit)..............   156,621          1,814          (28,590)        3,522    (4,842,508)
                                            -------        -------          -------       -------    ----------
Total stockholders' equity (deficit).....   156,637          1,877          (28,627)        3,538     (444,533)
                                            =======        =======          =======       =======    ==========
Total liabilities and stockholder's
  Equity (deficit).......................   670,592        138,612          149,626        88,544    4,088,278
                                            =======        =======          =======       =======    ==========

                                                (ALL AMOUNTS IN U.S. DOLLARS)
                                             PRO FORMA ADJUSTMENTS     NOVEMBER 30,
                                           -------------------------       1999
                                               DR            CR         PRO FORMA
                                           -----------   -----------   ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT)
Current liabilities:
Obligations under capital losses.........     104,718(10)                   15,458
Cash overdraft...........................     401,815(10)                    7,121
Current maturities of long-term debt.....     388,045(10)                  159,222
Due to shareholder.......................     258,183(10)                   30,631
Due to shareholder.......................                                  300,000
Restated party notes payable.............      25,000(13)                  280,893
Line of credit...........................                                   34,000
Accrued expenses.........................                                   23,245
Checks outstanding in excess of bank
  balance................................                                   20,094
Accounts payable.........................     640,228(10)                  479,819
                                           ----------    ----------     ----------
Total current liabilities................   1,797,990                    1,330,481
Long-term debt:
Obligations under capital losses.........     212,097(10)                   57,690
Deferred rent............................                                        0
Taxation.................................                                        0
Deferred revenue.........................                                        0
Note payable-stockholder.................     221,482(10)                        0
Notes payable............................     792,442(10)                  118,856
                                           ----------    ----------     ----------
Total long-term debt.....................   1,228,002                      178,338
Stockholders' equity (deficit)...........
Preferred Stock..........................                                       34
Common stock.............................      15,932(11)                    5,240
Additional paid-in capital...............            (11)  5,900,996    10,277,764
Retained earnings (deficit)..............            (11)  2,315,949    (2,528,557)
                                           ----------    ----------     ----------
Total stockholders' equity (deficit).....      15,932     8,218,947      7,758,482
                                           ==========    ==========     ==========
Total liabilities and stockholder's
  Equity (deficit).......................   3,039,924     8,216,947      8,283,299
                                           ==========    ==========     ==========

                              COLORSMART.COM, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                               NOVEMBER 30, 1999


                                           MAGNUM     ADV. THAT                  DISPLAY      TOP       VIRTUAL
                         COLORSMART.COM   DIGITAL    WORKS, INC.   STONEHOUSE     ARTS        COPY     COLOUR CC
                         --------------   --------   -----------   ----------   ---------   --------   ----------
Net sales..............        57,617     563,717      756,007     2,565,034    1,495,135   465,212    1,088,302
Cost of sales..........        40,469     376,807      387,799     1,026,499      833,902   290,673      379,647
                           ----------     --------     -------     ---------    ---------   -------    ---------
Gross profit...........        17,148     186,910      368,208     1,538,535      661,233   174,539      708,655
Depreciation...........        89,637
General and
  administrative
  expenses.............       350,961     354,311      331,637     1,349,056      922,181   171,367      748,319
Salaries & wages.......       640,578
                           ----------     --------     -------     ---------    ---------   -------    ---------
Income (loss) from
  operations...........    (1,064,028)    (167,401)     36,571       189,479     (260,948)    3,172      (39,664)
Other income (expense):
Interest income........                     1,117                                             3,268       19,595
Misc. income...........                                               25,135                              16,018
Interest expense.......       (20,706)    (14,927)      (2,657)     (143,796)     (17,883)   (3,719)     (23,254)
Discounts Received.....
Gain (loss) on disposal
  of equipment.........                    (8,447)                                                           926
                           ----------     --------     -------     ---------    ---------   -------    ---------
Total other income
  (expense)............       (20,706)    (22,257)      (2,657)     (118,661)     (17,883)     (451)      13,285
Income (loss) before
  income taxes.........    (1,084,734)    (189,658)     33,914        70,818     (278,831)    2,721      (26,379)
Provision for income
  taxes................                                               15,208
                           ----------     --------     -------     ---------    ---------   -------    ---------
Net income (loss)......    (1,084,734)    (189,658)     33,914        55,610     (278,831)    2,721      (26,379)
                           ==========     ========     =======     =========    =========   =======    =========
Net loss per share
  (basic and
  diluted).............         (0.27)
                           ==========
Weighted average shares
  outstanding..........     4,051,971
                           ==========

                          (ALL AMOUNTS IN U.S. DOLLARS)
                                                                                         PRO FORMA
                                                                                        ADJUSTMENTS         NOVEMBER 30,
                         VIRTUAL COLOUR   VIRTUAL COLOUR   VIRTUAL                 ----------------------       1999
                           PROPERTIES        PRINTING      SUPPORT     COMBINED       DR           CR        PRO FORMA
                         --------------   --------------   --------   ----------   --------     ---------   ------------
Net sales..............      26,915          509,778       393,617    7,921,334                               7,921,334
Cost of sales..........                      237,915       333,294    3,907,005                               3,907,005
                            -------          -------       -------    ----------   --------     ---------    ----------
Gross profit...........      26,915          271,863        60,323    4,014,329                               4,014,329
Depreciation...........                                                  89,637                                  89,637
General and
  administrative
  expenses.............       7,765          285,234        59,074    4,579,905     372,057 (7)               4,951,962
Salaries & wages.......                                                 640,578                                 640,578
                            -------          -------       -------    ----------   --------     ---------    ----------
Income (loss) from
  operations...........      19,150          (13,371)        1,249    (1,295,791)  (372,057)                 (1,667,848)
Other income (expense):
Interest income........          24              136           108       24,248                                  24,248
Misc. income...........                          159                     41,312                                  41,312
Interest expense.......     (11,620)         (10,456)          (31)    (249,049)                               (249,049)
Discounts Received.....                                                       0                                       0
Gain (loss) on disposal
  of equipment.........                                                  (7,521)                                 (7,521)
                            -------          -------       -------    ----------   --------     ---------    ----------
Total other income
  (expense)............     (11,596)         (10,161)           77     (191,010)                               (191,010)
Income (loss) before
  income taxes.........       7,554          (23,532)        1,326    (1,486,801)  (372,057)(7)              (1,858,858)
Provision for income
  taxes................       1,239                            464       16,911                                  16,911
                            -------          -------       -------    ----------   --------     ---------    ----------
Net income (loss)......       6,315          (23,532)          862    (1,503,712)  (372,057)                 (1,875,769)
                            =======          =======       =======    ==========   ========     =========    ==========
Net loss per share
  (basic and
  diluted).............                                                                                           (0.36)
                                                                                                             ==========
Weighted average shares
  outstanding..........                                                                                       5,239,000
                                                                                                             ==========

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

                               NOVEMBER 30, 1999


    The Pro Forma financial statements have been prepared assuming the acquisition had occurred at November 30,1999. The consummation of all the acquisitions is contingent upon the successful initial public offering to be completed in fiscal year 2000. There are no other contingencies related to these pending acquisitions. The statement of operations is prepared assuming the acquisition occurred December 1, 1998.


    The following assumptions have been made:


(1) Magnum Digital Services, Inc. will be acquired for $500,000 in cash and $200,000 of Colorsmart.com, Inc. stock. This will result in the recordation of approximately $656,000 of goodwill, which will be amortized over 15 years. The purchase agreement states that $275,000 of the purchase price will be used to pay off debt of Magnum Digital Services, Inc. that existed at the date of purchase. The fair market value (FMV) of the assets acquired is $271,240 and the FMV of the liabilities assumed is $501,761. The excess of $230,521 of liabilities over assets is allocated to goodwill.



(2) Advertising That Works, Inc. will be acquired for $1,500,000 in cash. This will result in the recordation of approximately $926,000 of goodwill, which will be amortized over 15 years. The purchase agreement states that $500,000 of the purchase price will be used to purchase the facility currently occupied by Advertising That Works, Inc. The FMV of the assets acquired is $143,141 and the FMV of the liabilities assumed is $69,231. The excess of $73,910 of assets over liabilities is allocated to goodwill.



(3) Stonehouse Graphics (Pty) Limited will be acquired for approximately $2,500,000 in cash. This will result in the recordation of approximately $1,700,000 of goodwill, which will be amortized over 15 years. Colorsmart.com, Inc. will not be assuming any liabilities that existed as of the acquisition date. The FMV of the assets acquired is $1,348,634.



(4) Display Arts, Inc. will be acquired for approximately $1,300,000 in cash. This will result in the recordation of approximately $1,231,000 of goodwill, which will be amortized over 15 years. The purchase agreement states that $300,000 of the purchase price will be used to pay off debt of Display
    Arts, Inc. that existed at the date of purchase. The FMV of the assets acquired is $388,073 and the FMV of the liabilities assumed is $618,882. The excess of $230,809 of liabilities over assets is allocated to goodwill.



(5) Top Copy CC will be acquired for approximately $426,000 in cash. This will result in the recordation of approximately $286,000 of goodwill, which will be amortized over 15 years. Colorsmart, Inc. will not be assuming any liabilities that existed as of the acquisition date. The FMV of the assets acquired is $132,466.



(6) The Company expects to pay approximately $$11,000,000 at the closings, the cash will be paid from the initial public offering, and it is assumed common stock will be issued and this amount is included in additional paid-in capital.



(7) Amortization of goodwill is included in general and administrative expenses and totals $372,057.



(8) Virtual Colour Group will be acquired for approximately $1,800,000 in cash. This will result in the recordation of approximately $820,000 of goodwill, which will be amortized over 15 years. Colorsmart.com, inc. will not be assuming any liabilities that existed as of the acquisition date. The FMV of the assets acquired is $1,143,656.



(9) Total goodwill recorded is as follows; $655,521 for Magnum Digital Services, $926,090 for Advertising That Works, $1,577,888 for Stonehouse Graphics, $1,230,809 for Display Arts, $285,717 for Top Copy, $904,832 for Virtual Colour, for a total of $5,580,857.



(10) As agreed upon certain liabilities of the acquirees will be paid off from the purchase price received from Colorsmart.com, Inc. These liabilities total $2,362,877.



(11) At November 30, 1999 Colorsmart.com, Inc. had total common stock of 4256. As a result of the Magnum Digital Services acquisition another 66,667 shares of .001 par value common stock will be issued and another 916,000 shares .001 par value common stock will be issued to fund the acquisition which will increase common stock to 5,239.



         Additional paid in capital increases by $5,732,565 to total $10,200,615. This is based on common stock sold to fund each acquisition:
     $700,000 for Magnum Digital Services, $1,500,000 for Advertising That Works, $2,500,000 for Stonehouse Graphics, $1,300,000 for Display Arts, $426,666 for Top Copy, and $1,833,333 for Virtual Colour Group. When added to Colorsmart.com's additional paid in capital at November 30, 1999 of $2,507,051 less the $566,435 already funded, ending additional paid in capital equals $10,200,615.



(12) For the purpose of conversion from South African rand to U.S. dollars, the end of the month exchange rate was used. This rate, as quoted in the Wall Street Journal, was 6.19 rand to 1 dollar.


    The exchange rate for the past 2 years, by quarter, is as follows:

                            2000                                 1998       1999       2000
------------------------------------------------------------   --------   --------   --------
1(ST) QUARTER (Feb).........................................     4.94       6.18       6.34
2(ND) QUARTER (May).........................................     5.16       6.21
3(RD) QUARTER (Aug).........................................     6.44       6.08
4(TH) QUARTER (Nov).........................................     5.69       6.19


(13) Advances for acquisitions of $566,237 is eliminated in consolidation; $100,000 to property and equipment, $25,000 related party notes payable, and $441,237 to goodwill. These advances for acquisitions are included in the aforementioned purchase prices.


(14) This represents the cash received from the I.P.O. and the outflow to fund the acquisitions.

                              COLORSMART.COM, INC.
                         PRO FORMA FINANCIAL STATEMENTS

    The following Pro Forma Combined Balance Sheet of the Registrant has been prepared by management of the Registrant based upon the balance sheets of the Registrant as of February 29, 2000. The Pro Forma Combined Statement of Operations was prepared based upon the statement of operations for the Registrant for the three months ended February 29, 2000. The pro forma statement of operations also includes the proposed acquisition's statements of operations for the three months ended March 31, 2000. The pro forma statements give effect to the transactions under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma combined financial statements. The pro forma combined balance sheets give effect to the acquisition as if they had occurred on February 29, 2000. The pro forma combined statement of operations for the three months ended February 29, 2000, gives effect to the acquisitions as if they had occurred as of March 1, 1999. The balance sheet includes the adjustment to record the acquisitions, including goodwill.

    The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma combined financial statements do not purport to represent what the combined companies' financial position or results of operations would actually have been had the acquisition occurred on such date or as of the beginning of the period indicated, or to project the combined companies' financial position or results of operations for any future period.

                                                       (ALL AMOUNTS IN U.S. DOLLARS)

                                               MAGNUM     ADV. THAT               DISPLAY     TOP     VIRTUAL
                             COLORSMART.COM   DIGITAL    WORKS, INC.  STONEHOUSE    ARTS     COPY    COLOUR CC
                             --------------  ----------  -----------  ----------  --------  -------  ---------
ASSETS

Current Assets:
Cash.......................        23,036                   19,435       94,953              32,731         8
Accounts receivable........                      47,455     82,703      388,296    152,680   30,101   217,959
Investment.................
Inventory..................                       8,000     31,995       99,211     19,385    3,958     7,098
Advances for
  acquisitions.............       401,288
Prepaid expenses...........        31,000
                               ----------    ----------    -------    ---------   --------  -------   -------
Total current assets.......       458,222        55,455    134,133      582,462    171,945   66,790   225,065
Properly and equipment.....       335,883       180,880     17,561      766,172    174,734   65,676   189,829

Other assets:
Goodwill
Accumulated Amortization...
Note receivable............                                                                           255,698
Deferred taxes.............                                                         20,031
Intangibles, net...........
Deposits...................        10,730         6,127                              8,320
                               ----------    ----------    -------    ---------   --------  -------   -------
Total other assets.........        10,730         6,127                             28,351            255,808
                               ==========    ==========    =======    =========   ========  =======   =======
Total assets...............       802,635       242,442    161,894    1,348,634    375,030  132,468   670,592
                               ==========    ==========    =======    =========   ========  =======   =======

                                                               (ALL AMOUNTS IN U.S. DOLLARS)
                                                                                      PRO FORMA ADJUSTMENTS       FEBRUARY 29,
                             VIRTUAL COLOUR  VIRTUAL COLOUR  VIRTUAL              -----------------------------       2000
                               PROPERTIES       PRINTING     SUPPORT   COMBINED        DR              CR          PRO FORMA
                             --------------  --------------  -------  ----------  ------------   --------------   ------------
ASSETS
Current Assets:
Cash.......................       2,820               1          22     173,908     7,800,000(14)    7,800,000(14)     173,908
Accounts receivable........       5,504          81,017      48,352   1,053,948                                     1,053,948
Investment.................                                                   0                                             0
Inventory..................                      10,252                 179,900                                       179,900
Advances for
  acquisitions.............                                             401,288                       401,288(13)           0
Prepaid expenses...........                                              31,000                                        31,000
                                -------         -------      -------  ----------   ----------      ----------      ----------
Total current assets.......       8,323          91,271      48,374   1,840,038     7,800,000       8,201,286       1,438,753
                                                                                      500,000(2)
Properly and equipment.....     128,289          47,271       8,103   1,924,180       100,000(13)                   2,524,180
Other assets:
Goodwill                                                                            4,702,023(9)                    4,978,309
Accumulated Amortization...                                                           278,286(13)                           0
Note receivable............                      11,084      10,067     276,849                                       276,849
Deferred taxes.............                                              20,031                                        20,031
Intangibles, net...........                                                   0                                             0
Deposits...................                                              25,177                                        25,177
                                -------         -------      -------  ----------   ----------      ----------      ----------
Total other assets.........           0          11,084      10,067     322,057     5,318,309                       5,300,388
                                =======         =======      =======  ==========   ==========      ==========      ==========
Total assets...............     136,612         149,626      66,544   4,086,276    15,518,309       8,201,286       9,263,299
                                =======         =======      =======  ==========   ==========      ==========      ==========


                                                       (ALL AMOUNTS IN U.S. DOLLARS)

                                               MAGNUM     ADV. THAT               DISPLAY     TOP     VIRTUAL
                             COLORSMART.COM   DIGITAL    WORKS, INC.  STONEHOUSE    ARTS     COPY    COLOUR CC
                             --------------  ----------  -----------  ----------  --------  -------  ---------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Obligations under capital
  leases...................        15,456       100,347                              4,368
Cash overdraft.............                       7,121                 327,476                        23,362
Current maturities of
  long-term debt...........       103,296        14,106                 142,211     41,618   15,347    79,001
Due to shareholder.........                                 21,610                 267,209
Due to shareholder.........       300,000
Related party roles
  payable..................       260,893        25,000
Line of credit.............         9,806                                           34,000
Accrued expenses...........         9,806                                           13,439
Checks outstanding in
  excess of bank balance...                                                         20,094
Accounts payable...........       143,766       127,596     29,005      259,544    179,452   32,464   260,089
                               ----------    ----------    -------    ---------   --------  -------   -------
Total current
  liabilities..............       833,219       274,170     50,615      729,232    560,381   47,811   382,452
Long-term debt:
Obligation under capital
  leases...................        67,660       206,675                              5,222
Deferred rent..............
Taxation...................
Deferred revenue...........
Note
  payable--stockholder.....                                             118,750             102,732
Notes payable..............        14,166         3,000                 536,540     89,689    2,875   151,504
                               ----------    ----------    -------    ---------   --------  -------   -------
Total long-term debt.......        71,648       209,875                 656,291    104,913  106,607   151,504
Stockholders' equity
  (deficit)
Preferred Stock............            34
Common Stock...............         4,257         1,000     15,574           16         10      158        16
Additional paid-in
  capital..................     2,419,851     1,056,725                                990
Retained earnings
  (deficit)................    (2,525,774)   (2,199,328)    95,505      (35,904)  (291,262) (21,109)  156,621
                               ----------    ----------    -------    ---------   --------  -------   -------
Total stockholders' equity
  (deficit)................      (102,432)     (241,603)   111,079      (35,868)  (290,262) (20,062)  156,637
                               ==========    ==========    =======    =========   ========  =======   =======
Total liabilities and
  stockholder's Equity
  (deficit)................       802,635       242,442    161,694    1,348,634    376,030  132,486   670,592
                               ==========    ==========    =======    =========   ========  =======   =======

                                                               (ALL AMOUNTS IN U.S. DOLLARS)
                                                                                      PRO FORMA ADJUSTMENTS       NOVEMBER 30,
                             VIRTUAL COLOUR  VIRTUAL COLOUR  VIRTUAL              -----------------------------       1999
                               PROPERTIES       PRINTING     SUPPORT   COMBINED        DR              CR          PRO FORMA
                             --------------  --------------  -------  ----------  ------------   --------------   ------------
LIABILITIES AND STOCKHOLDER
Current liabilities:
Obligations under capital
  leases...................                                             120,172       101,716(10)                      15,456
Cash overdraft.............                      21,531      29,447     406,936       401,615(10)                       7,121
Current maturities of
  long-term debt...........      60,383          89,293       1,810     527,287       368,045(10)                     159,222
Due to shareholder.........                                             286,819       256,168(10)                      30,631
Due to shareholder.........                                             300,000                                       300,000
Related party roles
  payable..................                                             285,693        25,000(13)                     260,893
Line of credit.............                                              34,000                                        34,000
Accrued expenses...........                                              23,245                                        23,245
Checks outstanding in
  excess of bank balance...                                              20,094                                        20,094
Accounts payable...........       2,507          58,114      27,506   1,120,045       640,226(10)                     479,819
                                -------         -------      -------  ----------   ----------      ----------      ----------
Total current
  liabilities..............      62,890         149,938      58,764   3,126,471     1,797,990                       1,330,481
Long-term debt:
Obligation under capital
  leases...................                                             289,777       212,097(10)                      57,680
Deferred rent..............                                                   0                                             0
Taxation...................                                                   0                                             0
Deferred revenue...........                                                   0
Note
  payable--stockholder.....                                             221,462       221,482(10)                           0
Notes payable..............      71,845          27,215       4,242     911,078       792,422(10)                     118,656
                                -------         -------      -------  ----------   ----------      ----------      ----------
Total long-term debt.......      71,845          27,215       4,242   1,402,338     1,226,002                         176,336
Stockholders' equity
  (deficit)
Preferred Stock............                                                  34                                            34
Common Stock...............          63              63          18      21,172        15,932(11)                       5,240
Additional paid-in
  capital..................                                           4,376,766              (11)    5,900,998     10,277,764
Retained earnings
  (deficit)................       1,814         (26,590)      3,522   (4,642,506)            (11)    2,315,949     (2,526,557)
                                -------         -------      -------  ----------   ----------      ----------      ----------
Total stockholders' equity
  (deficit)................       1,877         (26,527)      3,538    (444,533)       15,932       8,216,947       7,756,482
                                =======         =======      =======  ==========   ==========      ==========      ==========
Total liabilities and
  stockholder's Equity
  (deficit)................     136,612         149,828      66,544   4,086,276     3,038,924       8,216,947       9,283,299
                                =======         =======      =======  ==========   ==========      ==========      ==========

                              COLORSMART.COM, INC.
                         PRO FORMA FINANCIAL STATEMENTS
                      THREE MONTHS ENDED FEBRUARY 29, 2000


                                                       (ALL AMOUNTS IN U.S. DOLLARS)

                                               MAGNUM     ADV. THAT               DISPLAY     TOP     VIRTUAL
                             COLORSMART.COM   DIGITAL    WORKS, INC.  STONEHOUSE    ARTS     COPY    COLOUR CC
                             --------------  ----------  -----------  ----------  --------  -------  ---------
Net sales..................                     164,715    212,696      534,743    391,806   95,942   224,569
Cost of sales..............                     104,767     90,152      130,600    172,525  120,437   106,070
                               ----------    ----------    -------    ---------   --------  -------   -------
Gross profit...............             0        59,948    122,544      404,142    219,281  (24,495)  118,499
Salaries and wages.........        64,338
Depreciation...............        15,000
Write down of investment...       425,000
General and administrative
  expenses.................       149,862        63,229     85,291      370,515    275,184  (13,268)  159,599
                               ----------    ----------    -------    ---------   --------  -------   -------
Income (loss) from
  operations...............      (654,200)       (3,281)    37,253       33,627    (55,903) (11,227)  (41,100)
Other income (expense):
Interest income............                                                                   3,268     5,740
Misc. income...............                                               4,081                             1
Interest expense...........        (5,521)       (4,517)       (84)     (12,689)    (3,550)  (3,719)   (7,340)
Discounts Received.........
Gain (loss) on disposal of
  equipment................                                                                                (0)
                               ----------    ----------    -------    ---------   --------  -------   -------
Total other income
  (expense)................        (5,521)       (4,517)       (84)      (8,609)    (3,550)    (451)   (1,599)
Income (loss) before income
  taxes....................      (659,721)       (7,798)    37,169       25,018    (59,453) (11,678)  (42,699)
Provision for income
  taxes....................                                             (15,208)                       (8,191)
                               ----------    ----------    -------    ---------   --------  -------   -------
Net income (loss)..........      (659,721)       (7,798)    37,169        9,810    (59,453) (11,678)  (50,890)
                               ==========    ==========    =======    =========   ========  =======   =======
Net loss per share (basic
  and diluted).............         (0.15)
                               ==========
Weighted average shares
  outstanding..............     4,257,112
                               ==========

                                                               (ALL AMOUNTS IN U.S. DOLLARS)
                                                                                            PRO FORMA
                                                                                           ADJUSTMENTS            FEBRUARY 29,
                             VIRTUAL COLOUR  VIRTUAL COLOUR  VIRTUAL              -----------------------------       2000
                               PROPERTIES       PRINTING     SUPPORT   COMBINED        DR              CR          PRO FORMA
                             --------------  --------------  -------  ----------  ------------   --------------   ------------
Net sales..................       6,672          97,243      60,375   1,788,761                                     1,788,761
Cost of sales..............                      50,304      71,296     846,150                                       846,150
                                -------         -------      -------  ----------   ----------      ----------      ----------
Gross profit...............       6,672          46,939      (10,921)   942,610                                       942,610
Salaries and wages.........                                              64,338                                        64,338
Depreciation...............                                              15,000                                        15,000
Write down of investment...                                             425,000                                       425,000
General and administrative
  expenses.................       1,835          73,534      17,810   1,183,592       331,887 (8)                   1,515,479
                                -------         -------      -------  ----------   ----------      ----------      ----------
Income (loss) from
  operations...............       4,838         (26,595)     (28,731)  (745,320)     (331,887)                     (1,077,207)
Other income (expense):
Interest income............           4              38          21       9,072                                         9,072
Misc. income...............                         159                   4,241                                         4,241
Interest expense...........      (2,791)         (1,403)         (3)    (41,618)                                      (41,618)
Discounts Received.........                                                   0                                             0
Gain (loss) on disposal of
  equipment................                                                  (0)                                           (0)
                                -------         -------      -------  ----------   ----------      ----------      ----------
Total other income
  (expense)................      (2,787)         (1,205)         18     (28,306)                                      (28,306)
Income (loss) before income
  taxes....................       2,050         (27,801)     (28,713)  (773,625)     (331,887)(8)                  (1,105,512)
Provision for income
  taxes....................         615                      (8,578)    (31,362)                                      (31,362)
                                -------         -------      -------  ----------   ----------      ----------      ----------
Net income (loss)..........       2,665         (27,801)     (37,291)  (804,987)     (331,887)                     (1,136,874)
                                =======         =======      =======  ==========   ==========      ==========      ==========
Net loss per share (basic
  and diluted).............                                                                                             (0.22)
                                                                                                                   ==========
Weighted average shares
  outstanding..............                                                                                         5,240,000
                                                                                                                   ==========

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

                               FEBRUARY 29, 2000

The Pro Forma financial statements have been prepared assuming the acquisition had occurred at February 29, 2000. The consummation of all the acquisitions is contingent upon the successful initial public offering to be completed in fiscal year 2000. There are no other contingencies related to these pending acquisitions. The statement of operations is prepared assuming the acquisition occurred March 1, 1999.

    The following assumptions have been made:

(1) Magnum Digital Services, Inc. will be acquired for $500,000 in cash and $200,000 of Colorsmart.com, Inc. stock. This will result in the recordation of approximately $666,000 of goodwill, which will be amortized over 15 years. The purchase agreement states that $275,000 of the purchase price will be used to pay off debt of Magnum Digital Services, Inc. that existed at the date of purchase. The fair market value (FMV) of the assets acquired is $242,442 and the FMV of the liabilities assumed is $484,045. The excess of $241,603 of liabilities over assets is allocated to goodwill.

(2) Advertising That Works, Inc. will be acquired for $1,500,000 in cash. This will result in the recordation of approximately $890,000 of goodwill, which will be amortized over 15 years. The purchase agreement states that $500,000 of the purchase price will be used to purchase the facility currently occupied by Advertising That Works, Inc. The FMV of the assets acquired is $161,694 and the FMV of the liabilities assumed is $50,615. The excess of $111,079 of assets over liabilities is allocated to goodwill.

(3) Stonehouse Graphics (Pty) Limited will be acquired for approximately $2,500,000 in cash. This will result in the recordation of approximately $1,000,000 of goodwill, which will be amortized over 15 years. Colorsmart.com, Inc. will not be assuming any liabilities that existed as of the acquisition date. The FMV of the assets acquired is $1,348,634.

(4) Display Arts, Inc. will be acquired for approximately $1,300,000 in cash. This will result in the recordation of approximately $1,020,000 of goodwill, which will be amortized over 15 years. The purchase agreement states that $300,000 of the purchase price will be used to pay off debt of Display
    Arts, Inc. that existed at the date of purchase. The FMV of the assets acquired is $375,030 and the FMV of the liabilities assumed is $665,292. The excess of $290,262 of liabilities over assets is allocated to goodwill.

(5) Top Copy CC will be acquired for approximately $426,000 in cash. This will result in the recordation of approximately $294,000 of goodwill, which will be amortized over 15 years. Colorsmart, Inc. will not be assuming any liabilities that existed as of the acquisition date. The FMV of the assets acquired is $132,466.


(6) The Company expects to pay approximately $7,800,000 at the closings, the cash will be paid from the initial public offering, and it is assumed common stock will be issued and this amount is included in additional paid-in capital.


(7) Amortization of goodwill is included in general and administrative expenses and totals $331,887.


(8) Virtual Colour Group will be acquired for approximately $397,000 in cash. This will result in the recordation of approximately $810,000 of goodwill, which will be amortized over 15 years. Colorsmart.com, inc. will be paying off all liabilities of Virtual Colour Group, totaling approximately $900,000 from the closing proceeds of the public offering. The FMV of the assets acquired is $1,023,374.


(9) Total goodwill recorded is as follows; $666,603 for Magnum Digital Services, $888,921 for Advertising That Works, $1,026,365 for Stonehouse Graphics, $1,292,262 for Display Arts, $294,200 for Top Copy, $809,958 for Virtual Colour, for a total of $4,978,309.

                               FEBRUARY 29, 2000

(10) As agreed upon certain liabilities of the acquirees will be paid off from the purchase price received from Colorsmart.com, Inc. These liabilities total $3,000,791.

(11) At February 29, 2000 Colorsmart.com, Inc. had total common stock of 4,257. As a result of the Magnum Digital Services acquisition another 66,667 shares of .001 par value common stock will be issued and another 916,000 shares to fund the acquisition which will increase common stock to 5,240.


    Additional paid in capital increases by $5,900,998 to total $10,277,764. This is based on common stock sold to fund each acquisition: $700,000 for Magnum Digital Services, $1,500,000 for Advertising That Works, $2,500,000 for Stonehouse Graphics, $1,300,000 for Display Arts, $426,666 for Top Copy, and $1,833,333 for Virtual Colour Group which includes the paydown of liabilities. When added to Colorsmart.com's additional paid in capital at November 30, 1999 of $2,419,051 less the $401,286 already funded, ending additional paid in capital equals $10,277,764.


(12) For the purpose of conversion from South African rand to U.S. dollars, the end of the month exchange rate was used. This rate, as quoted in the Wall Street Journal, was 6.19 rand to 1 dollar.

    The exchange rate for the past 2 years, by quarter, is as follows:

                                                                 1998       1999       2000
                                                               --------   --------   --------
1(ST) QUARTER (Feb).........................................     4.94       6.18       6.34
2(ND) QUARTER (May).........................................     5.16       6.21
3(RD) QUARTER (Aug).........................................     6.44       6.08
4(TH) QUARTER (Nov).........................................     5.69       6.19

(13) Advances for acquisitions of $401,286 is eliminated in consolidation; $100,000 to property and equipment, $25,000 related party notes payable, and $276,286 to goodwill. These advances for acquisitions are included in the aforementioned purchase prices.

(14) This represents the cash received from the I.P.O. and, in turn, the cash outflow to fund the acquisitions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON, OR ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION OR REPRESENT ANYTHING THAT IS NOT CONTAINED IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS MAY ONLY BE ACCURATE AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE. THIS PROSPECTUS IS AN OFFER TO SELL ONLY THE SHARES, AND COMPONENTS THEREOF, OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO.

                            ------------------------

                               TABLE OF CONTENTS

                                              PAGE
                                            --------
Prospectus Summary........................
The Offering..............................
Summary Consolidated Financial Data.......
Risk Factors..............................
Cautionary Note Regarding Forward-Looking
  Statements..............................
Use Of Proceeds...........................
Dividend Policy...........................
Capitalization............................
Dilution..................................
Selected Consolidated Financial Data......
Management's Discussion And Analysis Of
  Financial Condition And Results Of
  Operations..............................
Business..................................
Management................................
Certain Transactions......................
Principal Stockholders....................
Description Of Securities.................
Shares Eligible For Future Sale...........
Underwriting..............................
Legal Matters.............................
Experts...................................
ColorSmart.com, Inc. Index To Consolidated
  Financial Statements....................
Information Not Required In Prospectus....

                            ------------------------

    UNTIL , 2000, 25 DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS THAT BUY, SELL OR TRADE THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                   2,000,000

                            SHARES OF COMMON STOCK.

                                     [LOGO]

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                            NUTMEG SECURITIES, LTD.


                                  MAY   , 2000


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    As permitted by Section 78.037 of the Nevada General Corporation Law, the Company has included in its Restated Articles of Incorporation a provision which states that a director or officer of the Company shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such limitation of liability is prohibited by Nevada General Corporation Law as the same exists or may hereafter be amended. Section 78.037 currently provides that any such provision may not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of the Nevada General Corporation Law.

    As permitted by Section 78.751 of the Nevada General Corporation Law,
Article VIII of the Company's Bylaws provides for the indemnification by the Company, including suits brought by or on behalf of the Company, of each director, officer, employee or agent thereof to the fullest extent permitted by Nevada law.

    As permitted by the Nevada General Corporation Law and Article VIII of the Company's Bylaws, the Company has entered into indemnity agreements with its directors and officers that provide for indemnification of such individuals to the fullest extent permitted by Nevada law, and the Company maintains director's and officer's liability for its directors and officers against certain liabilities.

    The Registrant intends to obtain directors' and officers' insurance providing indemnification for certain of the Registrant's directors, officers and employees against certain liabilities, prior to the completion of this offering.

    Reference is also made to the underwriting agreement filed as Exhibit 1.1 to the Registration Statement for information concerning the Underwriters' obligation to indemnify the Registrant and its officers and directors in certain circumstances, and our obligation to indemnify the underwriters. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses to be incurred in connection with this offering are as follows:

SEC Registration Fee........................................  $  8,774
Nasdaq National Market System Listing Fee...................  $  6,000
NASD Filing Fee.............................................  $ 61,875
Accounting Fees and Expenses*...............................  $ 75,000
Printing and Engraving*.....................................  $100,000
Legal Fees and Expenses*....................................  $150,000
Blue Sky Fees and Expenses*.................................  $ 30,000
Transfer Agent and Registrar Fees*..........................  $ 10,000
Miscellaneous Expenses*.....................................  $ 58,351
                                                              --------
Total*......................................................  $500,000
                                                              ========

------------------------

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

    During the last three years, the Registrant has sold and issued the following unregistered securities in transactions which were exempt from registration under the Securities Act of 1933, pursuant to Section 4(2) of the Securities Act, as they were transactions not involving a public offering:

    In February 1998, we offered and sold 719,490 shares of our common stock in a private placement transaction exempt from registration under Rule 504 of Regulation D promulgated under the Securities Act of 1933, as amended. We raised a total of $320,000 in the aggregate in this offering. From March 1999 through April 1999, we also offered and sold an additional 198,050 shares of our common stock in a private placement transaction exempt from registration under Rule 504 of Regulation D promulgated under the Securities Act of 1933, as amended. We raised a total of $1,000,000 in the aggregate in this offering.

    From July 10, 1999 through November 15, 1999, we offered and sold to accredited investors 16,805 units, with each unit offered and sold consisting of two shares of our preferred stock and two common stock purchase warrants entitling the holders to purchase one additional share of our common stock for each common stock purchase warrant, at an exercise price of $5.00 per warrant. Accordingly, we offered and sold a total of 33,610 shares of our preferred stock and 33,610 common stock purchase warrants entitling the holders to purchase 33,610 shares of our common stock at the time the warrants are exercised. All of these warrants are now outstanding. This offering was made as a private placement transaction exempt from registration under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, and we raised a total of $252,075 in the aggregate.

ITEM 27. EXHIBITS.

    a. The following Exhibits are filed as a part of this registration statement pursuant to Item 601 of Regulation S-B:

       EXHIBIT
       NUMBER                             DESCRIPTION OF EXHIBITS
---------------------   ------------------------------------------------------------
         1.01*          Underwriting Agreement between ColorSmart and Nutmeg
                        Securities, Ltd. dated

         2.01**         Stock and Asset Purchase Agreement between ColorSmart and
                        Magnum Digital Services Corp. dated September 3, 1998

         2.02**         Extension Agreement between ColorSmart.com, Inc. and Magnum
                        Digital, Inc. dated December 2, 1999

         2.03**         Stock and Asset Purchase Agreement between ColorSmart and
                        Advertising That Works dated September 3, 1998

         2.04**         Extension Agreement between ColorSmart.com, Inc. and
                        Advertising That Works, Inc. dated December 2, 1999

         2.05**         Sales of Shares Agreement between ColorSmart and Stonehouse
                        Graphics (Pty) Limited dated October 12, 1998

         2.06**         Stock Purchase Agreement between ColorSmart.com, Inc. and
                        Donovan J. McNamee Jr. and Pamela M. McNamee dated June 23,
                        1999

         2.07**         Extension Agreement between ColorSmart.com, Inc. and
                        Donovan J. McNamee, Jr. and Pamela M. McNamee dated
                        October 1, 1999

         2.08**         Second Extension Agreement between ColorSmart.com, Inc. and
                        Donovan J. McNamee, Jr. and Pamela M. McNamee dated
                        December 15, 1999

         2.09**         Agreement between Top Copy CC and ColorSmart.com Inc, dated
                        October 14, 1999

         2.10**         Agreement between Top Copy CC and ColorSmart.com, Inc. to
                        Reinstate Sale of Business Agreement dated October 8, 1999

       EXHIBIT
       NUMBER                             DESCRIPTION OF EXHIBITS
---------------------   ------------------------------------------------------------
         2.11**         Agreement between ColorSmart.com, Inc. and Alois Koch dated
                        November 19, 1999

         2.12**         Agreement between Virtual Support CC and ColorSmart.com,
                        Inc. and Keith Howard Redman and Herbert Maria Trischler and
                        Alois Koch and Aardt Davidtz dated September 11, 1999

         2.13**         Agreement between Virtual Colour Printing CC and
                        ColorSmart.com, Inc. and K. Redman and K. Trischler and
                        A. Koch dated September 11, 1999

         2.14**         Agreement between Virtual Colour Property CC and
                        ColorSmart.com, Inc. and Keith Howard Redman and Herbert
                        Maria Trischler and Alois Koch dated September 11, 1999

         2.15**         Agreement between Jamberry Lake, LLC, Jamberry Lake Digital
                        Media, Inc. and ColorSmart.Com, Inc. dated December 3, 1999,
                        Nunc Pro Tunc to August   , 1999

         3.01**         Articles of Incorporation of ColorSmart, Inc. dated
                        July 17, 1997

         3.02**         Certificate of Amendment to Articles of Incorporation dated
                        December 29, 1998

         3.03**         By-laws

          5.0*          Opinion of Gregory Bartko, Esq.

          5.1*          Opinion of Lynch, Rowin, Novack, Burnbaum & Crystal, P.C.

        10.01**         Commercial Rental Agreement between Chris England and
                        Advertising That Works, Inc. dated January 1, 1998

        10.02**         Commercial Rental Agreement between Chris England and
                        Advertising That Works, Inc. dated March 1, 1999

        10.03**         Contract for Sale of Realty dated August 16, 1995

        10.04**         Lease Agreement between The Hertz Group and Display Arts,
                        Inc. dated August 13, 1996

        10.05** Lease Agreement between Michael N. Ryan and Lynda K. Ryan and ColorSmart Inc. dated March 6, 1998

        10.06**         Memorandum of Agreement of Lease between Constantia Court
                        Yard and Colour Smart.Com.SA dated on October 1, 1999

        10.07**         Lease Agreement between Rollins Associates and Professional
                        Displays, Inc. dated February 25, 1993

        10.08**         Agreement for Assumption of Obligations Under Lease between
                        Display Arts, Inc. and Donovan J. McNamee, Jr. dated
                        October 23, 1998

        10.09**         Lease Agreement between Raymond G. Guay Revocable Trust and
                        Display Arts dated January 1, 1999

        10.10** Lease Agreement between Steve Kress and Don McNamee Jr., d/b/a Graphic Transfer/Display Arts and Enos Reed dated
                        October 23, 1998

        10.11** Agreement between ColorSmart.com and Dimitri Haralambous dated August 7, 1999

        10.12**         Memorandum of Agreement of Lease between Norwich Life South
                        Africa Limited and Colour Smart.Com South Africa dated
                        June 25, 1999

        10.13**         Employment Agreement between ColorSmart.com Inc. and Greg
                        Stooksberry dated October 15, 1999

        10.14**         Employment Agreement between ColorSmart.com Inc. and Robert
                        McDowell dated September 16, 1999

       EXHIBIT
       NUMBER                             DESCRIPTION OF EXHIBITS
---------------------   ------------------------------------------------------------
        10.15**         Employment Agreement between ColorSmart.com Inc. and
                        Roger D. Finchum, Sr. dated September 16, 1999

        10.16**         Employment Agreement between ColorSmart.com Inc. and Lee
                        Watson dated September 16, 1999

        10.17**         Employment Agreement between ColorSmart.com Inc. and
                        Roger D. Finchum Jr. dated September 16, 1999

        10.18**         Employment Agreement between ColorSmart.com Inc. and Erich
                        Fischer dated September 16, 1999

        10.19**         Employment Agreement between ColorSmart.com Inc. and
                        Reginald Burrows dated September 16, 1999

        10.20**         Employment Agreement between ColorSmart and England dated
                        September 23, 1998

        10.21**         Employment Agreement between Stonehouse Graphics (Pty), Ltd.
                        and Nolan Weight dated October 12, 1998

        10.22** Agreement between ColorSmart.com Inc. and Aardt Davidtz dated November 18, 1999

        10.23**         Agreement between ColorSmart.com Inc. and Keith Redman dated
                        November 18, 1999

        10.24**         Agreement between ColorSmart.com Inc. and Herbert Trischler dated November 18, 1999

        10.25**         Employment Agreement between ColorSmart.Com, Inc. and
                        Greg E. Dukoff dated December 3, 1999

        10.26**         Closed End Vehicle Lease Agreement between Bank One and
                        Display Arts, Inc. dated August 30, 1997

        10.27**         Plain Language Equipment Lease between Dolphin Capital
                        Corporation and Display Arts Inc. dated January 15, 1999

        10.28**         Promissory Note between Display Arts, Inc. and First
                        American National Bank dated May 20, 1999

        10.29**         Promissory Note executed by ColorSmart, Inc. dated
                        November 30, 1997

        10.30**         Promissory Note executed by ColorSmart, Inc. dated
                        November 30, 1998

        10.31**         Commercial Guaranty between Donovan McNamee and First
                        American National Bank dated May 20, 1999

        10.32**         Commercial Guaranty between Pamela McNamee and First
                        American National Bank dated May 20, 1999

        10.33**         Commercial Security Agreement between Display Arts Inc. and
                        First American National Bank dated May 20, 1999

        10.34**         Agreement to Provide Insurance between Display Arts Inc. and
                        First American National Bank dated May 20, 1999

        10.35**         Business Line Plus Agreement between Display Arts and First
                        American National Bank dated August 15, 1996

        10.36**         U.S. Small Business Administration Note between First
                        American National Bank and Display Arts Inc. dated
                        August 15, 1996

        10.37**         Security Agreement between Display Arts Inc. and First
                        American National Bank dated August 15, 1996

       EXHIBIT
       NUMBER                             DESCRIPTION OF EXHIBITS
---------------------   ------------------------------------------------------------
        10.38**         Security Agreement between Display Arts Inc. and First
                        American National Bank dated August 15, 1996

        10.39**         Employment Agreement between ColorSmart.com Inc. and
                        Donovan J. McNamee Jr. dated June 23, 1999

        10.40**         Lease Agreement between Michele Ferrera, Trustee of the
                        Michele Ferrera Trust Dated April 4, 1972 as amended et al and Robert L. McDowell dated November 18, 1994

        10.41**         Catalog Business Lease Agreement between Apple Commercial
                        Credit and Robert McDowell

        10.42**         Lease Agreement between Ikon Capital and Magnum Digital
                        Services dated November 12, 1997

        10.43**         Lease Agreement between Ikon Capital and Magnum Digital
                        Services dated August 27, 1997

        10.44**         Equipment Lease Agreement between 1199 Mac, Inc. d/b/a
                        Magnum Digital Services and GBC/Protech for a GBC/Protech dated November 19, 1997

        10.45**         Master Lease Agreement between 3M Financing Services and
                        1199 Mac, Inc. d/b/a Electronic Computer Imaging dated
                        October 10, 1996

        10.46**         Exclusive Distributor Agreement between Display Arts, Inc.
                        and Nimlok Company dated July 8, 1998

        10.47**         Letter Agreement between Display Arts, Inc. and Xerox
                        Colorgrafx Systems dated July 31, 1998

        10.48           Letter Agreement Dated March 29, 2000 Extending The
                        Stonehouse Graphics (Pty), Ltd. Acquisition Agreement

        10.49           Letter Agreement Dated March 28, 2000 Extending The Top Copy
                        CC Ltd. Acquisition Agreement

        10.50           Letter Agreement Dated March 29, 2000 Extending The Virtual
                        Colour Group CC Acquisition Agreements

        10.51           Letter Agreement Dated April 5, 2000 Extending The Magnum
                        Digital Services, Inc. Acquisition Agreement

        10.52           Letter Agreement Dated March 30, 2000 Extending The ATW
                        Advertising That Works Acquisition Agreement

        10.53           Letter Agreement Dated February 29, 2000 Extending The
                        Display Arts, Inc. Acquisition Agreement

        10.54           10% Promissory Note by ColorSmart.com, Inc. dated
                        October 26, 1999

        10.55           10% Promissory Note by ColorSmart.com, Inc. dated
                        December 28, 1999

        10.56           10% Promissory Note by ColorSmart.com, Inc. dated
                        February 29, 2000

         23.1           Consent of Daszkal, Bolton & Manela dated February 21, 2000

         23.2**         Consent of Lee R. Watson dated December 3, 1999

         23.3           Consent of PricewaterhouseCoopers dated February 22, 2000

         23.4           Consent of H.J. Hugo & Associates dated February 22, 2000

         23.5           Consent of Snyders & Company dated February 22, 2000

         23.6* Consent of Gregory Bartko, Esq. (included in opinion filed as Exhibit 5.0)

       EXHIBIT
       NUMBER                             DESCRIPTION OF EXHIBITS
---------------------   ------------------------------------------------------------
         23.7*          Consent of Lynch, Rowin, Novack, Burnbaum & Crystal, P.C.
                        (included in opinion filed as Exhibit 5.1)

         24.0**         Power of Attorney (included in Part II of the Registration
                        Statement under the caption "Signatures")

         27.0           Financial Data Schedule

------------------------

*   To be filed by amendment

**  Previously filed

ITEM 28. UNDERTAKINGS.

    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned Registrant in all instances will provide to the Underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    (c) The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the undersigned Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective; and

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) The undersigned Registrant hereby undertakes that it will:

        (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

           (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which wasregistered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) Include any additional or changed material information on the plan of distribution.

        (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, Tennessee, on the 17 day of May, 2000.


                                                       COLORSMART.COM,INC.

                                                       BY:          /S/ ROGER D. FINCHUM, SR.
                                                            -----------------------------------------
                                                                      Roger D. Finchum, Sr.
                                                                     CHIEF EXECUTIVE OFFICER


                     SIGNATURES                                     TITLE                      DATE
                     ----------                                     -----                      ----
              /s/ ROGER D. FINCHUM, SR.                Chief Executive Officer,
     -------------------------------------------         President and Director            May 17, 2000
                Roger D. Finchum, Sr.                    (Principal Executive Officer)

                          *                            Vice-President and Director
     -------------------------------------------                                           May 17, 2000
                Roger D. Finchum, Jr.

                          *                            Director
     -------------------------------------------                                           May 17, 2000
                Reginald W.H. Burrows

                          *                            Chief Financial Officer
     -------------------------------------------         (Principal Financial and          May 17, 2000
                     Lee Watson                          Accounting Officer)

              /s/ ROGER D. FINCHUM, SR.
     -------------------------------------------
               *Roger D. Finchum, Sr.                                                      May 17, 2000
                As Power of Attorney

                                 EXHIBIT INDEX

                                                                                      SEQUENTIALLY
       EXHIBIT                                                                          NUMBERED
       NUMBER                                   DESCRIPTION                               PAGE
---------------------                           -----------                           -------------
        1.01*           Underwriting Agreement between ColorSmart and Nutmeg
                          Securities, Ltd. dated                  ..................

        2.01**          Stock and Asset Purchase Agreement between ColorSmart and
                          Magnum Digital Services Corp. dated September 3, 1998.....

        2.02**          Extension Agreement between ColorSmart.com, Inc. and Magnum
                          Digital, Inc. dated December 2, 1999......................

        2.03**          Stock and Asset Purchase Agreement between ColorSmart and
                          Advertising That Works dated September 3, 1998............

        2.04**          Extension Agreement between ColorSmart.com, Inc. and
                          Advertising That Works, Inc. dated December 2, 1999.......

        2.05**          Sales of Shares Agreement between ColorSmart and Stonehouse
                          Graphics (Pty) Limited dated October 12, 1998.............

        2.06**          Stock Purchase Agreement between ColorSmart.com, Inc. and
                          Donovan J. McNamee Jr. and Pamela M. McNamee dated
                          June 23, 1999.............................................

        2.07**          Extension Agreement between ColorSmart.com, Inc. and
                          Donovan J. McNamee, Jr. and Pamela M. McNamee dated
                          October 1, 1999...........................................

        2.08**          Second Extension Agreement between ColorSmart.com, Inc. and
                          Donovan J. McNamee, Jr. and Pamela M. McNamee dated
                          December 15, 1999.........................................

        2.09**          Agreement between Top Copy CC and ColorSmart.com Inc, dated
                          October 14, 1999..........................................

        2.10**          Agreement between Top Copy CC and ColorSmart.com, Inc. to
                          Reinstate Sale of Business Agreement dated October 8,
                          1999......................................................

        2.11**          Agreement between ColorSmart.com, Inc. and Alois Koch dated
                          November 19, 1999.........................................

        2.12**          Agreement between Virtual Support CC and ColorSmart.com,
                          Inc. and Keith Howard Redman and Herbert Maria Trischler
                          and Alois Koch and Aardt Davidtz dated September 11,
                          1999......................................................

        2.13**          Agreement between Virtual Colour Printing CC and
                          ColorSmart.com, Inc. and K. Redman and K. Trischler and
                          A. Koch dated September 11, 1999..........................

        2.14**          Agreement between Virtual Colour Property CC and
                          ColorSmart.com, Inc. and Keith Howard Redman and Herbert
                          Maria Trischler and Alois Koch dated September 11, 1999...

        2.15**          Agreement between Jamberry Lake, LLC, Jamberry Lake Digital
                          Media, Inc. and ColorSmart.Com, Inc. dated December 3,
                          1999, Nunc Pro Tunc to August   , 1999....................

        3.01**          Articles of Incorporation of ColorSmart, Inc. dated July 17,
                          1997......................................................

        3.02**          Certificate of Amendment to Articles of Incorporation dated
                          December 29, 1998.........................................

        3.03**          By-laws.....................................................

        5.0*            Opinion of Gregory Bartko, Esq..............................

        5.1*            Opinion of Lynch, Rowin, Novack, Burnbaum & Crystal, P.C....

                                                                                      SEQUENTIALLY
       EXHIBIT                                                                          NUMBERED
       NUMBER                                   DESCRIPTION                               PAGE
---------------------                           -----------                           -------------
       10.01**          Commercial Rental Agreement between Chris England and
                          Advertising That Works, Inc. dated January 1, 1998........

       10.02**          Commercial Rental Agreement between Chris England and
                          Advertising That Works, Inc. dated March 1, 1999..........

       10.03**          Contract for Sale of Realty dated August 16, 1995...........

       10.04**          Lease Agreement between The Hertz Group and Display Arts,
                          Inc. dated August 13, 1996................................

       10.05**          Lease Agreement between Michael N. Ryan and Lynda K. Ryan
                          and ColorSmart Inc. dated March 6, 1998...................

       10.06**          Memorandum of Agreement of Lease between Constantia Court
                          Yard and Colour Smart.Com.SA dated on October 1, 1999.....

       10.07**          Lease Agreement between Rollins Associates and Professional
                          Displays, Inc. dated February 25, 1993....................

       10.08**          Agreement for Assumption of Obligations Under Lease between
                          Display Arts, Inc. and Donovan J. McNamee, Jr. dated
                          October 23, 1998..........................................

       10.09**          Lease Agreement between Raymond G. Guay Revocable Trust and
                          Display Arts dated January 1, 1999........................

       10.10**          Lease Agreement between Steve Kress and Don McNamee Jr.,
                          d/b/a Graphic Transfer/Display Arts and Enos Reed dated
                          October 23, 1998..........................................

       10.11**          Agreement between ColorSmart.com and Dimitri Haralambous
                          dated August 7, 1999......................................

       10.12**          Memorandum of Agreement of Lease between Norwich Life South
                          Africa Limited and Colour Smart.Com South Africa dated
                          June 25, 1999.............................................

       10.13**          Employment Agreement between ColorSmart.com Inc. and Greg
                          Stooksberry dated October 15, 1999........................

       10.14**          Employment Agreement between ColorSmart.com Inc. and Robert
                          McDowell dated September 16, 1999.........................

       10.15**          Employment Agreement between ColorSmart.com Inc. and
                          Roger D. Finchum, Sr. dated September 16, 1999............

       10.16**          Employment Agreement between ColorSmart.com Inc. and Lee
                          Watson dated September 16, 1999...........................

       10.17**          Employment Agreement between ColorSmart.com Inc. and
                          Roger D. Finchum Jr. dated September 16, 1999.............

       10.18**          Employment Agreement between ColorSmart.com Inc. and Erich
                          Fischer dated September 16, 1999..........................

       10.19**          Employment Agreement between ColorSmart.com Inc. and
                          Reginald Burrows dated September 16, 1999.................

       10.20**          Employment Agreement between ColorSmart and England dated
                          September 23, 1998........................................

       10.21**          Employment Agreement between Stonehouse Graphics (Pty), Ltd.
                          and Nolan Weight dated October 12, 1998...................

       10.22**          Agreement between ColorSmart.com Inc. and Aardt Davidtz
                          dated November 18, 1999...................................

                                                                                      SEQUENTIALLY
       EXHIBIT                                                                          NUMBERED
       NUMBER                                   DESCRIPTION                               PAGE
---------------------                           -----------                           -------------
       10.23**          Agreement between ColorSmart.com Inc. and Keith Redman dated
                          November 18, 1999.........................................

       10.24**          Agreement between ColorSmart.com Inc. and Herbert Trischler dated November 18, 1999...................................

       10.25**          Employment Agreement between ColorSmart.Com, Inc. and
                          Greg E. Dukoff dated December 3, 1999.....................

       10.26**          Closed End Vehicle Lease Agreement between Bank One and
                          Display Arts, Inc. dated August 30, 1997..................

       10.27**          Plain Language Equipment Lease between Dolphin Capital
                          Corporation and Display Arts Inc. dated January 15,
                          1999......................................................

       10.28**          Promissory Note between Display Arts, Inc. and First
                          American National Bank dated May 20, 1999.................

       10.29**          Promissory Note executed by ColorSmart, Inc. dated
                          November 30, 1997.........................................

       10.30**          Promissory Note executed by ColorSmart, Inc. dated
                          November 30, 1998.........................................

       10.31**          Commercial Guaranty between Donovan McNamee and First
                          American National Bank dated May 20, 1999.................

       10.32**          Commercial Guaranty between Pamela McNamee and First
                          American National Bank dated May 20, 1999.................

       10.33**          Commercial Security Agreement between Display Arts Inc. and
                          First American National Bank dated May 20, 1999...........

       10.34**          Agreement to Provide Insurance between Display Arts Inc. and
                          First American National Bank dated May 20, 1999...........

       10.35**          Business Line Plus Agreement between Display Arts and First
                          American National Bank dated August 15, 1996..............

       10.36**          U.S. Small Business Administration Note between First
                          American National Bank and Display Arts Inc. dated
                          August 15, 1996...........................................

       10.37**          Security Agreement between Display Arts Inc. and First
                          American National Bank dated August 15, 1996..............

       10.38**          Security Agreement between Display Arts Inc. and First
                          American National Bank dated August 15, 1996..............

       10.39**          Employment Agreement between ColorSmart.com Inc. and
                          Donovan J. McNamee Jr. dated June 23, 1999................

       10.40**          Lease Agreement between Michele Ferrera, Trustee of the
                          Michele Ferrera Trust Dated April 4, 1972 as amended et al and Robert L. McDowell dated November 18, 1994............

       10.41**          Catalog Business Lease Agreement between Apple Commercial
                          Credit and Robert McDowell................................

       10.42**          Lease Agreement between Ikon Capital and Magnum Digital
                          Services dated November 12, 1997..........................

       10.43**          Lease Agreement between Ikon Capital and Magnum Digital
                          Services dated August 27, 1997............................

       10.44**          Equipment Lease Agreement between 1199 Mac, Inc. d/b/a
                          Magnum Digital Services and GBC/Protech for a GBC/Protech
                          dated November 19, 1997...................................

                                                                                      SEQUENTIALLY
       EXHIBIT                                                                          NUMBERED
       NUMBER                                   DESCRIPTION                               PAGE
---------------------                           -----------                           -------------
       10.45**          Master Lease Agreement between 3M Financing Services and
                          1199 Mac, Inc. d/b/a Electronic Computer Imaging dated
                          October 10, 1996..........................................

       10.46**          Exclusive Distributor Agreement between Display Arts, Inc.
                          and Nimlok Company dated July 8, 1998.....................

       10.47**          Letter Agreement between Display Arts, Inc. and Xerox
                          Colorgrafx Systems dated July 31, 1998....................

       10.48            Letter Agreement Dated March 29, 2000 Extending The
                          Stonehouse Graphics (Pty), Ltd. Acquisition Agreement.....

       10.49            Letter Agreement Dated March 28, 2000 Extending The Top Copy
                          CC Ltd. Acquisition Agreement.............................

       10.50            Letter Agreement Dated March 29, 2000 Extending The Virtual
                          Colour Group CC Acquisition Agreements....................

       10.51            Letter Agreement Dated April 5, 2000 Extending The Magnum
                          Digital Services, Inc. Acquisition Agreement..............

       10.52            Letter Agreement Dated March 30, 2000 Extending The ATW
                          Advertising That Works Acquisition Agreement..............

       10.53            Letter Agreement Dated February 29, 2000 Extending The
                          Display Arts, Inc. Acquisition Agreement..................

       10.54            10% Promissory Note by ColorSmart.com, Inc. dated October
                          26, 1999..................................................

       10.55            10% Promissory Note by ColorSmart.com, Inc. dated December
                          28, 1999..................................................

       10.56            10% Promissory Note by ColorSmart.com, Inc. dated February
                          29, 2000..................................................

       23.1             Consent of Daszkal, Bolton & Manela dated February 21,
                          2000......................................................

       23.2**           Consent of Lee R. Watson dated December 3, 1999.............

       23.3             Consent of PricewaterhouseCoopers dated February 22, 2000...

       23.4             Consent of H.J. Hugo & Associates dated February 22, 2000...

       23.5             Consent of Snyders & Company dated February 22, 2000........

       23.6*            Consent of Gregory Bartko, Esq. (included in opinion filed as Exhibit 5.0)...........................................

       23.7*            Consent of Lynch, Rowin, Novack, Burnbaum & Crystal, P.C.
                          (included in opinion filed as Exhibit 5.1)................

       24.0**           Power of Attorney (included in Part II of the Registration
                          Statement under the caption "Signatures").................

       27.0             Financial Data Schedule.....................................


------------------------

*   To be filed by amendment.

**  Previously File